                                                                  Exhibit 4.4(t)



                              AMENDED AND RESTATED
                      DEBTOR-IN-POSSESSION LOAN AGREEMENT


                         Dated as of September 27, 1995

                                     among

                           FORSTMANN & COMPANY, INC.,

                           The Lenders Named Herein,

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                            as Agent for the Lenders

                               TABLE OF CONTENTS
                               -----------------



ARTICLE 1    DEFINITIONS AND ACCOUNTING TERMS                           2

  1.1  Defined Terms                                                    2
  1.2  Use of Defined Terms                                            31
  1.3  Accounting Terms                                                31
  1.4  Rounding                                                        31
  1.5  Exhibits and Schedules                                          31
  1.6  Miscellaneous Terms                                             31


ARTICLE 2    AMOUNT AND TERMS OF CREDIT                                32

  2.1  Advances                                                        32
  2.2  Letters of Credit                                               33
  2.3  Special Advances by Lenders                                     36
  2.4  Agent's Right to Assume Funds Available                         36
  2.5  Accounting                                                      37
  2.6  Single Loan                                                     37
  2.7  Priority Nature of Obligations                                  37
  2.8  Carve Out                                                       37


ARTICLE 3    PRINCIPAL PAYMENTS; INTEREST; FEES                        38

  3.1  Principal Payments                                              38
  3.2  Termination of Commitment                                       38
  3.3  Mandatory Prepayments                                           39
  3.4  Interest                                                        39
  3.5  Fixed Rate Elections                                            40
  3.6  Facility Fees                                                   41
  3.7  Commitment Fees                                                 41
  3.8  Letter of Credit Fees                                           41
  3.9  Agent's Fees                                                    42
 3.10  Increased Commitment or Funding Costs                           42
 3.11  LIBOR Costs                                                     42
 3.12  Special LIBOR Circumstances                                     43
 3.13  Funding Losses                                                  44
 3.14  Default Rate                                                    45
 3.15  Payment and Computation of Interest                             45
 3.16  Non-Business Days                                               45
 3.17  Payment Free of Taxes                                           45
 3.18  Funding Sources                                                 46
 3.19  Failure to Charge Not Subsequent Waiver                         46
 3.20  Savings Clause                                                  47
 3.21  Pro Rata Treatment                                              47
 3.22  Manner and Treatment of Payments                                48
 3.23  Agent's Right to Assume Payments Will Be Made                   48
 3.24  Survivability                                                   48

ARTICLE 4    REPRESENTATIONS AND WARRANTIES                            48

  4.1  Existence and Qualification; Power;
       Compliance With Laws                                            48
  4.2  Authority; Compliance With Other Agreements
       and Instruments                                                 49
  4.3  Requirements of Law; Performance of
       Contractual Obligations                                         50
  4.4  No Governmental Approvals Required                              50
  4.5  Subsidiaries                                                    50
  4.6  Financial Statements                                            50
  4.7  Title to and Location of Property                               51
  4.8  Intangible Assets                                               51
  4.9  Governmental Regulation                                         51
 4.10  Litigation; Judgments                                           51
 4.11  Binding Obligations                                             52
 4.12  No Default                                                      52
 4.13  ERISA                                                           52
 4.14  Regulations G and U                                             53
 4.15  Disclosure                                                      53
 4.16  Tax Liability                                                   54
 4.17  Security Interests                                              54
 4.18  Employee Matters                                                54
 4.19  Subordination of Subordinated Indebtedness                      54
 4.20  Real Property                                                   55
 4.21  Environmental Matters                                           55
 4.22  Ownership of Capital Stock                                      56


ARTICLE 5    AFFIRMATIVE COVENANTS (OTHER THAN
             INFORMATION AND REPORTING REQUIREMENTS)                   57

  5.1  Use of Proceeds                                                 57
  5.2  Payment of Taxes and Other Potential Liens                      57
  5.3  Preservation of Existence                                       57
  5.4  Maintenance of Properties                                       58
  5.5  Maintenance of Insurance                                        58
  5.6  Compliance with Laws                                            58
  5.7  Inspection Rights                                               58
  5.8  Audit Rights                                                    59
  5.9  Keeping of Records and Books of Account                         59
 5.10  Compliance With Agreements                                      59
 5.11  Environmental Laws                                              59
 5.12  Additional Real Property Collateral                             61
 5.13  Collections                                                     61


ARTICLE 6    NEGATIVE COVENANTS                                        62

  6.1  Disposition of Property; Application
       of Proceeds                                                     62
  6.2  Restrictions on Fundamental Changes                             63

  6.3  Restricted Payments                                             63
  6.4  Subordinated Indebtedness; CIT Facility                         63
  6.5  ERISA                                                           63
  6.6  Change in Nature or Conduct of Business                         64
  6.7  Liens                                                           64
  6.8  Indebtedness                                                    65
  6.9  Transactions with Affiliates                                    66
 6.10  Sales and Leasebacks                                            66
 6.11  Margin Regulations                                              66
 6.12  Investments                                                     66
 6.13  Amendment of Charter or By-Laws                                 67
 6.14  Capital Stock                                                   67
 6.15  Fiscal Year                                                     67
 6.16  Cash Management System                                          67
 6.17  Cancellation of Indebtedness                                    68
 6.18  Commingling                                                     68
 6.19  Capital Expenditures                                            68
 6.20  Operating Leases                                                68
 6.21  EBITDA                                                          68
 6.22  Restated Indenture                                              68
 6.23  Payment of Prepetition Indebtedness;
       Adequate Protection                                             69
 6.24  Return of Goods                                                 69


ARTICLE 7    INFORMATION AND REPORTING REQUIREMENTS                    70

  7.1  Financial Information and Reports                               70
  7.2  Collateral Information and Reports                              72
  7.3  Operating Leases; Capital Leases, Etc                           73
  7.4  Other Specific Information and Reports                          74
  7.5  Other Information and Reports (Generally)                       77


ARTICLE 8    CONDITIONS PRECEDENT TO EFFECTIVE DATE;
             EFFECT OF RESTATEMENT; EXTENSIONS OF
             CREDIT ON AND AFTER EFFECTIVE DATE                        77

  8.1  Conditions Precedent to Effective Date                          77
  8.2  Confirmation of Effectiveness                                   79
  8.3  Effect of Restatement                                           79
  8.4  Conditions Precedent to Extensions of Credit
on and After Effective Date                                            80


ARTICLE 9    EVENTS OF DEFAULT AND REMEDIES UPON
             EVENTS OF DEFAULT                                         81

  9.1  Events of Default                                               81
  9.2  Remedies Upon Event of Default                                  84

ARTICLE 10   THE AGENT                                                 85

 10.1  Appointment and Authorization;
       No Fiduciary Responsibility                                     85
 10.2  Agent and Affiliates                                            86
 10.3  Lenders' Credit Decisions                                       86
 10.4  Action by Agent                                                 86
 10.5  Liability of Agent                                              87
 10.6  Indemnification                                                 88
 10.7  Successor Agent                                                 89
 10.8  Proportionate Interest of the Lenders
       in any Collateral                                               89


ARTICLE 11   MISCELLANEOUS                                             90

 11.1  Cumulative Remedies; No Waiver                                  90
 11.2  Amendments; Consents                                            90
 11.3  Costs, Expenses and Taxes                                       91
 11.4  Nature of Lender's Obligations                                  92
 11.5  Survival of Representations and Warranties                      92
 11.6  Notices                                                         92
 11.7  Execution in Counterparts                                       94
 11.8  Binding Effect; Assignment                                      94
 11.9  Trustees; Bankruptcy Court Proceedings                          96
11.10  Sharing of Setoffs                                              97
11.11  Indemnity by Borrower                                           98
11.12  Nonliability of Lenders                                         99
11.13  Confidential Information                                       100
11.14  No Third Parties Benefited                                     100
11.15  Right of Setoff - Deposit Accounts                             101
11.16  Further Assurances                                             101
11.17  Integration                                                    101
11.18  Governing Law                                                  102
11.19  Severability of Provisions                                     102
11.20  Headings                                                       102
11.21  Conflict in Loan Documents                                     102
11.22  Choice of Forum                                                102
11.23  Consequential Damages; Waiver of
       Trial by Jury                                                  104
11.24  Purported Oral Amendments                                      104
11.25  Intercreditor Agreement                                        104
11.26  Estoppel                                                       105

 Exhibits
 --------

A     -    First Amendment to Blocked Account Agreement
B     -    Borrowing Base Certificate
C     -    Compliance Certificate
D     -    Loan Assignment
E     -    Opinion of Debevoise & Plimpton
F     -    Request for Advance
G     -    Request for Fixed Rate Election
H     -    Request for Letter of Credit
I     -    Revolving Credit Note


 Schedules
 ---------

1.1   -    CIT Collateral
4.7   -    Locations of Property
4.8   -    Patents and Trademarks
4.10  -    Litigation
4.13  -    Pension Plans
4.20  -    Real Property
4.21  -    Environmental Matters
4.22  -    Ownership of Capital Stock
5.5   -    Minimum Insurance Requirements
6.7   -    Existing Liens
6.8   -    Existing Capital Leases, etc.
6.12  -    Investments
6.16  -    Bank Accounts

                              AMENDED AND RESTATED
                      DEBTOR-IN-POSSESSION LOAN AGREEMENT
                      -----------------------------------


                         Dated as of September 27, 1995


     THIS AMENDED AND RESTATED DEBTOR-IN-POSSESSION LOAN AGREEMENT ("Agreement")
                                                                     ---------
is entered into as of the date set forth above, but effective only as of the Effective Date (as hereinafter defined), by and among FORSTMANN & COMPANY, INC., a Georgia corporation having its principal place of business and chief executive office at 1155 Avenue of the Americas, New York, New York 10036, as Debtor-in-Possession under Chapter 11 of the United States Bankruptcy Code ("Borrower"), the lenders named herein (individually, a "Lender" and
----------                                               ------
collectively the "Lenders") and GENERAL ELECTRIC CAPITAL CORPORATION, a New York
                  -------
corporation having an office at 201 High Ridge Road, Stamford, Connecticut 06927-5100 ("GE Capital"), as agent for itself and the other Lenders hereunder
             ----------
(GE Capital, in such capacity, the "Agent").
                                    -----


                                    RECITALS
                                    --------


     A. The Lenders, the Agent and Borrower are party to a Loan Agreement, dated as of October 30, 1992, as amended (the "Original Loan Agreement"),
                                               -----------------------
pursuant to which the Lenders agreed to extend credit and other financial accommodations to Borrower subject to the terms and conditions therein contained.

     B.     On September 22, 1995 (the "Petition Date"), Borrower commenced
                                        -------------
Chapter 11 Case No.95 B 44190 (JLG) (the "Chapter 11 Case") by filing a
                                          ---------------
voluntary petition for relief pursuant to the provisions of Chapter 11 of the United States Bankruptcy Code, Title 11 U.S.C. (S) 101 et seq. (as the same may
                                                       ------
be amended from time to time, the "Bankruptcy Code") with the United States
                                   ---------------
Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").
                                                             ----------------

     C. Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, Borrower has retained possession of its assets and is autho rized as a debtor-in-possession to continue the operation and man agement of its business.

     D. Borrower has requested that the Lenders continue to extend credit and other financial accommodations to Borrower for a limited period of time during the pendency of the Chapter 11 Case on substantially the same terms and conditions as set forth in the Original Loan Agreement, with such modifications as are set forth herein, in order to provide an uninterrupted flow of funds to permit Borrower to purchase inventory, to meet ordinary and necessary expenses of operation, to preserve the value of Borrower and to permit Borrower time within which to seek replacement debtor-in-possession financing, all so as to enhance Borrower's prospects for an effective reorganization.

     E. The Lenders have indicated their willingness to extend such credit and other financial accommodations to Borrower for such purposes and on such basis, subject, however, to all those terms and conditions set forth herein amending and restating the existing terms and conditions of the Original Loan Agreement and subject to the fulfillment of all of the conditions precedent set forth herein to the Lenders' obligation to make the initial and each subsequent extension of credit and financial accommodation pursuant to this Agreement.

     F. Borrower, the Lenders and the Agent have executed this Agreement in order to evidence and memorialize the foregoing, and Borrower has applied to the Bankruptcy Court, pursuant to Sections 364(c)(1), (c)(2), (c)(3) and (d)(1) of the Bankruptcy Code, to obtain credit and incur debt, under and as provided in this Agreement.

     G. The parties desire to amend and restate the Original Loan Agreement in its entirety in order to set forth in a single agreement all of the provisions of the Original Loan Agreement, as heretofore amended and as further amended by the amendments to the Original Loan Agreement contained herein, and for convenience of reference.


                                   AGREEMENT
                                   ---------

     In consideration of the mutual covenants and agreements herein contained, the parties hereto amend and restate the Original Loan Agreement and covenant and agree as follows, effective as of the Effective Date:


                  ARTICLE 1   DEFINITIONS AND ACCOUNTING TERMS
                              --------------------------------

     1.1    Defined Terms.  As used in this Agreement, the following terms shall
            -------------
have the meanings set forth respectively after each:

     "Account Debtor" means any Person who is or who may become obligated to
      --------------
Borrower under, with respect to, or on account of, an Account.

     "Accounts" means all rights to payment for Inventory sold or for services
      --------
rendered arising in the ordinary course of Borrower's business.

     "Advance" means an advance made to Borrower by Lenders before the Petition
      -------
Date or an advance to be made to Borrower by the Lenders on or after the Effective Date, as the context may require, each according to that Lender's Pro Rata Share of the Commitment, pursuant to Section 2.1.
            -----------

     "Affiliate" means, with respect to any Person, (a) each Person that,
      ---------
directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the Capital Stock having ordinary voting power in the election of directors of such Person,
(b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person and (c) each of such Person's officers, directors, joint venturers and partners. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means GE Capital, in its capacity as agent for itself and any other
      -----
Lenders hereunder, and any successor agent appointed pursuant to Section 10.7.
                                                                 ------------

     "Agent's Deposit Account" means the Agent's deposit account number 50-232-
      -----------------------
854 maintained at Bankers Trust Company, New York, New York, ABA #0210-0103-3, or such other deposit account maintained at such bank or at such other bank as shall be designated by the Agent from time to time.

     "Agreement" means this Amended and Restated Debtor-in-Possession Loan
      ---------
Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

     "Asset Sale Provision" means Section 4.13 of the Restated Indenture (as in
      --------------------
effect on March 30, 1994) or any successor provision which is the same in substance as such Section 4.13.

     "Bankruptcy Code" has the meaning set forth in the preamble to this
      ---------------
Agreement.

     "Bankruptcy Court" has the meaning set forth in the preamble to this
      ----------------
Agreement.

     "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure
      ----------------
promulgated by the Supreme Court of the United States pursuant to Section 2075 of Title 28, United States Code, as the same may be amended from time to time.

     "Bill and Hold Accounts" means Accounts of Borrower for Inventory that has
      ----------------------
been sold and invoiced to an Account Debtor, as to which the Account Debtor has accepted the subject Inventory and title to such Inventory has passed to such Account Debtor, but such Account Debtor has not yet paid the invoice and has directed Borrower to hold shipment of such Inventory pending delivery in-structions from such Account Debtor.

     "Blocked Account Agreement" means the Lockbox and Lockbox Account Agreement
      -------------------------
dated November 13, 1992 among Borrower, the Agent and Citibank, N.A., as amended by an amendment in substantially the form of Exhibit A hereto.
                                             ---------

     "Borrower" means Forstmann & Company, Inc., a Georgia corporation, having
      --------
its principal place of business and chief execu tive office at the address set forth in the introductory paragraph to this Agreement, as debtor and debtor-in-possession in the Chapter 11 Case.

     "Borrower's Deposit Account" means a deposit account to be maintained by
      --------------------------
Borrower with a bank selected by Borrower and rea sonably acceptable to the Agent and any substitution therefor identified to the Agent by a Senior Officer of Borrower.

     "Borrowing Base" means, as of any date of determination, an amount
      --------------
determined by the Agent to be equal to the sum of (a) up to 85% of Eligible Accounts (other than Eligible Bill and Hold Accounts), plus (b) the lesser of
                                                       ----         ------
$10,000,000 or the sum of (i) up to 85% of Eligible Bill and Hold Accounts which are not more than thirty (30) days past invoice date, (ii) up to 75% of Eligible Bill and Hold Accounts which are more than thirty (30) days, but not more than sixty (60) days, past invoice date, (iii) up to 60% of Eligible Bill and Hold Accounts which are more than sixty (60) days, but not more than ninety (90) days, past invoice date and (iv) up to 45% of Eligible Bill and Hold Accounts which are more than ninety (90) days, but not more than one hundred eighty (180) days, past invoice date, plus (c) up to 60% of Eligible Inventory, plus (d) the
                         ----                                      ----
lesser of $3,500,000 or the difference between 65% and 60% of Eligible
------
Inventory.

     Borrower acknowledges that (i) the advance rates provided for in the preceding paragraph have been agreed to by Lenders and the Agent to reflect the Agent's determination of the loan value of Borrower's Eligible Accounts and Eligible Inventory as of the date of this Agreement, based upon such considerations as were known to the Agent as of such date, (ii) the Agent may, at any time or times hereafter, in the exercise of its sole credit judgment, decrease the advance rates against Eligible Accounts and Eligible Inventory, or provide for sublimits or varying advance rates as among the various categories of Eligible Accounts and Eligible Inventory, (iii) each such decrease, sublimit or variation shall become effective immediately upon the Agent's giving of notice thereof to Borrower, and (iv) immediately upon the Agent's giving of any notice as provided in the preceding subclause (iii), the provisions of the preceding paragraph shall be deemed to be amended in accordance therewith.

     The Borrowing Base shall be determined by the Agent with ref-
erence to the most recent Borrowing Base Certificate, adjusted on a daily basis since the most recent Borrowing Base Certificate to reflect Collections remitted to the Agent pursuant to Section 3.1 and applied to the outstanding principal
                         -----------
amount of the Revolving Credit Loan and the daily reports furnished to the Agent pursuant to Section 7.2(a); provided that if on any date of determination, a
            --------------  --------
Borrowing Base Certificate has not been delivered as of the most recent due date therefor, the Borrowing Base shall mean such amount as may be determined by the Agent in the exercise of its reasonable judgment.

     The Agent shall have the right to establish reserves against the Borrowing Base as to such matters, events, conditions or contingencies as to which the Agent, in its sole credit judgment, determines reserves should be established hereunder, including, without limitation, reserves with respect to (a) taxes, charges and assessments of any Governmental Agency and Liens, (b) sums as to which the Agent is permitted to make Advances on Borrower's behalf under Section
                                                                         -------
2.4, (c) anticipated costs of repair, replacement or restoration of damaged or
---
destroyed Property in accordance with the provisions of Section 6 of the Security Agreement and Section 7 of the Mortgage, (d) expenses incurred by Borrower in connection with the transactions contemplated to occur on the Effective Date which have not been paid by Borrower on or before such date, (e) potential liabilities for responding to Environmental Claims, potential costs of Remedial Actions and potential decreases in the value of the Collateral, in each case occurring as a result of Release of Contaminants or violations of Environmental Laws at or with respect to Borrower's Real Property, (f) anticipated costs of liquidation of Collateral upon the exercise of the Agent's rights and remedies under the Security Agreement and the Mortgage, (g) the Carve Out Amount as of the date of determination, and (h) such other matters, events, conditions or contingencies as to which the Agent determines that reserves should be established hereunder.

     "Borrowing Base Certificate" means a Borrowing Base Certificate in the
      --------------------------
form of Exhibit B, properly completed and executed by a Responsible Official of
        ---------
Borrower.

     "Business Day" means any day that is not a Saturday, a Sunday, a day on
      ------------
which banks are required or authorized to be closed in the State of New York or a day on which the Agent is closed for business.

     "Capital Expenditures" means, with respect to any period, any expenditure
      --------------------
for fixed or capital assets, including MIS Expenditures and expenditures for maintenance and repairs during such period, which are required to be capitalized on the balance sheet of Borrower in accordance with GAAP, but excluding payments made by Borrower during such period under Capital Leases or Operating Leases.

     "Capital Lease" means, at the time any determination thereof is to be made,
      -------------
any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Lease Obligation" means, at the time any determination thereof is
      ------------------------
to be made, the amount of the liability in respect of a Capital Lease which would at such time be so required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capital Stock" means any and all shares, interests, participations or
      -------------
other equivalents (however designated) of corporate stock or partnership interests.

     "Carve Out" has the meaning set forth in Section 2.8.
      ---------                               -----------

     "Carve Out Amount" has the meaning set forth in Section 2.8.
      ----------------                               -----------

     "Cash" means all monetary items (including currency, coin and bank demand
      ----
deposits) that are treated as cash under GAAP.

     "Cash Collateral Account" has the meaning set forth in Section 2.2(i).
      -----------------------                               --------------

     "Cash Equivalents" means (a) marketable direct obligations issued or
      ----------------
unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof,
(b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any pub lic instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then from such other nationally recognized rating services acceptable to Agent) and not listed in Credit Watch published by Standard & Poor's Corporation, (c) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investors Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services acceptable to Agent), and (d) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof issued by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than $250,000,000.

     "Change of Control" means (a) the sale, in one or a series of related
      -----------------
transactions, of all or substantially all of Borrower's assets as an entirety to any Person or related group of Persons; (b) the merger or consolidation of Borrower with or into another corporation or entity or the consolidation or merger of any other corporation or entity with or into Borrower, (c) the sale or other disposition of any of the Capital Stock of Borrower owned by Odyssey except sales or other dispositions which do not, in the aggregate, result in Odyssey owning less than twenty-five percent (25%) of the total voting power of Borrower's Capital Stock entitled to vote in the election of directors of Borrower, (d) any other occurrence (other than the issuance by Borrower of its Capital Stock in a public offering) which results in Odyssey owning less than twenty-five percent (25%) of the total voting power of Borrower's Capital Stock entitled to vote in the election of directors, managers or trustees of Borrower, or (e) any sale, other disposition or acquisition of any Capital Stock of Borrower or any other occurrence which results in any Person (other than Odyssey) owning more than thirty percent (30%) of the total voting power of Borrower's Capital Stock entitled to vote in the election of directors of Borrower.

     "Chapter 11 Case" has the meaning set forth in the preamble to this
      ---------------
Agreement.

     "CIT" means The CIT Group/Equipment Financing, Inc.
      ---

     "CIT Collateral" means the capital assets described on Schedule 1.1
      --------------                                        ------------
(together with all warranties, service contracts and like arrangements relating thereto, all documents relating to the operation thereof, any chattel paper evidencing any lease of, and any and all rents or profits or other amounts from time to time paid or payable in connection with, any such capital assets (but solely to the extent relating thereto) and all proceeds therefrom, all as more particularly described on Schedule 1.1) and other capital assets acquired by
                          -------------
Borrower and financed or refinanced with the proceeds of the CIT Facility, in which Borrower has granted CIT a security interest to secure the payment of the obligations under the CIT Facility.

     "CIT Facility" means the facility provided by CIT in an amount of up to
      ------------
approximately $10,755,648 pursuant to the CIT Loan Agreement to finance and refinance Capital Expenditures.

     "CIT Loan Agreement" means the Loan and Security Agreement, dated as of
      ------------------
December 27, 1991, between Borrower and CIT, as the same may have been amended or modified prior to the date of this

Agreement and as the same may be amended subsequent to the date of this Agreement as permitted pursuant to Section 6.4.
                                   -----------

     "Closing Date" means November 13, 1992, the day on which the transactions
      ------------
contemplated by the Original Loan Agreement were consummated.

     "Code" means the Internal Revenue Code of 1986, as amended or replaced and
      ----
as in effect from time to time, and any regulations promulgated pursuant thereto and rulings issued thereunder.

     "Collateral" means, collectively, all of the present and future right,
      ----------
title and interest of Borrower in and to its Property subjected to the Liens, or intended to be subjected to the Liens, created by the Collateral Documents, which Collateral shall include, but is not limited to, Borrower's accounts, inventory, equipment, instruments, patents, patent licenses, trademarks, trademark licenses, other intellectual property, contract rights, documents, general intangibles, Real Property and other Property, and proceeds of any of the foregoing, except to the extent that specific items or portions of any of the foregoing are expressly excluded under any of the Collateral Documents.

     "Collateral Documents" means, collectively, the Security Agreement, the
      --------------------
Mortgage, the Trademark Security Agreement, the Patent Security Agreement, the Blocked Account Agreement and any other pledge agreement, security agreement, assignment, deed of trust, mortgage, deed to secure debt or similar instrument executed by Borrower in favor of the Agent for the benefit of the Lenders to secure the Obligations.

     "Collection Account" means a deposit account maintained in the Agent's name
      ------------------
at Citibank, N.A. or such other bank or banks as the Agent shall select for the collection of proceeds of Accounts and Inventory of Borrower and of other Lenders' Primary Collateral.

     "Collections" means the collected balance from time to time of all proceeds
      -----------
of Accounts and Inventory deposited to the Collection Account pursuant to the terms and conditions of the Blocked Account Agreement.

     "Commitment" means Eighty-Five Million Dollars ($85,000,000), unless and
      ----------
until reduced to zero pursuant to Section 3.2.
                                  -----------

     "Commitment Letter" means the commitment letter dated as of September 15,
      -----------------
1995 between Forstmann & Company, Inc. and GE Capital.

     "Commitment Termination Date" means the earliest of (a) the Maturity Date,
      ---------------------------
(b) the date of termination of the Lenders' Commitment by Borrower pursuant to

Section 3.2, (c) the date of termination of the Lenders' Commitment by the
-----------
Agent pursuant to Section
                  -------

9.2, (d) the effective date of a plan of reorganization of Borrower confirms
----
in the Chapter 11 Case pursuant to Section 1129 of the Bankruptcy Code, and (e) the occurrence of a Change of Control.

     "Compliance Certificate" means a compliance certificate in the form of
      ----------------------
Exhibit C, properly completed and executed by a Senior Officer of Borrower.
---------

     "Contaminant" means those substances, materials, and items, in any form,
      -----------
whether solid, liquid, gaseous, semisolid or any combination thereof, whether waste materials, raw materials, chemicals, finished products, by products or any other material or ar ticle, which are regulated by or form the basis of liability under federal, state or local environmental, health and safety statutes or regulations including, without limitation, hazardous wastes, hazardous substances, pollutants, contaminants, asbestos, polychlorinated biphenyls ("PCBs"), petroleum (including, but not limited to, crude oil,
            ----
petroleum-derived substances, waste or breakdown or decomposition products thereof or any fraction thereof) and radioactive substances.

     "Contractual Obligation" means, as to any Person, any obligation under any
      ----------------------
outstanding Securities issued by that Person or any agreement, indenture, loan agreement, credit agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

     "Debtor Relief Laws" means the Bankruptcy Code and all other applicable
      ------------------
dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any event that, with the giving of notice or passage of
      -------
time, or both, would be an Event of Default.

     "Default Rate" means, at any time, two percent (2%) per annum over the
      ------------
applicable interest rates otherwise in effect hereunder with respect to the Loans.

     "Dollars" or "$" means United States of America dollars.
      -------      -

     "EBITDA" means, with respect to any period, Borrower's Net Income for such
      ------
period, plus (x) and minus (y) (without duplication), where (x) equals the sum
        ----         -----
of (i) Borrower's depreciation and amortization for such period, (ii) Interest Expense for such period, (iii) any provision for taxes based on income or profits that was deducted in computing Net Income for such period, (iv) losses from sales of Property during such period, (v) negative LIFO adjustments with respect to such period, (vi) extraordinary losses during such period, (vii) non-cash losses recognized in connection with the establishment of inventory market reserves which arise from the identification of obsolete inventories when Borrower implements its fiscal year 1996 business plan, as well as subsequent changes in inventory market reserves which result in additional losses being recognized in the determination of Borrower's Net Income, (viii) non-cash losses recognized in connection with the writeoff of property plant, machinery and equipment rendered obsolete when Borrower implements its fiscal year 1996 business plan, (ix) non-cash losses recognized in connection with the writeoff of deferred software development costs and (x) administrative claims under the Bankruptcy Code that are included in the determination of Borrower's Net Income, and (y) equals the sum of (i) positive LIFO adjustments with respect to such period, (ii) gains from sales of Property during such period, (iii) extraordinary gains during such period, and
(iv) changes in inventory market reserves which result in gains being recognized in Borrower's Net Income, all as determined in accordance with GAAP.

     "Effective Date" means the Business Day on which all of the conditions set
      --------------
forth in Section 8.1 shall have been satisfied and this Agreement shall become
         -----------
effective.

     "Eligible Accounts" means the aggregate book value of Accounts, including,
      -----------------
without limitation, Bill and Hold Accounts, which the Agent, in the reasonable exercise of its credit judgment, shall deem eligible, provided that no Account shall be deemed eligible if:

     (a) the Account is an Account in which the Agent does not have a perfected first priority Lien for the benefit of Lenders, or as to which Borrower does not have clear title, free and clear of all adverse claims of any kind;

     (b) the Account is billed on dating terms, other than Accounts billed on dating terms during the period from January 1 to June 30 in each calendar year which are due and payable on Septem ber 1 of such year, or otherwise on other than standard terms of payment (i.e., net sixty (60) days);
                                ----

     (c) (i) with respect to any Account billed on standard terms of payment, such Account has remained unpaid for a period exceeding one hundred twenty (120) days after the date of the invoice issued with respect to such Account (i.e., more than sixty (60) days past the due date thereof), (ii) with
         ----
respect to any Account billed on dating terms of payment (other than any Bill and Hold Account), such Account has remained unpaid more than two hundred forty-five (245) days after the date of the invoice issued with respect to such Account or more than thirty (30) days after the due date thereof, whichever is earlier or (iii) with respect to any Bill and Hold Account billed on dating terms of payment such Account has remained unpaid more than one hundred eighty
(180) days after the date of the invoice issued with respect to such Account or more than thirty (30) days after the due date thereof, whichever is earlier;

     (d) fifty percent (50%) or more of the outstanding Accounts from the Account Debtor which constituted Eligible Accounts at the time they arose are not deemed Eligible Accounts hereunder;

     (e) the Account Debtor is a supplier or creditor of Borrower, in which event such Account will be deemed ineligible to the extent of any sums owed by Borrower to the Account Debtor, or the Account is otherwise subject to any right of set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such right of set-off;

     (f) the Account is an account of the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing; provided,
                                                                   --------
however, that an account of the United States government or any agency or
-------
instrumentality thereof which is otherwise an Eligible Account will not be deemed ineli gible pursuant to this clause (f) if Borrower has complied with all requirements of the Federal Assignment of Claims Act (31 U.S.C. (S) 3727) relative to the assignment of such Account to the Agent;

     (g) the Account Debtor is the subject of a proceeding under any Debtor Relief Law;

     (h) the Account is subject to any claim or dispute by the Account Debtor (in which event such Account shall be deemed ineligible to the extent of the amount of the claim or dispute) or any material part of the subject goods has been returned, rejected, lost or damaged;

     (i) the Account is not evidenced by an invoice or other writing in form acceptable to the Agent in the reasonable exercise of its credit judgment;

     (j) the Account or Accounts, individually or when aggregated with all other then outstanding Accounts of the same Account Debtor, exceed fifteen percent (15%) in face value of all Accounts of Borrower then outstanding, in which event such Account or Accounts will be deemed ineligible to the extent of such excess;

     (k) the Account is denominated in other than United States dollars or is payable outside the United States, or the sale rep resented by such Account is to an Account Debtor outside the United States unless the sale is on letter of credit or acceptance terms reasonably acceptable to the Agent and the Agent has received an assignment of Borrower's rights under such letter of credit or acceptance or has been irrevocably designated the payee of such letter of credit or acceptance or the sale is insured by the Foreign Credit Insurance Association in form and amount reasonably satisfactory to the Agent and the proceeds of such insurance have been assigned to the Agent pursuant to an assignment in form and substance satisfactory to the Agent;

     (1) with respect to such Account, any warranty or representation contained in this Agreement or any of the other Loan Documents or applicable either to Accounts in general or to any such specific Account has been breached;

     (m) the Account Debtor is an Affiliate or employee of Borrower;

     (n) except for sales represented by Bill and Hold Accounts, the sale represented by such Account is on a bill and hold, undelivered sale, guaranteed sale, sale or return, consignment, or sale on approval basis;

     (o) the Agent believes, in the reasonable exercise of its credit judgment, that the collection of such Account is insecure or that such Account may not be paid;

     (p) the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent and Liens in favor of the Trustee that are subject to the Intercreditor Agreement;

     (q) the Account is evidenced by chattel paper or other instrument;

     (r) the Account or Accounts exceed any credit limit established by the Agent for the Account Debtor based on the Agent's customary credit considerations, in which case such Account or Accounts will be deemed ineligible to the extent of such excess;

     (s) the Inventory giving rise to such Account has not been shipped and delivered to the Account Debtor (except in the case of Inventory sold pursuant to Bill and Hold Accounts) and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor; or

     (t) Borrower, in order to be entitled to collect the Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor (other than delivery in the case of Bill and Hold Accounts); or

     (u) the Account Debtor is located in any state imposing the condition on the right of a creditor to collect accounts receivable that such creditor has either qualified to do business in such state or filed a Business Activities Report or other appropriate report with the taxing or other designated authorities of such state for the then current year, unless Borrower has complied with such conditions on or prior to the date when such compliance is required under applicable state law.

The Agent shall have the right, based on the Agent's customary credit considerations, to establish reserves with respect to specific categories of ineligibility, in lieu of determining specific Accounts to be ineligible in accordance with the foregoing categories, and to establish reserves against eligibility to reflect reserves carried on Borrower's books and to reconcile accounting entries. In addition, the total amount of Borrower's Accounts which are ineligible pursuant to clause (c) above will be adjusted by adding thereto credit balances which are over sixty (60) days old.

     "Eligible Bill and Hold Accounts" means Eligible Accounts consisting of
      -------------------------------
Bill and Hold Accounts.

     "Eligible Inventory" means the lower of FIFO cost or market value of
      ------------------
Inventory which the Agent, in the reasonable exercise of its credit judgment, shall deem eligible, provided that no Inventory shall be deemed eligible if:

     (a) the Inventory consists of Inventory in which the Agent does not have a perfected first priority Lien, for the benefit of Lenders, or as to which Borrower does not have clear title, free and clear of all adverse claims of any kind, other than Liens in favor of the Trustee that are subject to the Intercreditor Agreement;

     (b) the Inventory is not (i) located at one of the places of business of Borrower listed on Schedule 4.7 which is either owned or leased by Borrower and
                   ------------
which is located in a jurisdiction where all necessary UCC filings have been made to perfect the security interest of the Agent under the Security Agreement;
(ii) located at such other place or places of business which is reported to the Agent on a schedule of inventory locations furnished to the Agent pursuant to
Section 7.2(d)(viii) of this Agreement, which the Agent determines, in the
--------------------
reasonable exercise of its credit judgment, is an acceptable location for Eligible Inventory (and so notifies Borrower in writing) and which is located in a jurisdiction where all necessary UCC filings have been made to perfect the security interests of the Agent under the Security Agreement; or (iii) in transit from one such place of business to another;

     (c) the Inventory does not consist of raw materials, finished goods inventory or work in process Inventory consisting solely of griege goods and yarn in storage (but no other work in process Inventory shall be deemed eligible);

     (d) the Inventory consists of auxiliary manufacturing material, supplies, packaging, advertising or promotional materials or tolling Inventory (i.e.,
                                                                      ----
Inventory to be processed or finished at third-party processing or finishing locations);

     (e) the Inventory is located at any third-party finishing or processing location or public warehouse or is otherwise in the possession of a bailee;

     (f) the Inventory is located at any leased location of Borrower as to which the Agent has not received a landlord's lien waiver, and to the extent that the Agent shall reasonably so re quire, a consent to the collateral assignment to the Agent of the subject lease, in each case in form and substance satisfactory to the Agent;

     (g) the Inventory is slow moving or obsolete or is otherwise not currently saleable in the ordinary course of the business of Borrower;

     (h) the Inventory is under consignment to or from any Person or under any bill and hold or like arrangement;

     (i) the Inventory is not of good and merchantable quality, free from defects which would affect the market value thereof;

     (j) the Inventory does not meet all standards imposed by any Governmental Agency, or department or division thereof, having regulatory authority over such Inventory; or

     (k) with respect to such Inventory, any warranty or representation contained in this Agreement or any of the other Loan Documents applicable either to Inventory in general or to such specific Inventory has been breached; provided, however, that (i) the gross amount of Inventory consisting of raw
--------  -------
materials that will be considered for inclusion as Eligible Inventory shall not exceed $12,500,000 at any time from November 1, 1995 through October 31, 1996,
(ii) the gross amount of Inventory consisting of work in process that will be considered for inclusion as Eligible Inventory shall not exceed $49,600,000 at any time during November 1995, $49,500,000 at any time during December 1995, $54,800,000 at any time during January 1996, $54,800,000 at any time during February 1996, $57,500,000 at any time during March 1996, $56,700,000 at any time during April 1996, $54,300,000 at any time during May 1996, $47,200,000 at any time during June 1996, $41,400,000 at any time during July 1996, $39,800,000 at any time during August 1996, $36,700,000 at any time during September 1996, or $39,000,000 at any time during October 1996, (iii) the gross amount of Inventory consisting of finished goods (exclusive of seconds and samples) that will be considered for inclusion as Eligible Inventory shall not exceed $20,100,000 at any time during November 1995, $22,000,000 at any time during December 1995, $19,800,000 at any time during January 1996, $21,700,000 at any time during February 1996, $15,200,000 at any time during March 1996, $15,300,000 at any time during April 1996, $12,400,000 at any time during May 1996,

$11,800,000 at any time during June 1996, $13,700,000 at any time during July 1996, $12,900,000 at any time during August 1996, $14,900,000 at any time during September 1996, or $13,400,000 at any time during October 1996, and (iv) the gross amount of Inventory consisting of seconds and samples that will be considered for inclusion as Eligible Inventory shall not exceed $3,000,000 at any time from the Effective Date through the Commitment Termination Date.

     The Agent shall have the right, based on the Agent's customary credit considerations, to establish reserves with respect to specific categories of ineligibility, in lieu of determining specific items of Inventory to be ineligible in accordance with the foregoing categories, and to establish reserves against eligibility to reflect reserves carried on Borrower's books (including, without limitation, reserves for "beginning profit in inventory") and to reconcile accounting entries.

     "Environmental Claim" shall mean any notice of violation (including,
      -------------------
without limitation, any notice of expenditures necessary to come into compliance with or maintain compliance with, any Environmental Law or Environmental Permit), claim (whether based on strict liability or otherwise), demand, abatement or other order or direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), toxic tort, tangible or intangible property damage, damage to the environment, trespass, damage to natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release or a threatened Release (including, without limitation, sudden or non-sudden, accidental or non-accidental Releases), of, or exposure to, any Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including, without limitation, the air, soil, subsurface strata, drinking water supply, groundwater or any surface water or any sediments associated with any water body), and in, by, from, or related to any of the Real Property, (b) the environmental aspects of the transportation, storage, treatment, disposal, generation, recycling, reclamation, use or other handling of any Contaminants or other materials in connection with the operation of the any of the Real Property or the conduct of Borrower's business or (c) the violation, or alleged violation, of any applicable statutes, common law, ordinances, decrees, agreements, orders, rules, regulations, Environmental Permits, licenses, registrations or approvals of or from any governmental authority, agency or court relating to environmental matters connected with the any of the Real Property.

     "Environmental Laws" shall mean all applicable federal, state, local or
      ------------------
foreign laws relating to the environment, natural resources, safety, health or the regulation of Contaminants, including, without limitation, the
Comprehensive Environmental Re-
sponse, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"),
                                                            -- ---     ------
the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the
                                                              -- ---
Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"),
                                                           -- ---     ----
the Clean Water Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C.
                                        -- ---
(S) 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. (S)
         -- ---
2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C.
     -- ---
(S) 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42
        -- ---
U.S.C. (S) 11001 et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 201 and
                 -- ---
(S) 300 et seq.), The Rivers and Harbors Act (33 U.S.C. (S) 401 et seq.), The
        -- ---                                                  -- ---
Oil Pollution Act (33 U.S.C. (S) 2701 et seq.) and the Occupational Safety and
                                      -- ---
Health Act (29 U.S.C. (S) 651 et seq.), as such laws have been and may be
                              -- ---
amended or supplemented from time to time, and any analogous future federal, state, local or foreign laws and all rules and regulations promulgated pursuant to any of such federal, state, local or foreign laws.

     "Environmental Lien" means a Lien in favor of any Governmental Agency for
      ------------------
(a) liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Agency in response to, a Release or threatened Release of a Contaminant.

     "Environmental Permit" means any permit, approval, authorization,
      --------------------
registration, license, variance or permission required from a Governmental Agency having jurisdiction under an applicable Environmental Law.

     "Equipment" means all of Borrower's present and future machinery,
      ---------
equipment and fixtures.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, and any applicable regulations promulgated pursuant thereto.

     "ERISA Affiliate" means, with respect to any Person, any other Person (or
      ---------------
any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414(b) and (c) of the Code.

     "Event of Default" has the meaning set forth in Section 9.1.
      ----------------                               -----------

     "Facility Usage" means, as of any date of determination, the sum of (a) the
      --------------
principal amount of the Revolving Credit Loan then outstanding (including Advances constituting Prepetition Obligations and Advances constituting Postpetition Obligations), plus (b) the aggregate amount of all Letter of Credit
                           ----
Obligations then outstanding (including Prepetition Letter of Credit Obligations and Postpetition Letter of Credit Obligations).

     "Final Borrowing Order" means the order of the Bankruptcy Court entered in
      ---------------------
the Chapter 11 Case after a final hearing under

Bankruptcy Rule 4001(c)(2), satisfactory in form and substance to the Lenders, and from which no appeal has been timely filed, or if timely filed, no stay of such order pending appeal shall have been granted, together with all extensions, modifications and amendments thereto consented to in writing by the Lenders, (a) authorizing Borrower to obtain credit and incur indebtedness under this Agreement and the other Loan Documents, (b) granting and establishing the priority and perfection of Liens under this Agreement and the other Loan Documents, (c) approving the form of, and the rights, remedies and obligations contained in, this Agreement and the other Loan Documents, (d) providing for the administrative expense priority of the Lenders' claims hereunder constituting Postpetition Obligations, (e) finding that notice of and opportunity for a hearing on the proceedings relating to the entry of the Final Borrowing Order were adequate and appropriate under the circumstances, (f) finding that extensions of credit pursuant to this Agreement made by the Lenders shall constitute extensions of credit made in good faith under Section 364(e) of the Bankruptcy Code, and (g) providing that the stay under Section 362 of the Bankruptcy Code shall be automatically lifted, modified or otherwise vacated
(i) immediately for perfection and implementation of all Liens under this Agreement and the other Loan Documents and (ii) upon not less than five Business Days' notice to Borrower, the Office of the United States Trustee and counsel to the Official Committee (or, in the absence of any such Official Committee, to Borrower's 20 largest unsecured creditors as set forth in the list filed pursuant to Bankruptcy Rule 1007(d)), for enforcement of all Liens granted under this Agreement and the other Loan Documents, all without need for further order or authorization of the Court, all as set forth in such Order.

     "Financial Covenants" means the covenants contained in Sections 6.19
      -------------------                                   -------------
through 6.21 of this Agreement.
        ----

     "Fiscal Quarter" means each of the four fiscal quarters of Borrower ending
      --------------
on the Sunday closest to January 31, April 30, July 31 and October 31, respectively, of each Fiscal Year.

     "Fiscal Year" means the annual accounting period of Borrower ending on the
      -----------
Sunday closest to October 31 in each calendar year.

     "Fixed Rate Election" has the meaning set forth in Section 3.5.
      -------------------                               ------------

     "Fixed Rate Loan" means the Revolving Credit Loan at any time during which
      ---------------
the Revolving Credit Loan is to bear interest at the Fixed Rate pursuant to

Section 3.5.
-----------

     "Fixed Rate" means, the LIBOR Rate plus three percent (3%) per annum.
      ----------                        ----

     "Floating Rate Loan" means the Revolving Credit Loan at any
      ------------------
time during which the Revolving Credit Loan is to bear interest at the Floating Rate pursuant to Section 3.4.
                 -----------

     "Floating Rate" means the Index Rate plus one and one-half percent (1.5%)
      -------------                       ----
per annum.

     "GAAP" means, as of any date of determination, accounting principles
      ----
referenced as "generally accepted" in then currently effective Statements of the Auditing Standards Board of the American Institute of Certified Public Accountants, or if such Statements are not then in effect, accounting principles that are then approved by a significant segment of the accounting profession in the United States of America, applied on a basis consistent in all material respects with those accounting principles applied at prior dates or for prior periods.

     "GE Capital" has the meaning set forth in the introductory paragraph of
      ----------
this Agreement.

     "Governmental Agency" means (a) any international, foreign, federal, state,
      -------------------
county or municipal government, or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency or entity that is vested by a governmental agency with applicable jurisdiction over a Person, or (e) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has given its general consent.

     "Guaranty" means any Contractual Obligation, contingent or otherwise, of
      --------
any Person with respect to any Indebtedness, obligation or liability of another, if the primary purpose or intent thereof by the Person incurring the Contractual Obligation is to provide assurance to the obligee of such Indebtedness, obligation or liability of another Person that such Indebtedness, obligation or liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders thereof will be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase or repurchase such Indebtedness, obligation or liability or any security therefor or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

     "Hedging Obligations" means the obligations of Borrower under any interest
      -------------------
rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which Borrower is or becomes a party or beneficiary.

     "Indebtedness" means, as applied to any Person at any time, (a) all
      ------------
indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any Capital Stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases or (vi) which are Guaranties; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien (other than a Permitted Encumbrance described in clause (c), (d), (e) or (f) of Section 6.7) on any property of such Person,
                                  -----------
whether or not such in debtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock subject (upon the occurrence of any contingency or otherwise) to mandatory redemption; and (e) all contingent Contractual Obligations with respect to any of the foregoing.

     "Index Rate" means the greater of (a) the average of the prime, base or
      ----------
equivalent rate of interest announced or published from time to time hereafter by Morgan Guaranty Trust Company of New York, Citibank, N.A., Chemical Bank and The Chase Manhattan Bank (National Association), or the successor by merger or consolidation to any of such banks (with the understanding that such rates may merely serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and that such rates are not necessarily the lowest or best rates at which such banks calculate interest or extend credit), and (b) the most recent published annual yield on ninety-day commercial paper (or the average of such yields if more than one is published) sold through dealers by major corporations in multiples of $1,000, as quoted either in the Federal Reserve Rate Report which customarily appears in The Wall Street Journal
                                                         -----------------------
(Eastern Edition) under "Money Rates" or, in the event such report shall not so appear, in such other nationally recognized publication as the Agent may, from time to time, specify to Borrower. The Index Rate shall be determined by the Agent as of the last Business Day of each month, and the Index Rate on that date shall be the Index Rate used in calculating the Floating Rate which is payable for the next succeeding calendar month.

     "Intercreditor Agreement" means the Amended and Restated Intercreditor
      -----------------------
Agreement, dated as of March 30, 1994, between the

Agent and the Trustee, amending and restating the Intercreditor Agreement, dated as of April 5, 1993, between the Agent and the Trustee, as such Amended and Restated Intercreditor Agreement may be amended, modified or supplemented hereafter.

     "Interest Expense" means, with respect to any period, the amount which, in
      ----------------
conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on Borrower's income statement for such period, including all fees owed in respect of letters of credit and net costs under Hedging Obligations, but excluding amortization of deferred financing costs and debt discounts, all as determined in accordance with GAAP.

     "Interest Period" means a period of 1, 2 or 3 whole calendar months, as
      ---------------
designated by Borrower in a Request for Fixed Rate Election; provided that no
                                                             --------
Interest Period shall extend beyond the earlier of the Maturity Date or any date fixed for termination of the Lenders' Commitment pursuant to Section 3.2.
                                                             -----------

     "Interim Borrowing Order" means an order of the Bankruptcy Court entered in
      -----------------------
the Chapter 11 Case after an interim hearing under Bankruptcy Rule 4001(c)(2), satisfactory in form and substance to the Lenders, and from which no appeal has been timely filed, or if an appeal has been filed, no stay of such order pending appeal shall have been granted, together with all extensions, modifications and amendments thereto consented to in writing by the Lend ers, (a) authorizing, on an interim basis, Borrower to execute and to perform under the terms of this Agreement and the other Loan Documents, (b) granting and establishing the priority and perfection of Liens under this Agreement and the other Loan Documents, (c) approving the form of, and the rights, remedies and obligations contained in, this Agreement and the other Loan Documents, (d) providing for the administrative expense priority of the Lenders' claims hereunder constituting Postpetition Obligations, (e) finding that notice of and opportunity for a hearing on the proceedings relating to entry of the Interim Borrowing Order were adequate and appropriate under the circumstances, (f) finding that extensions of credit made by the Lenders pursuant to this Agreement shall constitute extensions of credit made in good faith under Section 364(e) of the Bankruptcy Code, and (g) providing that the stay under Section 362 of the Bankruptcy Code shall be automatically lifted, modified or otherwise vacated (i) immediately for perfection and implementation of all Liens under this Agreement and the other Loan Documents and (ii) upon not less than three Business Days' notice to Borrower, the Office of the United States Trustee and counsel to the Official Committee (or, in the absence of any such Official Committee, to Borrower's 20 largest unsecured creditors as set forth in the list filed pursuant to Bankruptcy Rule 1007(d)), for enforcement of all Liens granted under this Agreement and the other Loan Documents, all without need for further order or authorization of the Court, all as set forth in such Order.

     "Inventory" means goods held by Borrower for sale or raw materials, work
      ---------
in process or materials used or consumed in Borrower's business.

     "Investment" means, when used in connection with any Person, any investment
      ----------
by that Person, whether by means of a purchase or other acquisition of Capital Stock or other Securities of any other Person or by means of a loan, advance, capital contribution, Guaranty, or other debt or equity participation or interest in any other Person, including any partnership or joint venture interest in any other Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the market value or book value of such Investment.

     "Laws" means, when used in connection with any Person, collectively, all
      ----
international, foreign, federal, state and local statutes, treaties, rules, regulations, standards, guidelines, ordinances, codes, orders and judgments (or any official interpre tation of any of the foregoing) issued by any Governmental Agency applicable to that Person and, in the case of Borrower, shall include, without limitation, Environmental Laws, labor laws, ERISA and tax laws.

     "Leasehold Real Property" means all leasehold interests in real property
      -----------------------
held by Borrower, as lessee, wherever located, together with all rights of the lessee under the related lease, a listing of which as of the date of this Agreement is set forth in Schedule 4.21.
                          -------------

     "Lender" means any of the lenders signatory to this Agreement, their
      ------
successors and, upon the effective date after recordation with the Agent pursuant to Section 11.8 of a Loan Assignment executed by a Lender Assignee,
            ------------
such Lender Assignee.

     "Lender Assignee" means any institutional investor, bank, financial
      ---------------
institution or commercial lender that has executed and recorded with the Agent a Loan Assignment pursuant to Section 11.8(d).
                            ---------------

     "Lenders' Primary Collateral" has the meaning assigned to it in the
      ---------------------------
Intercreditor Agreement, as in effect on March 30, 1994.

     "Lenders' Commitment" means the collective commitment of the Lenders, prior
      -------------------
to the Commitment Termination Date, to make Advances and incur Letter of Credit Obligations pursuant to Article 2 hereof, not to exceed as to all of the Lenders
                        ---------
the amount of the Commitment or as to any Lender its Pro Rata Share of the amount of the Commitment.

     "Letter of Credit" means any documentary or standby letter of credit issued
      ----------------
at the request and for the account of Borrower for
which the Lenders have incurred Letter of Credit Obligations pursuant to
Section 2.2.
-----------

     "Letter of Credit Agreement" means such form of reimbursement agreement as
      --------------------------
shall be mutually satisfactory to the Letter of Credit Issuer and the Agent.

     "Letter of Credit Guaranty" means a guaranty issued by GE Capital on behalf
      -------------------------
of the Lenders guaranteeing the reimbursement obligations of Borrower to the Letter of Credit Issuer under any Letters of Credit arranged for by the Agent under the Original Loan Agreement or this Agreement.

     "Letter of Credit Issuer" means, as of the Effective Date, ABN AMRO Bank,
      -----------------------
N.V. and, from time to time thereafter, such other bank or other legally authorized Person as shall be selected by the Agent in its sole discretion to issue Letters of Credit.

     "Letter of Credit Obligations" means all outstanding obligations incurred
      ----------------------------
by Lenders at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance or guarantee, by any Lender or any other Person, of Letters of Credit, including, without limitation, the obligations of GE Capital under the Letter of Credit Guaranty and the obligations of the Lenders pursuant to Section 2.2(c). The amount of
                                               --------------
such Letter of Credit Obligations shall equal the maximum amount which may be payable by Lenders thereupon or pursuant thereto.

     "LIBOR Base Rate" means, for any Interest Period, the rate per annum equal
      ---------------
to the offered rate for deposits in Dollars for the applicable Interest Period which appears on Telerate Page 3750 as of 11:00 a.m. (London, England time) two
(2) LIBOR Business Days prior to the beginning of such Interest Period.

     "LIBOR Business Day" means a Business Day on which banks may accept
      ------------------
deposits of Dollars in the London interbank market.

     "LIBOR Rate" means, for any Interest Period, that rate per annum determined
      ----------
solely by the Agent pursuant to the following formula (with each component expressed as a decimal and rounded upward to the nearest 1/100 of 1%):

                                LIBOR Base Rate
                         -----------------------------
                         1.00-LIBOR Reserve Percentage

     "LIBOR Reserve Percentage" means, with respect to any Interest Period, the
      ------------------------
maximum percentage then applicable under Regulation D or other applicable Laws to determine reserve requirements of member banks in the Federal Reserve System with respect to "eurocurrency liabilities," irrespective of whether any Lender is at the time a member bank of the Federal Reserve System or otherwise subject to such requirements. The determination by the Agent of the LIBOR Reserve Percentage shall be conclusive in the absence of manifest error.

     "Lien" means any mortgage, deed of trust, deed to secure debt, pledge,
      ----
hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law, by statute, by contract, or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable Law of any jurisdiction with respect to any Property.

     "Loan Assignment" means a Loan Assignment executed by a Lender and an
      ---------------
assignee of such Lender substantially in the form of Exhibit D and recorded with
                                                     ---------
the Agent pursuant to Section 11.8.
                      ------------

     "Loan Documents" means, collectively, this Agreement, the Revolving Credit
      --------------
Notes, the Collateral Documents and any other agreements of any type or nature heretofore or hereafter executed and delivered by Borrower or any of its Affiliates in favor of the Agent or Lenders in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

     "Majority Lenders" means, as of any date of determination, Lenders holding
      ----------------
Revolving Credit Notes evidencing at least 67% of the aggregate Indebtedness evidenced by the Revolving Credit Notes, or, if no such Indebtedness is outstanding, at least 67% of the Commitment.

     "Material Adverse Effect" means any set of circumstances or events which,
      -----------------------
alone or in conjunction with other circumstances or events occurring concurrently therewith (a) has or is reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document, (b) is or is reasonably expected to be material and adverse to the condition (financial or otherwise), business operations, results of operations or prospects of Borrower or the industry in which Borrower operates, (c) materially impairs or is reasonably expected to materially impair the ability of Borrower to perform the Obligations, (d) materially impairs or is reasonably expected to materially impair the ability of the Lenders to enforce their legal remedies pursuant to the Loan Documents or (e) has or is reasonably expected to have any material adverse effect whatsoever on the Collateral, the Liens of the Agent on the Collateral or the priority of such Liens.

     "Maturity Date" means October 31, 1996.
      -------------

     "MIS Expenditures" means all deferred and Cash expenditures made by
      ----------------
Borrower in connection with the acquisition and development of computer software for Borrower's management information systems which are capitalized as intangible assets on Borrower's balance sheet.

     "Monthly Payment Date" means the last day of each calendar month after the
      --------------------
Effective Date, through and including the Commitment Termination Date.

     "Monthly Report" has the meaning assigned to it in Section 7.2(d).
      --------------                                    --------------

     "Mortgage" means, collectively, the deeds to secure debt covering the
      --------
Owned Real Property executed by Borrower on the Closing Date, either as originally executed or as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted.

     "Multiemployer Plan" means any employee benefit plan of the type described
      ------------------
in Section 4001(a)(3) of ERISA.

     "Net Income" means, with respect to any period, the net income (or loss)
      ----------
after taxes of Borrower, as determined in accordance with GAAP.

     "Net Worth" means, as of the last day of any Fiscal Quarter, Borrower's
      ---------
shareholders' equity (deficiency), as determined in accordance with GAAP.

     "1993 Securities" means Borrower's Senior Secured Floating Rate Notes due
      ---------------
October 30, 1997, in the aggregate original principal amount of Twenty Million Dollars ($20,000,000), issued pursuant to the Securities Indenture (as amended and restated pursuant to the Restated Indenture), as such notes may be amended, modified, supplemented, extended, renewed, refinanced, refunded or replaced.

     "1994 Securities" means Borrower's Senior Secured Floating Rate Notes due
      ---------------
October 30, 1997, in the aggregate original principal amount of Ten Million Dollars ($10,000,000), issued pursuant to the Restated Indenture, as such notes may be amended, modified, supplemented, extended, renewed, refinanced, refunded or replaced.

     "Noteholders' Primary Collateral" has the meaning assigned to it in the
      -------------------------------
Intercreditor Agreement, as in effect on March 30, 1994.

     "Notes Security Documents" means the "Security Documents", as that term is
      ------------------------
defined in the Restated Indenture, exclusive, however, of the Intercreditor Agreement.

     "Obligations" means all present and future obligations of every kind or
      -----------
nature of Borrower at any time and from time to time owed to the Agent or the Lenders or any one or more of them under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or non-contingent, including obligations of performance as well as obligations of payment, including Prepetition Obligations and Postpetition Obligations and including, to the extent permitted by applicable Debtor Relief Laws, interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower.

     "Odyssey" means Odyssey Partners, L.P., a Delaware limited partnership.
      -------

     "Officer's Certificate" means, when used with reference to any Person, a
      ---------------------
certificate signed by a Senior Officer of such Person.

     "Official Committee" means the official committee of unsecured creditors in
      ------------------
the Chapter 11 Case.

     "Opinion of Counsel" means the favorable written legal opinion of Debevoise
      ------------------
& Plimpton, special counsel to Borrower, substantially in the form of Exhibit E,
                                                                      ---------
together with copies of all factual certificates and legal opinions upon which such counsel has relied.

     "Original Loan Agreement" has the meaning set forth in the recitals to this
      -----------------------
Agreement.

     "Owned Real Property" means all real property owned by Borrower wherever
      -------------------
located, together with all improvements thereon and appurtenances thereto, a listing of which as of the date of this Agreement is set forth in Schedule 4.21.
                                                                  -------------

     "Patent Security Agreement" means the collateral assignment or assignments
      -------------------------
covering all patents owned by Borrower or in which Borrower has rights as a licensee, executed by Borrower on the Closing Date, either as originally executed or as the same from time to time may be supplemented, modified, amended or extended.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
thereto established under ERISA.

     "Pension Plan" means any "employee pension benefit plan" that is subject to
      ------------
Title IV of ERISA and which is maintained for employees of Borrower or any of its ERISA Affiliates.

     "Permitted Encumbrances" has the meaning assigned to it in Section 6.7.
      ----------------------                                    -----------

     "Person" means any entity, whether an individual, trustee, corporation,
      ------
general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, tribe, firm, joint venture, Governmental Agency, or otherwise.

     "Petition Date" has the meaning set forth in the preamble to this
      -------------
Agreement.

     "Postpetition Letter of Credit" means any Letter of Credit issued after the
      -----------------------------
Petition Date.

     "Postpetition Letter of Credit Obligations" means and includes all Letter
      -----------------------------------------
of Credit Obligations in respect of Postpetition Letters of Credit.

     "Postpetition Obligations" means and includes all liabilities and
      ------------------------
obligations of Borrower as a result of Advances made under the Lenders' Commitment after the Petition Date, including, without limitation, principal and accrued and unpaid interest.

     "Prepetition Letter of Credit Obligations" means and includes all Letter of
      ----------------------------------------
Credit Obligations in respect of Letters of Credit issued on or prior to the Petition Date.

     "Prepetition Obligations" means and includes all liabilities and
      -----------------------
obligations of Borrower as a result of Advances made on or prior to the Petition Date under the Lenders' Commitment established under the Original Loan Agreement, including, without limitation, principal and accrued and unpaid interest thereon (regardless of whether such interest accrued prior to, on, or after the Petition Date).

     "Professionals' Carve Out Amount" has the meaning set forth in Section 2.8.
      -------------------------------                               -----------

     "Property" means any interest in any kind of property or asset, whether
      --------
real, personal or mixed, tangible or intangible.

     "Pro Rata Share" means, with respect to each Lender, the percentage set
      --------------
forth opposite the name of that Lender on the signature pages hereof.

     "Quarterly Report" has the meaning assigned to it in Section 7.2(e).
      ----------------                                    --------------

     "Real Property" means, collectively, the Owned Real Property and the
      -------------
Leasehold Real Property, in each case whether now or hereafter owned or leased by Borrower.

     "Regulation D," "Regulation G" and "Regulation U" mean, respectively,
      ------------    ------------       ------------
Regulations D, G and U of the Board of Governors of the Federal Reserve System as from time to time in effect and all official rulings and interpretations thereunder or thereof.

     "Release" shall mean any release, spill, emission, leaking, pumping,
      -------
emptying, dumping, injection, abandonment, deposit, disposal, discharge, dispersal, leaching or migration of Contaminants (including, but not limited to, the abandonment or discarding of Contaminants in barrels, drums or other containers) into the indoor or outdoor environment or into or out of any Real Property, including the movement of Contaminants, into, under, on, through or in the air, soil, subsurface strata, surface water, groundwater, drinking water supply, any sediments associated with any water bodies or any other environmental medium.

     "Remedial Action" shall mean all actions required to (a) clean up, remove,
      ---------------
treat, dispose of or in any other way address Contaminants in the indoor or outdoor environment; (b) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) respond to or otherwise mitigate Releases, or (d) perform pre-remedial studies and investigations and post-remedial monitoring and care in respect of actions contemplated in the preceding clauses (a), (b) and (c).

     "Request for Advance" means a request for an Advance substantially in the
      -------------------
form of Exhibit F, signed by a Responsible Official of Borrower and properly
        ---------
completed to provide all information required to be included therein.

     "Request for Fixed Rate Election" means a request for conversion of the
      -------------------------------
Revolving Credit Loan from a Floating Rate Loan to a Fixed Rate Loan, or for a renewal of the Revolving Credit Loan as a Fixed Rate Loan for a subsequent Interest Period, or that an Advance described in Section 3.5(b)(i)(C) constitute
                                                 --------------------
a Fixed Rate Loan, substantially in the form of Exhibit G, signed by a Respon-
                                                ---------
sible Official of Borrower and properly completed to provide all information required to be included therein.

     "Request for Letter of Credit" means a request for a Letter of Credit
      ----------------------------
substantially in the form of Exhibit H, signed by a Responsible Official of
                             ---------
Borrower and properly completed to provide all information required to be included therein.

     "Requirement of Law" means, with respect to an Person, (a) the articles or
      ------------------
certificate of incorporation and bylaws or other organizational or governing documents of such Person, (b) any Law applicable to such Person including, without limitation, any Environmental Law, and (c) any judgment, award, decree, writ or determination of a Governmental Agency, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Responsible Official" means any corporate officer of Borrower or any other
      --------------------
responsible official of Borrower duly acting on behalf of Borrower. Any document or certificate hereunder that is signed or executed by a Responsible Official of Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of Borrower, and the Agent and Lenders shall be entitled to rely in good faith on the authorization to act of any such Person reasonably believed by the Agent or any Lender to be a Responsible Official of Borrower.

     "Restated Indenture" means the Amended and Restated Indenture, dated as of
      ------------------
March 30, 1994, executed between Borrower and the Trustee in amendment and restatement of the Indenture, as such Amended and Restated Indenture may be amended, modified, supple mented, extended, renewed, refunded or refinanced (and any renewals, refunding and replacements of any thereof).

     "Restated Indenture Notes" means, collectively, the 1993 Securities and
      ------------------------
the 1994 Securities.

     "Restricted Payment" means (a) any dividend or other distribution, direct
      ------------------
or indirect, on account of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower now or hereafter outstanding, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, the Subordinated Indebtedness, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other Securities of Borrower now or hereafter outstanding, (e) any Investment by Borrower in the holder of five percent (5%) or more of any Capital Stock or other Securities of Borrower if a purpose of such Investment is to avoid characterization of the transaction as a Restricted Payment, and (f) any other payment by Borrower in respect of its Capital Stock or other Securities which would be characterized as a distribution under applicable Laws with respect to such Security.

     "Revolving Credit Loan" means the outstanding principal amount of the
      ---------------------
Advances from time to time (including Advances constituting Prepetition Obligations and Advances constituting Postpetition Obligations).

     "Revolving Credit Note" means the promissory note in the amount of the
      ---------------------
Commitment issued by Borrower to GE Capital on the Closing Date and any other promissory notes, substantially in the form of Exhibit I, from time to time
                                               ---------
issued by Borrower in favor of a Lender evidencing such Lender's Pro Rata Share of all Advances made to Borrower, pursuant to such Lender's Pro Rata Share of the

Commitment.

     "Right of Others" means, as to any Property in which a Person has an
      ---------------
interest, (a) any legal or equitable right, title or other interest (other than a Lien) held by any other Person in or with respect to that Property, and (b) any option or right held by any other Person to acquire any right, title or other interest in or with respect to that Property, including any option or right to acquire a Lien.

     "SEC" means the Securities and Exchange Commission and any successor
      ---
Governmental Agency.

     "Securities" means any Capital Stock, shares, voting trust certificates,
      ----------
bonds, debentures, notes or other evidences of Indebtedness, limited partnership interests, or any warrant, option or other right to purchase or acquire any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended, and the rules and regulations of the SEC thereunder.

     "Securities Indenture" means the Indenture, dated as of April 5, 1993,
      --------------------
between Borrower and the Trustee, as the same may be amended, modified, supplemented, extended, renewed, refunded or refinanced (and any renewals, refundings and replacements of any thereof).

     "Security Agreement" means the security agreement covering the Property of
      ------------------
Borrower specified therein, executed by Borrower on the Closing Date, either as originally executed or as the same from time to time may be supplemented, modified, amended, renewed, extended or supplanted.

     "Senior Officer" means the (a) chief executive officer, (b) chief operating
      --------------
officer, (c) chief financial officer or (d) chief administrative officer, in each case whatever the title nomenclature may be, of the Person designated.

     "Senior Preferred Stock" means Borrower's 5% senior (Pay-in-Kind) Preferred
      ----------------------
Stock, par value $1.00.

     "Senior Subordinated Note Indenture" means the Amended and Restated
      ----------------------------------
Indenture dated as of November 19, 1990, as amended by the First Supplemental Indenture thereto dated as of November 29, 1990 and the Second Supplemental Indenture thereto dated as of March 4, 1992, amending and restating that certain Indenture dated as of April 27, 1989 between Borrower and First Trust National Association, as trustee, pursuant to which the Senior Subordinated

Notes were issued and are governed.

     "Senior Subordinated Notes" means, collectively, the 14-3/4% Senior
      -------------------------
Subordinated Notes due April 15, 1999 and the Split Coupon Redeemable Amended Senior Subordinated Notes due April 15, 1999 of Borrower issued pursuant to the Senior Subordinated Note Indenture.

     "Special Inventory L/C Credit" means an amount equal to fifty percent (50%)
      ----------------------------
of the aggregate Letter of Credit Obligations in respect of Letters of Credit that (i) are documentary letters of credit, (ii) are issued to support Borrower's payment obligations to a supplier of raw materials Inventory, (iii) are issued in respect of Inventory which has not yet been received by Borrower but which has been or will be consigned for shipment to Borrower and is or will be in transit directly to Borrower, and not to any finisher or other bailee of Borrower, and will otherwise be Eligible Inventory immediately upon receipt by Borrower, (iv) may only be drawn against by the presentation of customary certificates of insurance, shipping documents showing that such Inventory is in transit to Borrower (if not already delivered to Borrower) and documents of title with respect to such Inventory, and (v) is otherwise acceptable to the Agent.

     "Subordinated Indebtedness" means the Indebtedness evidenced by or in
      -------------------------
respect of (a) the Senior Subordinated Notes, (b) any refinancing of the Senior Subordinated Notes with the prior written consent of the Majority Lenders on terms and conditions reasonably satisfactory to the Majority Lenders (but in no event less favorable to Borrower than the terms and conditions of the Senior Subordinated Notes unless the Majority Lenders shall otherwise consent in writing), which Indebtedness shall not exceed the principal amount then outstanding under the Senior Subordinated Notes and shall be subordinated in right of payment to the Obligations in a manner reasonably satisfactory to the Majority Lenders, and (c) any additional Indebtedness incurred by Borrower with the prior written consent of the Majority Lenders on terms and conditions reasonably satisfactory to the Majority Lenders (but in no event less favorable to Borrower than the terms and conditions of the Senior Subordinated Notes unless the Majority Lenders shall otherwise consent in writing) and subordinated in right of payment to the Obligations in a manner satisfactory to the Majority Lenders.

     "Subsidiary" means any Person of which at least a majority of Capital Stock
      ----------
having ordinary voting power for the election of directors or other governing body of said Person is owned by Borrower directly or through one or more Subsidiaries.

     "Termination Event" means (a) a "reportable event" as defined in Section
      -----------------
4043 of ERISA (other than a "reportable event" that is not subject to the provision for 30 day notice to the PBGC), (b) the withdrawal of Borrower or any of its ERISA Affiliates from a Pension Plan during any plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, if such with drawal results in liability pursuant to Section 4063 of the Code, (c) the filing of a notice of intent to terminate a Pension Plan or the treatment of an amendment to a Pension Plan as a termination thereof pursuant to Section 4041 of ERISA, (d) the institution of proceedings to terminate a Pension Plan by the PBGC or (e) any other event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan (other than a Multiemployer Plan).

     "Trademark Security Agreement" means the collateral assignment or
      ----------------------------
assignments covering all trademarks and trade names owned by Borrower or in which Borrower has rights as a licensee, executed by Borrower on the Closing Date, either as originally executed or as the same from time to time may be supplemented, modified, amended, extended or supplanted.

     "Trustee" means Shawmut Bank Connecticut, National Association, as Trustee
      -------
under the Restated Indenture, and any successor Trustee under the Restated Indenture.

     "UCC" means the Uniform Commercial Code of the jurisdiction with respect to
      ---
which such term is used, as in effect from time to time.

     1.2  Use of Defined Terms.  Any defined term used in the plural shall
          ---------------------
refer to all members of the relevant class, and any de fined term used in the singular shall refer to any one or more of the members of the relevant class.

     1.3    Accounting Terms.  All accounting terms not specifically defined in
            -----------------
this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement such that the defined terms set forth in Section 1.1 or that the Financial Covenants would then be calculated in a
   -----------
different manner or with different components or would render the same not meaningful criteria for evaluating Borrower's financial condition, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to con form the defined terms set forth in Section 1.1 (as used in Article 6 of
                                           -----------             ----------
this Agreement) and the Financial Covenants so that the criteria for evaluating the matters contemplated by Article 6 (including the Financial Covenants) are
                            ---------
substantially the same criteria as were effective prior to such change in GAAP, and (b) Borrower shall be deemed to be in compliance with the Financial Covenants during the 60 day period following any such change in GAAP if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

     1.4    Rounding.  All ratios required to be maintained by Borrower
            ---------
pursuant to the Financial Covenants shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in the Financial Covenants and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in the Financial Covenants.

     1.5    Exhibits and Schedules.  All Exhibits and Schedules to this
            -----------------------
Agreement, either as originally existing or as the same may from time to time be supplemented, modified, or amended, are incorporated herein by reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules to the extent that it is specifically cross-referenced in any other applicable Schedule, but not otherwise.

     1.6    Miscellaneous Terms.  The term "or" is disjunctive; the term "and"
            --------------------
is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.


                                   ARTICLE 2
                           AMOUNT AND TERMS OF CREDIT
                           --------------------------

     2.1    Advances.
            ---------

     (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Effective Date to (but not including) the Commitment Termination Date, each Lender agrees, severally and for itself alone, that it shall, pro rata according to that Lender's Pro Rata Share of the
               --- ----
Commitment, make Advances to Borrower in such amounts as Borrower may request; provided that, after giving effect to each such Advance, (i) the Facility Usage
--------
does not exceed the Commitment, and (ii) the Facility Usage minus the Special
                                                            -----
Inventory L/C Credit does not exceed the Borrowing Base. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under this

Section 2.1(a) without premium or penalty.
--------------

     (b) Subject to the next succeeding sentence, each Advance shall be made pursuant to a Request for Advance which shall specify the requested (i) date of such Advance and (ii) amount of such Advance, and shall be given by Borrower to the Agent no later than 11:30 a.m., Atlanta time, on the Business Day of the proposed Advance for so long as GE Capital is the only Lender hereunder, and no later than 2:00 p.m., Atlanta time, on the Business Day preceding the proposed Advance in the event that any other Lender has been made a party to this Agreement pursuant to Section 11.8. Unless the
                                                    ------------
Agent has, in its sole and absolute discretion, notified Borrower to the contrary, an Advance may also be made pursuant to a request therefor by telephone by a Responsible Official of Borrower, received by the Agent by the time required for a Request for Advance, in which case Borrower shall confirm such request by promptly mailing to the Agent a Request for Advance conforming to the preceding sentence and concurrently telecopying to the Agent a copy of such Request for Advance.

     (c) Promptly following receipt of a Request for Advance, the Agent shall notify each Lender by telephone or telecopier of the date of the Advance and such Lender's Pro Rata Share of the Advance. Not later than 11:00 a.m.,
Atlanta time, on the date specified for any Advance, each Lender shall make its Pro Rata Share of the Advance available to the Agent by wire transfer of immediately available funds to the Agent's Deposit Account. Upon fulfillment of the applicable conditions set forth in Article 8, each Advance shall be made by
                                       ---------
the Agent by wire transfer of immediately available funds to Borrower's Deposit Account, to the extent actually received from the Lenders. No Lender shall be responsible for the failure of any other Lender to make the Pro Rata Share of any Advance to be made by such other Lender.

     (d) Each Lender's Pro Rata Share of the Advances made to Borrower pursuant to Section 2.1(a) shall be evidenced by that Lender's Revolving Credit Note,
   --------------
subject to the provisions of Section 2.6.
                             ------------

     (e) A Request for Advance shall be irrevocable upon the Agent's first notification thereof.

     2.2    Letters of Credit.
            ------------------

     (a) Subject to the terms and conditions hereof, at any time and from time to time from the Effective Date to (but not including) the Commitment Termination Date, the Agent shall arrange for the issuance by the Letter of Credit Issuer of such Letters of Credit as Borrower may request by a Request for Letter of Credit; provided that, after giving effect to the Letter of Credit
                  --------
Obligations incurred by the Lenders as a result thereof, (i) the aggregate amount of all Postpetition Letter of Credit Obligations then outstanding (other than Postpetition Letter of Credit Obligations in respect of Postpetition Letters of Credit that are issued to replace Prepetition Letters of Credit in face amounts not to exceed the respective face amounts of the Prepetition Letters of Credit so replaced) does not exceed $10,000,000, (ii) the Facility Usage does not exceed the Commitment, and (iii) the Facility Usage minus the
                                                                   -----
Special Inventory L/C Credit does not exceed the Borrowing Base. No Letter of Credit shall be arranged for by the Agent hereunder except to the extent reasonably necessary in connection with transactions in the ordinary course of business of

Borrower.  The expiration date of any Letter of Credit shall not extend beyond the earlier of (i) one year from the date of issuance thereof, and
(ii) any date fixed for termination of the Commitment pursuant to Section 3.2.
                                                                  -----------

     (b) Each Request for Letter of Credit shall be submitted to the Agent at least three (3) Business Days prior to the date when required, accompanied by a Letter of Credit Agreement executed by a Responsible Official or, if the Letter of Credit Agreement is a master agreement covering multiple letter of credit applications, by an appropriate letter of credit application executed by a Re-sponsible Official. Upon issuance of a Letter of Credit by the Letter of Credit Issuer, the Agent shall notify the Lenders of the amount and terms thereof within a reasonable time thereafter.

     (c) Upon the incurrence of any Letter of Credit Obligation by GE Capital under the Letter of Credit Guaranty, each other Lender shall be deemed to have purchased from GE Capital a participation therein and in any rights of GE Capital under the related Letter of Credit Agreement, in an amount equal to that Lender's Pro Rata Share of the amount of the Letter of Credit Obligations so incurred. Without limiting the scope and nature of each Lender's participation in any Letter of Credit Obligations, to the extent that GE Capital has not been reimbursed by Borrower for any payment required to be made by GE Capital in respect of any Letter of Credit Obligations, each Lender shall, according to its Pro Rata Share, reimburse GE Capital promptly upon demand for the amount of such payment. The obligation of each Lender so to reimburse GE Capital shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default, the Commitment Termination Date or any other occurrence or event, nor be modified or diminished for any reason or in any manner whatsoever, including, without limitation, by virtue of any claim, action or defense that Borrower may have or assert against the Letter of Credit Issuer in respect of the payment of any draft or demand under any Letter of Credit or against GE Capital in respect of its reimbursement obligations hereunder. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse GE Capital for the amount of any payment made by GE Capital in respect of any Letter of Credit Obligations together with interest as hereinafter provided.

     (d) Borrower agrees to pay to GE Capital, within one (1) Business Day after demand therefor, a principal amount equal to any payment made by GE Capital in respect of any Letter of Credit Obligations, together with interest on such amount from the date of any payment made by GE Capital through the date of payment by Borrower at the Floating Rate or, if then in effect, at the Default Rate. The principal amount of any such payment made by Borrower to GE Capital shall be used to reimburse GE Capital for the payment made by it in respect of such Letter of Credit Obligation. Each Lender that has reimbursed GE Capital pursuant to Section 2.2(c)
            --------------
for its Pro-Rata Share of any payment made by GE Capital in respect of any Letter of Credit Obligation shall thereupon acquire a participation, to the extent of such reimbursement, in the claim of GE Capital against Borrower under this Section 2.2(d).
     --------------

     (e) If Borrower fails to make any payment required by Section 2.2(d), the
                                                           --------------
Agent may, without notice to or the consent of Borrower, notify each Lender that an Advance is to be made by Lenders under Section 2.1 in an aggregate amount
                                          -----------
equal to the amount paid by GE Capital in respect of its Letter of Credit Obli-gations in accordance with the procedures provided in Section 2.1(c) (or may
                                                      --------------
deem any reimbursement made by Lenders pursuant to Section 2.2(c) to constitute
                                                   --------------
the funding of such Advance) and, for this purpose, the conditions precedent set forth in Section 8.4 shall not apply. The proceeds of each such Advance shall
         -----------
be paid to GE Capital to reimburse it for the payment made by it in respect of such Letter of Credit Obligations, and each such Advance shall constitute Postpetition Obligations irrespective of whether the Letter of Credit Obligations so discharged are Postpetition Letter of Credit Obligations or Prepetition Letter of Credit Obligations.

     (f) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, and each such Letter of Credit, and all Letter of Credit Obligations in respect thereof, shall in each case remain subject to this Section 2.2.
                       ------------

     (g) The obligation of Borrower to pay to GE Capital the amount of any payment made by GE Capital in respect of any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, and Borrower's unconditional obligations to GE Capital hereunder shall not be modified or diminished for any reason or in any manner whatsoever, including, without limitation, by virtue of any claim, action or defense that Borrower may have or assert against the Letter of Credit Issuer in respect of the payment of any draft or demand under any Letter of Credit. Borrower hereby agrees that any action taken by GE Capital, if taken in good faith, under or in connection with a Letter of Credit or in respect of GE Capital's Letter of Credit Obligations, or the drafts or acceptances thereunder, shall be binding on Borrower and shall not impose any resulting liability on GE Capital, other than as a result of the gross negligence or wilful misconduct of GE Capital.

     (h) As between Borrower and the Letter of Credit Issuer, each Letter of Credit shall be issued pursuant to and shall be subject to the provisions of the respective Letter of Credit Agreement. As between Borrower and GE Capital, the provisions of this Agreement, to the extent in conflict with any provision of any Letter of Credit Agreement, shall control. Notwithstanding the foregoing, GE Capital shall be fully subrogated to all rights of the Letter of Credit Issuer under each Letter of Credit Agreement, upon discharging its Letter of Credit Obligations in respect of the Letter of Credit issued thereunder.

     (i) In the event that any Letter of Credit Obligation, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, then:

         (i) Borrower will pay to the Agent (A) Cash or Cash Equivalents in an amount equal to one hundred five percent (105%) of the then outstanding Letter of Credit Obligations or (B) provide a back-up letter of credit or guaranty from a financial institution satisfactory to the Agent in such amount, in form and substance satisfactory to the Agent. Such Cash or Cash Equivalents, in the case of clause (A) above, shall be held by the Agent in a cash collateral account (the "Cash Collateral Account"). The Cash
                                     -----------------------
     Collateral Account shall be held in the name of the Agent (as a cash collateral account), for its benefit and the ratable benefit of the Lenders, and shall be under the sole dominion and control of the Agent and subject to the terms of this Section 2.2(i). Borrower hereby pledges, and
                                  --------------
     grants to the Agent a security interest in, all Cash or Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations, whether or not then due.

         (ii) From time to time after Cash or Cash Equivalents are deposited in the Cash Collateral Account, the Agent may apply such Cash or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall be or shall become due and payable by Borrower to the Agent, GE Capital or any other Lender in respect of such Letter of Credit Obligations.

         (iii) The Agent shall invest the Cash in the Cash Collateral Account or deposit such Cash in an interest-bearing account, as the Agent deems appropriate in its sole discre tion. Interest and earnings on the Cash or Cash Equivalents in the Cash Collateral Account shall become a part of the Cash Collateral Account and shall be held and disbursed by the Agent in accordance with this Section 2.2(i).
                          --------------
         (iv) Neither Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the Cash or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of any Letter of Credit Obligations in accordance with their terms and the payment of all amounts payable by Borrower to the Agent, GE Capital and the other Lenders in respect thereof, any Cash or Cash Equivalents remaining in the Cash Collateral Account in excess of the then remaining Letter of Credit Obligations shall be returned to Borrower.

     (j) The Letter of Credit Issuer shall be entitled to the benefits accorded by Article 10 to the Agent, mutatis mutandis.
   ----------               ----------------

     2.3   Special Advances by Lenders.  If Borrower fails to make any payment
           ----------------------------
of interest, fees, expenses, costs or other sums required to be paid to the Agent or any Lender or Lenders under the terms of this Agreement or any other Loan Document, the Agent may, without the consent of Borrower, but, except in the event of the failure of Borrower to pay interest when due under this Agreement, after giving Borrower at least three days' advance notice (which may be by telephone to a Responsible Official), notify each Lender that an Advance is to be made by the Lenders under Section 2.1 in an amount equal to the sum due
                                   -----------
from Borrower to the Agent or such Lender or Lender, and, for this purpose, the conditions precedent set forth in Section 8.4 shall not apply. The proceeds of
                                  -----------
such Advance shall be paid to the Agent or such Lender or Lenders for application to the payment of the sum due from Borrower to the Agent, such Lender or Lenders. The Agent shall promptly confirm the date and the amount of any such Advance to Borrower.

     2.4   Agent's Right to Assume Funds Available.  Unless the Agent shall have
           ----------------------------------------
been notified by any Lender at least one Business Day prior to the date on which any Advance is to be made to Borrower that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of such Advance, the Agent may assume that such Lender has made such amount available to the Agent on the date of the Advance and the Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender, which demand shall be made in a reasonably prompt manner. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the rate per annum then in effect with respect to the Revolving Credit Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Share of the Lenders' Commitment hereunder or to prejudice any rights which the Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.5   Accounting.  The Agent will provide to Borrower a monthly accounting
           -----------
of transactions under Articles 2 and 3 of this Agreement.  Each and every such
                      ----------     -
accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is re-ceived by Borrower, shall notify the Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. The Agent's good faith determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower, unless Borrower shall commence a judicial proceeding to resolve such objection within sixty (60) days following the Agent's notifying Borrower of such determination.

     2.6   Single Loan.  The Advances, the Letter of Credit Obligations and all
           ------------
other Obligations of Borrower arising under this Agreement shall constitute one general obligation of Borrower secured by a first priority security interest in the Collateral (subject only to Permitted Encumbrances and the Carve Out).

     2.7   Priority Nature of Obligations.  Notwithstanding the Liens granted to
           ------------------------------
the Lenders under the Interim Borrowing Order and the Final Borrowing Order, all Postpetition Obligations of Borrower under this Agreement and the other Loan Documents shall also constitute administrative expenses of Borrower in the Chapter 11 Case with priority at all times under Section 364(c)(1) of the Bankruptcy Code over all other costs and expenses of the kind specified in or ordered pursuant to, Sections 105, 326, 330, 331, 364(a), (b) or (c)(1), 503(b),
507(a), 507(b) or 726 of the Bankruptcy Code, subject only to the Carve Out and the compensation payable to, and costs and expenses incurred by, a trustee in a case commenced under Chapter 7 of the Bankruptcy Code.

     2.8   Carve Out.  Following the occurrence and during the continuation of a
           ---------
Default or Event of Default, the Lenders' Liens on the Collateral and the Lenders' administrative expense claim under Section 364(c)(1) of the Bankruptcy Code shall be subject to a prior claim (the "Carve Out") for (a) the unpaid
                                             ---------
professional fees and expenses allowed in the Chapter 11 Case under Sections 330 or 331 of the Bankruptcy Code in an amount (determined without regard to fees and expenses paid on an interim basis) equal to the sum (the "Professionals'
                                                              --------------
Carve Out Amount") of (i) $250,000, plus (ii)(A) $500,000, multiplied by (B) the
----------------                    ----                   ---------- --
number of months elapsed since the later of the commencement of the Chapter 11 Case and the end of the most recent period in respect of which Borrower shall have paid any allowed professional fees and expenses pursuant to approved fee application(s), and (b) fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. (S) 1930(a)(6) (the sum of the amounts set forth in Sections 2.8(a) and (b) hereof being referred to as the "Carve Out Amount");
-------- ------     ---                                  ----------------
provided, however, that the Carve Out Amount shall not be paid from amounts on
--------  -------
deposit in the Cash Collateral Account. So long as no Default or Event of Default has occurred and is continuing, Borrower shall be permitted to pay the professional fees and expenses allowed in the Chapter 11 Case under Sections 330 or 331 of the Bankruptcy Code, as the same may be due and payable, and the same shall not reduce the Carve Out Amount and shall not be subject to disgorgement; provided, however, that nothing contained
                                      --------  -------
in this Section 2.8 shall require the Lenders to make Advances to Borrower
        -----------
subsequent to the occurrence of an Event of Default or to the extent that Lenders would not otherwise be obligated to make such Advance under Section 2.1
                                                                    -----------
hereof. Notwithstanding any other provision of this Agreement, the Professionals' Carve Out Amount shall not exceed $2,500,000.


                                   ARTICLE 3
                       PRINCIPAL PAYMENTS; INTEREST; FEES
                       ----------------------------------

     3.1   Principal Payments.  All Collections remitted to the Agent's Deposit
           -------------------
Account from the Collection Account pursuant to the Blocked Account Agreement shall be applied on a daily basis first against the Prepetition Obligations in such order as the Agent shall elect until such Prepetition Obligations are paid in full and, thereafter, against the Postpetition Obligations from time to time outstanding in such order as the Agent shall elect. All such applications of Collections to Postpetition Obligations shall be applied to the prepayment of the Revolving Credit Loan and, from and after the Commitment Termination Date, to the repayment of any and all other Obligations of Borrower. All Collections shall be applied to Advances in the order that such Advances are or were made (i.e., to the oldest outstanding Advances hereunder). In no event shall any
-----
Advance remain outstanding for a period in excess of twenty-four months following the date such Advance is made, and the entire unpaid balance of the Revolving Credit Loan shall be due and payable in full in Cash on the Commitment Termination Date.

     3.2   Termination of Commitment.  Borrower may voluntarily terminate the
           -------------------------
Lenders' Commitment at any time by giving not less than five days' prior written notice to the Agent of its intent to terminate the Lenders' Commitment and the effective date of such termination. On such effective date, upon compliance by Borrower with the provisions of Sections 2.2(i), the Commitment shall reduce to
                                ---------------
zero and, in accordance with Section 3.3(a), Borrower shall immediately pay any
                             --------------
outstanding principal amounts of the Revolving Credit Loan, together with any accrued and unpaid interest and accrued and unpaid fees pursuant to Sections
                                                                    --------
3.6, 3.7 and 3.8 in Cash.
---  ---     ---

     3.3   Mandatory Prepayments.
           ----------------------

     (a) The outstanding principal amount of the Revolving Credit Loan shall be immediately payable in Cash in an amount equal to any amount by which the Facility Usage at any time exceeds the lesser of (i) the Commitment or (ii) the Borrowing Base. Any payment made hereunder shall be applied to the Advances in the order in which such Advances are or were made.

     (b) The Commitment shall terminate and the Revolving Credit Loan shall be prepaid in full, together with accrued and unpaid interest thereon, any unpaid facility fees pursuant to Section 3.6, any accrued and unpaid commitment fees
                          -----------
pursuant to Section 3.7 and any accrued and unpaid letter of credit fees
            -----------
pursuant to Section 3.8 immediately upon the Commitment Termination Date.
            -----------

     (c) Except as otherwise provided in Section 6.1 or in the Intercreditor
                                         -----------
Agreement with regard to the Noteholders' Primary Collateral, the outstanding principal amount of the Revolving Credit Loan shall be payable in amounts equal to one hundred percent (100%) of the proceeds of any sale of Borrower's
Property (net of reasonable expenses of sale except in the case of sales of Accounts or Inventory), and of any insurance proceeds or payments of compensation for any Property taken by condemnation or eminent domain which the Agent retains as provided in Section 6 of the Security Agreement or in Section 7 or 8 of the Mortgage, as applicable. All such payments shall be applied first in payment of Advances outstanding under the Revolving Credit Loan, except that if a Default or Event of Default has occurred and is continuing such payments may be applied by the Majority Lenders in payment of the Obligations in such order as the Majority Lenders elect.

     3.4   Interest.
           ---------

     (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full of such Advance and shall accrue and be payable at the applicable rates set forth herein, before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the extent permitted by applicable Laws. Each Advance shall initially bear interest at the rate in effect for the Revolving Credit Loan on the date each such Advance is made, changing thereafter on the date of each change in the rate of interest in effect for the Revolving Credit Loan on the basis hereinafter set forth.

     (b) Except as otherwise provided in Sections 3.5, 3.14 and 3.20, the
                                         ------------  ----     ----
Revolving Credit Loan shall bear interest at the Floating Rate.

     3.5   Fixed Rate Elections.
           ---------------------

     (a) Provided that no Default or Event of Default has occurred and is continuing, Borrower may elect that the entire outstanding principal amount of the Revolving Credit Loan bear interest at the Fixed Rate, for such Interest Period as Borrower shall select; provided that (i) Borrower may not have more
                                 --------
than one Interest Period in effect at any time with respect to the Revolving Credit Loan, and (ii) Borrower may not make such an election unless

(A) the outstanding principal amount of the Revolving Credit Loan equals or exceeds $5,000,000 (or, giving effect to an Advance to be made on the first day of the Interest Period selected by Borrower, would equal or exceed $5,000,000), and (B) Borrower reasonably anticipates that the outstanding principal amount of the Revolving Credit Loan will continue to equal or exceed $5,000,000 for the duration of the Interest Period selected by Borrower. Any election made pursuant to this clause (a) is called herein a "Fixed Rate Election."
                                       -------------------

     (b) Subject to the requirements of clause (a) above and the next succeeding sentence, Borrower may make a Fixed Rate Election pursuant to a Request for Fixed Rate Election which shall (i) request (A) that the Revolving Credit Loan be converted from a Floating Rate Loan to a Fixed Rate Loan, (B) that the Revolving Credit Loan be renewed as a Fixed Rate Loan for an additional In-terest Period following the expiration of the then current Interest Period or
(C) if no Revolving Credit Loan is outstanding, that an Advance requested by Borrower in a principal amount of not less than $5,000,000 on the first day of an Interest Period constitute a Fixed Rate Loan, (ii) specify (A) the requested date of such Fixed Rate Election, which shall be the first day of a calendar month, and (B) the Interest Period selected by Borrower, and (iii) be given by Borrower to the Agent no later than 11:00 a.m., Atlanta time, one LIBOR Business Day prior to the proposed Fixed Rate Election for so long as GE Capital is the only Lender hereunder, and no later than 11:00 a.m., Atlanta time, three LIBOR Busi ness Days prior to the proposed Fixed Rate Election in the event that any other Lender has been made a party to this Agreement pursuant to Section 11.8
                                                                  ------------
hereof. Unless the Agent has, in its sole and absolute discretion, notified Borrower to the contrary, a Fixed Rate Election may also be made pursuant to a request therefor by telephone by a Responsible Official of Borrower received by the Agent by the time required for a Request for Fixed Rate Election, in which case Borrower shall confirm such request by promptly mailing to the Agent a Request for Fixed Rate Election conforming to the preceding sentence and concurrently telecopying to the Agent a copy of such Request for Fixed Rate Election.

     (c) Except as otherwise provided in Sections 3.5(d), 3.5(e), 3.12, 3.14 and
                                         ---------------  ------  ----  ----
3.20, at all times during an Interest Period selected by Borrower in a Request
----
for Fixed Rate Election, the Revolving Credit Loan shall bear interest at the Fixed Rate.

     (d) Notwithstanding any Fixed Rate Election made by Borrower pursuant to
Section 3.5(a), upon the occurrence of an Event of Default, Borrower's Fixed
--------------
Rate Election shall terminate, any Fixed Rate Loan shall automatically and without further action on the part of the Agent convert to a Floating Rate Loan, and such conversion shall be deemed a repayment of such Fixed Rate Loan for the purposes of Section 3.13.
            ------------

     (e) Notwithstanding any Fixed Rate Election made by Borrower, in the event that the outstanding principal amount of the Revolving Credit Loan should fail to equal or exceed $5,000,000 during any Interest Period, Borrower's Fixed Rate Election shall terminate, the Revolving Credit Loan shall automatically and without further action on the part of the Agent convert from a Fixed Rate Loan to a Floating Rate Loan, and such conversion shall be deemed a repayment of such Fixed Rate Loan for the purposes of Section 3.13.
                                    ------------

     (f) Notwithstanding any termination of a Fixed Rate Loan pursuant to the preceding clauses (d) or (e), Borrower shall at any time thereafter be entitled to make a new Fixed Rate Election pursuant to Section 3.5(a).
                                              --------------

     3.6   Facility Fees.  Borrower shall pay to the Agent, for the account of
           -------------
GE Capital, a facility fee equal to $550,000, $300,000 of which was fully earned on the date of acceptance of the Commitment Letter by Borrower and $250,000 of which will be fully earned upon the entry by the Bankruptcy Court of the Final Borrowing Order. The facility fee shall be nonrefundable, in whole or in part, when paid. $100,000 of the facility fee was paid on the date of acceptance of the Commitment Letter by Borrower, $325,000 of the facility fee shall be due and payable on February 15, 1996, and the remaining balance thereof shall be due and payable on the Commitment Termination Date.

     3.7   Commitment Fees.  Borrower shall pay to the Agent, for the account of
           ----------------
each Lender according to that Lender's Pro Rata Share of the Commitment, a commitment fee in an amount equal to the quotient of (a) an amount equal to (i) the average daily amount by which the Commitment exceeds the Facility Usage during the preceding month, multiplied by (ii) one-half of one percent (1/2 of
                            ---------- --
1%), multiplied by (iii) the number of days in such month, divided by (b) 360.
     -------------                                         ------- --
The commitment fee shall accrue daily commencing on the Effective Date and be payable monthly in arrears on each Monthly Payment Date and on the Commitment Termination Date.

     3.8   Letter of Credit Fees.  In the event that Lenders shall incur any
           ----------------------
Letter of Credit Obligations, Borrower shall pay to the Agent (a) for the account of the Agent, the fees and charges paid by the Agent to the Letter of Credit Issuer in connection with the Letters of Credit in respect of which such Letter of Credit Obligations were incurred, provided that the amount of Borrower's Obligations under this clause (a) in respect of each Letter of
Credit shall be limited to one percent (1%) of the amount of the Letter of Credit Obligations incurred by Lenders with respect to such Letter of Credit, and (b) for the account of each Lender according to that Lender's Pro Rata Share of the Commitment, a letter of credit fee in an amount equal to the quotient of
(i) an amount equal to (A) the sum of the daily outstanding amount of such Letter of Credit Obligations on each day during the previous month, multiplied
                                                                    ----------
by
--

(B) two percent (2%), divided by (ii) 360.  Letter of credit fees shall
                      ------- --
accrue daily during each month during which Letter of Credit Obligations are outstanding hereunder and be payable monthly in arrears on the Monthly Payment Date and on the Commitment Termination Date.

     3.9   Agent's Fees.  Borrower shall pay to the Agent, for its account, an
           -------------
agency fee in the amount of $150,000, payable in advance in monthly installments of $15,000 each on the Effective Date and on each Monthly Payment Date thereafter, commencing October 31, 1995, and the entire balance thereof shall be due and payable in full on the Commitment Termination Date.

     3.10  Increased Commitment or Funding Costs.  If any Lender reasonably
           --------------------------------------
determines that either (a) the introduction of or any change in any Law or in the interpretation or administration of any Law by any Governmental Agency charged with the interpretation or administration thereof after the date of this Agreement relating to the regulation of banks or commercial lenders or (b) compliance with any guideline or request issued or made after the date hereof from any such Governmental Agency relating to the regulation of banks or commercial lenders (whether or not having the force of law) has or would have the effect of reducing the rate of return on the capital of that Lender or any corporation controlling that Lender as a consequence of or with reference to that Lender's funding, incurring or maintaining its allocable portion of any Commitment, Advance, Letter of Credit Obligation or other extension of credit or transaction hereunder below the rate which that Lender or such other corporation could have achieved but for such introduction, change or compliance (taking into account the policies of that Lender or corporation with regard to capital), then Borrower shall from time to time, upon demand by that Lender, pay to that Lender additional amounts sufficient to compensate that Lender or other corporation for such reduction. Each Lender agrees promptly to notify Borrower of any circumstances that would cause Borrower to pay any additional amount pursuant to this Section 3.10, provided that the failure to give notice shall not affect
     ------------  --------
Borrower's obligations to pay such additional amounts hereunder.

     3.11  LIBOR Costs. Upon notice from any Lender, Borrower shall promptly
           ------------
reimburse that Lender for any increase after the date of this Agreement in its costs, including taxes (other than any tax, or changes in the rate of any tax, based upon the income, profits, receipts or business of that Lender, or upon any personal property or franchise of that Lender, or any similar tax which may be levied upon that Lender, or any change in the rate of any such similar tax by the United States, or any other government having jurisdiction, or any political subdivision or taxing authority of any thereof, and other than withholding tax covered by Section 3.17), fees, charges, and/or reserve requirements directly or
           ------------
indirectly resulting from or relating to funding, incurring or maintaining such Lender's Pro Rata Share of the Revolving Credit Loan as a

Fixed Rate Loan due to any change after the date of this Agreement in any Law, guideline or interpretation or application thereof by any Governmental Agency. As used in the preceding sentence, "reserve requirements" shall be calculated after taking into account any compensation received by that Lender through the computation of the LIBOR Reserve Percentage. Amounts payable to any Lender under this Section 3.11 shall be determined solely by that Lender on the assumption
     ------------
that such Lender funded and maintained 100% of its Pro Rata Share of the Revolving Credit Loan in the London interbank market for a corresponding amount of Dollars and term, regardless of whether that Lender did so in fact. In attributing any Lender's general costs relating to its eurocurrency operations to any transaction under this Agreement, or averaging any cost over a period of time, that Lender may use any reasonable attribution and/or averaging method it deems appropriate and practical. Any notice under this Section 3.11 shall be
                                                       ------------
given to Borrower as promptly as practicable after it obtains knowledge of such change, with a copy to the Agent, and shall be accompanied by a certificate from that Lender setting forth in reasonable detail the nature and calculation of the relevant amounts.

     3.12  Special LIBOR Circumstances.
           ----------------------------

     (a) If any change in any Law, guideline or interpretation or application thereof by any Governmental Agency or any other circumstance relating to the London interbank market shall at any time in the reasonable opinion of any Lender make it unlawful or impractical for that Lender to fund or maintain its Pro Rata Share of the Revolving Credit Loan as a Fixed Rate Loan in the London interbank market for a corresponding amount of Dollars or term, or to continue that funding or maintaining, or to determine or charge interest rates based upon the LIBOR Rate, that Lender shall promptly notify the Agent, who shall notify Borrower and the other Lenders. Upon the giving of such notice, the obligation of that Lender to fund or maintain its Pro Rata Share of the Revolving Credit Loan as a Fixed Rate Loan shall terminate, and such Lender's Pro Rata Share of the Revolving Credit Loan then being maintained as a Fixed Rate Loan shall bear interest at the applicable Floating Rate commencing on the day following the last day of the applicable Interest Period or on such earlier date as shall be required by Law.

     (b) In the event that, prior to the first day of any Interest Period in respect of any Fixed Rate Loan, by reason of circum stances affecting the London interbank market, either (i) the Agent shall have determined in good faith (which determination shall be conclusive and binding upon all parties hereto), that (A) Dollar deposits of the relevant amount and for the relevant Interest Period for such Fixed Rate Loan are not available to those Lenders authorized to accept such deposits in the London interbank market, or (B) the LIBOR Base Rate applicable to such Interest Period cannot be ascertained, or (ii) the Majority Lenders shall have determined in good faith and so notified the Agent that the LIBOR Rate will not adequately reflect the cost to such Majority Lenders of funding or maintaining the Revolving Credit Loan as a Fixed Rate Loan, the Agent shall promptly give to Borrower and the Lenders notice of such determination, whereupon Borrower's right to make a Fixed Rate Election by submitting a Request for Fixed Rate Election pursuant to Section 3.5(a) shall be suspended for so long as such
                     --------------
circumstances shall exist. At all times during the period of such suspension, the Revolving Credit Loan shall be a Floating Rate Loan.

     3.13  Funding Losses.  In order to induce each Lender to fund and maintain
           ---------------
its Pro Rata Share of the Revolving Credit Loan as a Fixed Rate Loan, on the terms provided herein and in consideration of the entering into by Lenders of funding arrangements from time to time in contemplation thereof, whether or not funded in the London interbank market, if any Fixed Rate Loan is repaid in whole or in part on any day other than the last day of the Interest Period therefor (whether any such repayment is made pursuant to any provision of this Agreement or any other Loan Document or is the result of acceleration, by operation of law or otherwise), Borrower shall indemnify and hold harmless each Lender from and against and in respect of any and all losses, costs and expenses resulting from, or arising out of or imposed upon or incurred by such Lender by reason of the liquidation or reemployment of funds acquired or committed to be acquired by such Lender to fund or maintain its Pro Rata Share of the Revolving Credit Loan as a Fixed Rate Loan, pursuant to such Lender's customary funding arrangements. The amount of any losses, costs or expenses resulting in an obligation of Borrower to make a payment pursuant to the foregoing sentence shall not include any losses attributable to any Lender's lost profit, but shall represent the excess, if any, of (a) such Lender's cost or deemed cost of obtaining funding for the amount necessary to fund or maintain its Pro Rata Share of the Revolving Credit Loan as a Fixed Rate Loan pursuant to such Lender's customary funding arrangements, whether or not funded in the London interbank market, as reasonably determined by each Lender (which may be computed by any Lender on the basis of such funds having been borrowed at a rate equal to one percent (1%) over the interest rate on United States Treasury bills or notes with a maturity that most closely approximated the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date when the Revolving Credit Loan was made as, converted to or renewed as a Fixed Rate
Loan), over (b) the return such Lender would receive on its reemployment of such funds, as reasonably determined by each Lender (which, if such Lender's cost of obtaining funding is computed pursuant to the parenthetical to clause
(a) above, may be computed by any Lender on the basis of its reinvestment of such funds in United States Treasury bills or notes with a maturity that most closely approximates the end of the relevant Interest Period as quoted by Telerate News Service (page 5) at the close of business on the date of repayment of such Fixed

Rate Loan); provided, that if any Lender terminates any funding arrangements in
            --------
respect of its Pro Rata Share of the Revolving Credit Loan when maintained as a Fixed Rate Loan, the amount of such losses, costs and expenses shall also include the cost to such Lender of such termination. The determination of such amount by any Lender, when evidenced by a certificate from that Lender giving a reasonably detailed calculation of the amount of said cost, expense, claim, penalty, liability, loss, fee, damage or other charge, shall be presumed correct in the absence of manifest error.

     3.14  Default Rate.  So long as a Default or Event of Default shall have
           -------------
occurred and be continuing, the Obligations (including accrued and unpaid interest to the extent permitted by applicable Laws), shall, at the option of the Agent evidenced by its written notice to Borrower making specific reference to this Section 3.14, bear interest at the Default Rate. The provisions of this
        ------------
Section 3.14 are intended to compensate Lenders for additional credit risk and
------------
not as a penalty.

     3.15  Payment and Computation of Interest.  Interest on the Revolving
           ------------------------------------
Credit Loan shall be payable at the rate or rates herein specified on each Monthly Payment Date and on the Commitment Termination Date, and on demand, after the occurrence of an Event of Default. All computations of interest hereunder shall be calcu lated on the basis of a year of 360 days and the actual number of days elapsed. Any Advance or portion thereof that is repaid on the same day on which it is made shall bear interest for one day.

     3.16  Non-Business Days.  If any payment to be made by Borrower shall come
           ------------------
due on a day other than a Business Day, payment shall be made on the next preceding Business Day, and shall be computed through the last day of any period for which such payment is to accrue.

     3.17  Payment Free of Taxes.  Any payments made by Borrower under this
           ----------------------
Agreement or the Revolving Credit Notes shall be made free and clear of, and without reduction by reason of, any tax, assessment or other charge imposed by any Governmental Agency, central bank or comparable authority (other than taxes on income or gross receipts generally applicable to banks or other corpora-tions). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of taxes, assessments or other charges imposed by any Governmental Agency from any amount payable to any Lender under this Agreement or the Revolving Credit Notes, Borrower shall (a) make such deduction or withholding and pay the same to the relevant Governmental Agency and (b) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-tax (or after-assessment or after-charge) amount equal to the amount to which that Lender would have been entitled under this Agreement or its Revolving Credit Note absent such deduction or withholding. Each Lender that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower, with a copy to the Agent, on or before the date when such Lender becomes a Lender hereunder, a certificate signed by an authorized signatory of that Lender to the effect that such Lender is entitled to receive payments of interest and other amounts payable under this Agreement or the Revolving Credit Notes without deduction or withholding on account of United States of America federal income taxes, which certificate shall be accompanied by two copies of Internal Revenue Service Form 1001 or Form 4224, or any successor or substitute form or forms, as applicable, also executed by an authorized signatory of that Lender. Each such Lender agrees (i) promptly to notify Borrower if any fact set forth in such certificate ceases to be true and correct and (ii) to take such steps as may be reasonably necessary to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to that Lender under this Agreement or the Revolving Credit Notes, or to provide for a reduced rate of taxation or withholding under any applicable tax treaty. Within 30 days after the payment of any such taxes by Borrower in respect of payments made on any Lender's Pro Rata Share of the Revolving Credit Loan, Borrower shall furnish to such Lender the original or a certified copy of any receipt received by Borrower evidencing such payment.

     3.18  Funding Sources.  Nothing in this Agreement shall be deemed to
           ----------------
obligate any Lender to obtain the funds for its Pro Rata Share of any Revolving Credit Loan in the London interbank market or in any other particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Pro Rata Share of the Revolving Credit Loan in the London interbank market or in any other particular place or manner, but any Lender shall, for purposes hereof, be entitled to compute the amounts due to it under Sections 3.11, 3.12 and 3.13 as if such funds had been obtained in the
      -------------  ----     ----
London interbank market, without any requirement of tracing or matching such funds.

     3.19  Failure to Charge Not Subsequent Waiver.  Any failure by the Agent or
           ----------------------------------------
any Lender to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Agent's or any Lender's right to require full payment of any such interest, fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by another method, on any other or subsequent occasion.

     3.20  Savings Clause.  Notwithstanding anything to the contrary set forth
           ---------------
in this Article 3, if at any time until payment in full of all of the
        ---------
Obligations, any of the Floating Rate, the Fixed Rate or the Default Rate, as the case may be, exceeds the highest rate of interest permissible under any Laws which a court of competent jurisdiction shall, in a final determination, deem applicable to any Lender with respect to its Pro Rata Share of the Revolving Credit Loan (each a "Maximum Lawful Rate"), then in such event and so long as
                     -------------------
the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter any
                                    --------
of the Floating Rate, the Fixed Rate or the Default Rate, as applicable, is less than the Maximum Lawful Rate, Borrower shall continue to pay interest to such Lender hereunder at the Maximum Lawful Rate until such time as the total interest received by such Lender from the making of its Pro Rata Share of the Revolving Credit Loan is equal to the total interest which such Lender would have received had the Floating Rate, the Fixed Rate or the Default Rate, as applicable, been (but for the operation of this Section 3.20) the interest rate
                                                ------------
payable to such Lender since such Lender became a Lender hereunder. Thereafter, the interest rate payable to such Lender with respect to its Pro Rata Share of the Revolving Credit Loan shall be the applicable Floating Rate, Fixed Rate or Default Rate, unless and until the Floating Rate, Fixed Rate or Default Rate, as applicable, again exceeds the Maximum Lawful Rate, in which event this Section
                                                                       -------
3.20 shall again apply.  In no event shall the total interest received by any
----
Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 3.20, if required by
                                           ------------
applicable law such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 3.20, shall make a final
                                       ------------
determination that any Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate with respect to its Pro Rata Share of the Revolving Credit Loan, such Lender shall, to the extent permitted by applicable Law, promptly apply such excess, first to any interest due and not yet paid under its Revolving Credit Note, second to any due and payable principal of its Revolving Credit Note, third to the remaining principal amount of its Revolving Credit Note and fourth to other unpaid Obligations, and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

     3.21  Pro Rata Treatment.  Each payment and prepayment of principal on, and
           -------------------
each payment of interest on, the Revolving Credit Loan shall be applied pro
                                                                        ---
rata, as among Lenders, according to the respective Pro Rata Share of each
----
Lender.

     3.22  Manner and Treatment of Payments.  Each payment hereunder or on the
           ---------------------------------
Revolving Credit Notes or under any other Loan Document shall be made to the Agent, without setoff, deduction or counterclaim, by wire transfer of immediately available funds to the Agent's Deposit Account, for the attention of Cash Supervisor, Northeast Region Office re: Forstmann & Company, Inc., for the account of each of the Lenders or the Agent, as the case may be, not later than 12:00 noon, Atlanta time, on the day of payment (which must be a Business Day). All payments received after 12:00 noon, Atlanta time, on any particular Business Day, shall be deemed received on the next succeeding Business Day. All payments shall be made in lawful money of the United States of America. The amount of all payments received by the Agent for the account of a Lender shall be promptly paid by the Agent to that Lender in immediately available funds. All payments made by Borrower pursuant to this Section 3.22 shall be credited by each Lender
                                   ------------
for purposes of computing interest hereunder on the day payment has been received or deemed received by the Agent in accordance with this Section 3.22.
                                                                 ------------

     3.23  Agent's Right to Assume Payments Will be Made.  Unless the Agent
           ----------------------------------------------
shall have been notified by Borrower at least one Business Day prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Agent, each Lender shall forthwith on demand repay to the Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent at a rate per annum equal to the rate or rates per annum then in effect with respect to the Loans in respect of which such payment is due.

     3.24  Survivability.  All of Borrowers' obligations under Sections 3.10,
           --------------                                      -------------
3.11, 3.13 and 3.17 shall survive the payment in full of all Obligations
----  ----     ----
hereunder.


                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower represents and warrants to the Agent and Lenders that:

     4.1   Existence and Qualification; Power; Compliance With Laws. Borrower is
           ---------------------------------------------------------
a corporation duly organized and validly existing and in good standing under the Laws of the State of Georgia. Borrower is duly qualified as a foreign corporation, and is in good standing, in the States of New York and Texas and each other jurisdiction in which the conduct of its business or the ownership or leasing of its Property makes such qualification necessary, except where the failure so to qualify and to be in good standing would not constitute a Material Adverse Effect. The chief execu-tive office and principal place of business of Borrower is located at 1155 Avenue of the Americas, New York, New York 10036. Borrower has the requisite corporate power and authority to conduct its business as now being conducted and to own its Property, and to execute and deliver each Loan Document and to perform the Obligations. Borrower is in compliance in all respects with all Laws applicable to Borrower or to its business except where failure to comply would not constitute a Material Adverse Effect, has obtained all authorizations, consents, approvals, orders, licenses and permits (including, without limitation, Environmental Permits) from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business except where the failure to obtain such authorizations, consents, approvals, orders, licenses and permits or to accomplish such filings, registrations and qualifications would not constitute a Material Adverse Effect.

     4.2   Authority; Compliance With Other Agreements and Instruments.  The
           ------------------------------------------------------------
execution, delivery and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate actions, and do not and will not:

     (a) Require any consent or approval of any partner, stockholder, security holder or creditor of Borrower (including, without limitation, the holders of the Senior Subordinated Notes and CIT) not heretofore obtained or obtained prior to the Effective Date;

     (b) Violate or conflict with any provision of Borrower's articles of incorporation or bylaws;

     (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased by Borrower, other than in favor of the Lenders;

     (d) Violate any Requirement of Law applicable to Borrower; or

     (e) Conflict with, result in a breach of or default under, or with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under or require the termination of (i) the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Restated Indenture, the Restated Indenture Notes or the CIT Loan Agreement or (ii) to the best knowledge of Borrower, any other Contractual Obligation of Borrower, the consequences of which conflict, breach, default, violation or termination, singly or in the aggregate, would constitute a Material Adverse Effect.

     4.3   Requirements of Law; Performance of Contractual Obligations.
           ------------------------------------------------------------

     (a) Borrower is not in violation of, or default under, any Requirement of Law applicable to Borrower, its property or business, including, without limitation any Environmental Law or any other Law, in any respect that would constitute a Material Adverse Effect.

     (b) Except as a result of the commencement of the Chapter 11 Case or such defaults or conditions as existed on the Petition Date, Borrower has neither received any notice nor has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (ii) any condition exists which, with the giving of notice or lapse of time or both, would constitute a default with respect to such Contractual Obligation, except where such default or defaults, singly or in the aggregate, would not constitute a Material Adverse Effect.

     4.4   No Governmental Approvals Required.  No authorization, consent,
           -----------------------------------
approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower of the Loan Documents or the consummation by Borrower of the transactions contemplated hereby, except for the Interim Borrowing Order and the Final Borrowing Order.

     4.5   Subsidiaries.  Borrower has no Subsidiaries and no interests in any
           -------------
joint venture or partnership with any other Person.

     4.6   Financial Statements.  Borrower has furnished to the Lenders (a)
           ---------------------
Borrower's Annual Report on Form 10-K and Annual Report to Shareholders for Fiscal Year 1994 (including the audited balance sheets of Borrower as of October 30, 1994 and October 31, 1993 and the related statements of operations, shareholders' equity (deficiency) and cash flows for the fifty-two weeks ended October 30, 1994 and the fifty-three weeks ended October 31, 1993, accompanied by the audit opinion of Deloitte & Touche LLP), (b) Borrower's unaudited balance sheet as of July 30, 1995 and the related standard statement of operations for the thirty-nine weeks ended July 30, 1995 and the condensed statements of cash flows for the thirty-nine weeks ended July 30, 1995 and the thirty-nine weeks ended July 31, 1994, and (c) Borrower's operating and financial plan for the balance of Borrower's Fiscal Year ending October 29, 1995 and for Borrower's Fiscal Year ending November 2, 1996, including projected balance sheets, statements of operations, and statements of cash flow. The financial statements described in clauses (a) and (b) above (as updated, in the case of the financial statements described in clause (b) above, in the September 20, 1995 management case projections furnished by Borrower to the Agent) fairly present the financial position and results of operations of Borrower as at the dates and for the periods indicated in accordance with GAAP consistently applied. The projections referred to in clause
(c) above have been prepared on the basis of the assumptions set forth therein, which are believed by Borrower to be reasonable and fair in the light of current conditions and to reflect a reasonable estimate of the projected balance sheets, results of operations, cash flows and other information presented therein.

     4.7   Title to and Location of Property.  Borrower has good and marketable
           ----------------------------------
title to the owned Property reflected in the financial statements described in
Section 4.6 and valid leasehold title to the leased Property reflected in such
-----------
financial statements, in each case, other than Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Permitted Encumbrances. Borrower does not own any Property in any jurisdiction other than the jurisdictions set forth in Schedule
                                                                        --------
4.7.  Substantially all of the Property owned by, leased to or used by Borrower
----
is in good operating condition and repair, ordinary wear and tear excepted, is free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and is able to serve the function for which it is currently being used, except in each case where the failure of such Property to meet such requirements would not constitute a Material Adverse Effect. Borrower has the right to peaceful and undisturbed possession under all leases of Property necessary for the operation of its business and assets, none of which contains any unusual or burdensome provisions which would constitute a Material Adverse Effect, and all such leases are valid and subsisting and in full force and effect.

     4.8   Intangible Assets.  Borrower owns or possesses the right to use all
           ------------------
trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other intangible assets that are used or are necessary in the conduct of its businesses as now operated. To the best of Borrower's knowledge, no such intangible asset (a) conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person or (b) has been infringed upon, to the extent that such conflict or infringement would constitute a Material Adverse Effect. Schedule 4.8 sets forth all patents,
                                       ------------
patent applications, trademarks and trade names used by Borrower as of the date of this Agreement.

     4.9   Governmental Regulation.  Borrower is not subject to regulation under
           ------------------------
the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940 or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

     4.10  Litigation; Judgments.  Except for proceedings in the Chapter 11 Case
           ----------------------
and the matters set forth in Schedules 4.10 and
                             --------------

4.21, there are no actions, suits, proceedings or investigations pending or, to
----
Borrower's knowledge, threatened against or affecting Borrower or any Property of Borrower before any Governmental Agency relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or which, if determined adversely to Borrower, would constitute a Material Adverse Effect. There is, to the best knowledge of Borrower, no reasonable basis for any action, suit, proceeding or investigation against Borrower or any Property of Borrower before any Governmental Agency which, if determined adversely to Borrower, would constitute a Material Adverse Effect. Except for proceedings in the Chapter 11 Case, Borrower is not subject to, or in default with respect to, any final judgment, writ, injunction, restraining order or other order of any nature, decree, rule or regulation of any Governmental Agency which will constitute a Material Adverse Effect.

     4.11  Binding Obligations.  Each of the Loan Documents constitutes the
           --------------------
legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such terms are modified by Section 11.25
                                                                   -------------
hereof and except as enforcement may be limited by Debtor Relief Laws. Without limiting the generality of the foregoing, and in addition to the Liens granted to the Lenders under the Interim Borrowing Order and the Final Borrowing Order, each of the Collateral Documents shall continue to secure the payment and performance of all Obligations of Borrower under this Agreement, including, without limitation, all Prepetition Obligations and Prepetition Letter of Credit Obliga tions, as well as all Postpetition Obligations and Postpetition Letter of Credit Obligations.

     4.12  No Default.  No event has occurred and is continuing that
           -----------
constitutes a Default or an Event of Default.

     4.13  ERISA.
           ------

     (a) Each "employee benefit plan" (as defined in Section 3(3) of ERISA) (other than a Multiemployer Plan) which is maintained or contributed to by Borrower and which is intended to be a qualified plan has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code, and each trust related to any such plan has been determined to be exempt from such federal income tax under Section 501(a) of the Code, and each employee benefit plan and any related trust comply in all material respects with all applicable Laws.

     (b) Except as disclosed in Schedule 4.13, neither Borrower nor any ERISA
                                --------------
Affiliate maintains, contributes to or is required to contribute to any Pension Plan.

     (c) With respect to each Pension Plan disclosed in Schedule 4.13:
                                                        --------------

          (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws;

         (ii) such Pension Plan has not incurred any unsatisfied material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA;

        (iii) neither Borrower nor any ERISA Affiliate has failed to make any required installment under Section 412(m) of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment which failure would constitute a Material Adverse Effect;

         (iv) neither Borrower nor any ERISA Affiliate thereof has engaged in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or in Section 4975 of the Code) that would subject Borrower to any penalty that would constitute a Material Adverse Effect; and

          (v) except for the filing of the petition initiating the Chapter 11 Case, no Termination Event has occurred or may reasonably be expected to occur which constitutes a Material Adverse Effect.

     (d) As of the date of this Agreement, Borrower is not contributing to and has not ever contributed to or been obligated to contribute to any Multiemployer Plan, and no employees or former employees of Borrower have been covered by any Multiemployer Plan with respect to their employment by Borrower. No ERISA Affiliate has or is likely to incur any withdrawal liability with respect to any Multiemployer Plan which would have a Material Adverse Effect.

     (e) Borrower does not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides retiree medical benefits to former employees or their dependents other than as required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     4.14  Regulations G and U.  No part of the proceeds of any Advance
           --------------------
hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any "margin stock" (as such term is defined in Regulations G and U) in violation of Regulations G or U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any such "margin stock."

     4.15  Disclosure.  Neither this Agreement, any other Loan Document or any
           -----------
written statement made by Borrower to the Agent or the Lenders in connection with this Agreement or any other Loan Document in connection with the making of any Advance, the issuance of any Letter of Credit or the incurrence of any Letter of Credit Obligation contains any untrue statement of a material fact or omits a material fact necessary in order to make the statement made not misleading in light of all the circumstances existing at the date the statement was made. There is no fact known to Borrower which would constitute a Material Adverse Effect that has not been disclosed in writing to Lenders. Borrower acknowledges that Lenders are relying on the truth and accuracy of all disclosures made by Borrower in making the extensions of credit contemplated by this Agreement, and specifically authorizes such reliance.

     4.16  Tax Liability.  Borrower has filed all tax returns which are required
           --------------
to be filed, and has paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower, except (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained, (b) taxes or assessments not yet past due, and (c) any filings or taxes, the non-filing or non-payment, respectively, of which would not constitute a Material Adverse Effect. Borrower has no knowledge of any proposed tax assessment against Borrower that would constitute a Material Adverse Effect, which has not been reserved against and is not being actively contested in good faith by Borrower. As of the date of this Agreement and the Effective Date, Borrower has not executed or filed with any Governmental Agency any agreement or other document extending, or having the effect of extending, the period for the assessment or collection of any tax.
All deficiencies which have been asserted against Borrower as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted by the Internal Revenue Service have been fully paid or finally settled or are being contested in good faith, and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in Borrower's financial statements to the extent, if any, required by GAAP.

     4.17  Security Interests.  The Collateral Documents create valid perfected
           -------------------
first priority Liens (subject only to Permitted Encumbrances and the Carve Out) in the Collateral described therein in favor of the Agent, for the benefit of the Lenders, as security for the Obligations.

     4.18  Employee Matters.  There is no strike, work stoppage or labor dispute
           -----------------
with any union or group of employees pending or, to the best knowledge of Borrower, threatened involving Borrower that would constitute a Material Adverse Effect.

     4.19  Subordination of Subordinated Indebtedness.
           -------------------------------------------

     (a) This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof (to the extent permissible pursuant to Section 4.09 of the Senior Subordinated Note Indenture), constitute the "Credit Agreement" within the meaning of the Senior Subordinated Note Indenture, and the Revolving Credit Loan, the Letter of Credit Obligations and all other Obligations of Borrower to the Agent and the Lenders under this Agreement, the Revolving Credit Notes and any of the other Loan Documents, and all amendments, modifications, extensions, renewals, refundings or refinancings of any of the foregoing (to the extent permissible pursuant to Section 4.09 of the Senior Sub-ordinated Note Indenture), constitute "Senior Indebtedness" of Borrower within the meaning of the Senior Subordinated Note Indenture, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to Article 10 of the Senior Subordinated Note Indenture.

     (b) The commitments for revolving loans under the Credit Agreement, dated as of April 27, 1989, among Citibank, N.A., as agent, Citibank, N.A. and the other lenders named therein, as lenders, and Borrower, as borrower (the "1989
                                                                         ----
Credit Agreement"), as reduced by all permanent reductions of such commitments,
----------------
pursuant to the terms of the 1989 Credit Agreement, as amended, modified, extended, renewed or refinanced, including, without limitation, pursuant to the Credit Agreement dated as of February 28, 1992 among Borrower, Citibank, N.A. as agent and Citibank, N.A. and the other lenders party thereto and pursuant to the Original Loan Agreement, and by all mandatory revolving loan prepayments made pursuant to Section 4.11 of the Senior Subordinated Note Indenture, are currently, and at all times has been, equal to or greater than $85,000,000.

     4.20  Real Property.  Schedule 4.20 correctly sets forth a summary
           --------------  -------------
description of all Owned Real Property and all Leasehold Real Property.

     4.21  Environmental Matters.  Except as described on Schedule 4.21, (a) the
           ----------------------                         -------------
operations of Borrower comply in all material respects with all applicable Environmental Laws; (b) Borrower has obtained all material Environmental Permits necessary for the operation of its business, and all such Environmental Permits are valid and in good standing and, to the best of Borrower's knowledge, are not the subject of any modification or revocation proceeding, and Borrower is in compliance in all material respects with all terms and conditions of such Environmental Permits; (c) Borrower is not the subject of any outstanding written order or agreement with any Governmental Agency or private party respecting (i) any Environmental Laws, (ii) any Remedial Actions, or (iii) any Environmental Claims arising from the Release or threat of Release (within the meaning of CERCLA) of a Contaminant; (d) Borrower is not a party defendant or respondent in any judicial or administrative proceeding alleging a violation of any Environmental

Law, asserting any Environmental Claim arising from the Release or threat of Release (within the meaning of CERCLA) of a Contaminant or relating to any Remedial Action; (e) to the best of Borrower's knowledge, none of the operations of Borrower or any of its past facilities or operations is the subject of any federal or state investigation (other than periodic and ordinary inspections) evaluating any matter regulated by any Environmental Law, including, without limitation, a determination of whether any Remedial Action is needed to respond to a Release of any Contaminant into the environment under any Environmental Law; (f) neither Borrower (as to any of its present or past facilities or operations) or, to the best knowledge of Borrower, any predecessor of Borrower, has filed any written notice under any Environmental Law indicating past or present treatment, storage, or disposal of a hazardous waste or solid waste or reporting a spill or Release of a Contaminant into the environment under any Environmental Law; (g) to the best of Borrower's knowledge, Borrower has no contingent liability in connection with any Release or threat of Release (within the meaning of CERCLA) of any Contaminant into the environment; (h) Borrower has not received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threat of Release (within the meaning of CERCLA) of a Contaminant into the Environment if such liability would constitute a Material Adverse Effect; (i) as of the Effective Date, none of Borrower's operations involve the generation, storage, transportation, treatment, recycling, reclamation, handling or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent; (j) except to the extent that such disposition would not constitute a Material Adverse Effect, Borrower has not disposed of any Contaminant by placing it in, on or under the ground, subsurface strata, surface waters or groundwaters of any Real Property owned, leased or used by Borrower and, to the best of Borrower's knowledge, neither has any lessee, other prior owner or other Person; (k) to the best of Borrower's knowledge, none of Borrower's Real Property contains or ever contained, any underground storage tanks, surface impoundments, asbestos-containing materials or polychlorinated biphenyls; and (1) no Environmental Lien in favor of any Governmental Agency has been filed or attached to any of Borrower's Real Property and, to the best of Borrower's knowledge, there are no conditions or facts in existence that with the passage of time could give rise to the filing or attachment of such an Environmental Lien.

     4.22  Ownership of Capital Stock.  Schedule 4.22 sets forth, as of the date
           ---------------------------  -------------
of this Agreement and the Effective Date, the number of issued and authorized shares of each class of Capital Stock of Borrower, and the ownership of such shares. The outstanding Capital Stock of Borrower is duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.22, no
                                                              -------------
Capital Stock (or any securities, instruments, warrants, option or purchase rights, conversion or exchange rights, calls, commitments or claims of a character convertible into or exercisable for

Capital Stock) of Borrower is subject to issuance under any security, instrument, warrant, option or purchase rights, conversion or exchange rights, call, commitment or claim of any character.


                                 ARTICLE 5
                             AFFIRMATIVE COVENANTS
                             ---------------------
              (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)
              ---------------------------------------------------

     So long as any Advance remains unpaid, any Letter of Credit Obligation remains outstanding, any other Obligation remains unpaid or any portion of the Lenders' Commitment remains outstanding, unless the Majority Lenders otherwise consent in writing:

     5.1   Use of Proceeds.  Borrower shall use the proceeds of Advances made
           ----------------
hereunder only for Capital Expenditures permitted hereunder and for working capital and for other general corporate purposes of Borrower; and use Letters of Credit arranged for hereunder only to secure Borrower's obligations with respect to workers' compensation, capital lease obligations, purchase money fi-nancings of Equipment, patent, trademark and technology licensing arrangements, Equipment purchases from foreign vendors and for other general corporate purposes of Borrower, in each case to the extent that such purpose is not otherwise prohibited by this Agreement.

     5.2   Payment of Taxes and Other Potential Liens.  Except as otherwise
           -------------------------------------------
permitted by the Bankruptcy Code and except as otherwise prohibited by Section
                                                                       -------
6.23 hereof, Borrower shall pay (a) all taxes, assessments and other
----
governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, businesses, income or Property before any penalty or interest accrues thereon, other than any inadvertent nonpayment which would not constitute a Material Adverse Effect and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by Law have or may become a Lien upon any of Borrower's Properties other than inadvertent nonpayment of sums which are not material individually or in the aggregate; provided that no such taxes,
                                           --------
assessments, and governmental charges referred to in clause (a) above or claims referred to in clause (b) above need to be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been set aside therefor in accordance with GAAP.

     5.3   Preservation of Existence.  Borrower shall (a) preserve and maintain
           --------------------------
its corporate existence in the State of Georgia and all authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits or registrations from any Governmental Agency that are necessary for the transaction of its business, except where the failure so to preserve and maintain would not constitute a Material Adverse Effect; and notify the Agent in writing, promptly after learning thereof, of the suspension, cancellation, revocation or discontinuance of or of any pending or threatened action or proceeding seeking to suspend, cancel, revoke or discontinue any such authorization, right, fran-chise, privilege, consent, approval, order, license or permit, and (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business or the ownership of its Properties except if failure to qualify or remain qualified would not constitute a Material Adverse Effect.

     5.4   Maintenance of Properties.  Borrower shall maintain all of its
           --------------------------
Property in good condition and repair, and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewals and replacements thereof, except in each of the foregoing instances, to the extent that the failure to do any of the foregoing would not constitute a Material Adverse Effect; provided
                                                                     ---------
that nothing contained herein shall prevent Borrower from altering or renovating its Property in the ordinary course of business.

     5.5   Maintenance of Insurance.  Borrower shall maintain liability,
           -------------------------
casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower operates and, in any event, the minimum insurance coverages and risks assured against described in
Schedule 5.5; and provide to the Agent a certified copy of each policy providing
------------
for such insurance, together with an endorsement thereto providing that the insurance companies issuing such policies will give the Agent at least thirty
(30) days prior written notice of cancellation, nonrenewal or any other material change; maintain the Agent for the benefit of the Lenders as loss payee, as its interest appears, with respect to insurance covering the Collateral and maintain each Lender as an additional insured on its liability insurance policies.

     5.6   Compliance With Laws.  Borrower shall comply with all Requirements of
           ---------------------
Law, including, without limitation, all Environmental Laws, except where such noncompliance with Requirements of Law, other than Environmental Laws, would not constitute a Material Adverse Effect.

     5.7   Inspection Rights.  Borrower shall, upon reasonable notice, at any
           ------------------
time during customary business hours and as often as reasonably requested, or if an Event of Default has occurred and is continuing, at any time with or without notice, permit the Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property of, Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers, key employees or accountants. Borrower hereby authorizes the Agent, each Lender and their respective representatives to communicate directly with Borrower's accountants and authorizes Borrower's accountants to disclose to the Agent, each Lender and their respective representatives any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or Borrower's condition (financial or otherwise), operations, properties, performance and prospects. The Agent and Lenders shall treat any non-public information so obtained as confidential in accordance with the provisions of Section 11.13.
                  --------------

     5.8   Audit Rights.  Borrower shall permit the Agent, or any authorized
           -------------
employee, agent or representative thereof, at Borrower's expense, to audit the Collateral from time to time as often as the Agent may reasonably request.

     5.9   Keeping of Records and Books of Account.  Borrower shall make and
           ----------------------------------------
keep books, records and accounts which reflect in reasonable detail all transactions as necessary to permit preparation of financial statements in conformity with GAAP. If an Event of Default has occurred and is continuing, Borrower, upon the Agent's request, shall turn over any such records to the Agent or its representative, and the Agent shall permit Borrower reasonable access to such records.

     5.10  Compliance With Agreements.  Except as otherwise permitted by the
           ---------------------------
Bankruptcy Code and except as otherwise prohibited by Section 6.23 hereof,
                                                      ------------
Borrower shall promptly and fully comply with all Contractual Obligations under all agreements, indentures, leases and/or instruments to which Borrower is a party, whether such agreements, indentures, leases or instruments are with the Lenders or another Person, where the failure so to comply would constitute a Material Adverse Effect.

     5.11  Environmental Laws.  (a)  Borrower shall (i) comply in all material
           -------------------
respects with the Environmental Laws and Environmental Permits applicable to it;
(ii) except to the extent that factual information has been set forth in
Schedule 4.23 and a report after the Effective Date would only duplicate such
-------------
previously reported factual information, notify the Agent promptly in writing after knowledge in the event of any: (A) Release or threat of Release (within the meaning of CERCLA) which is or must be reported to any Governmental Agency,
(B) Environmental Claims in connection with any of Borrower's Real Property, (C) government investigation (other than periodic and ordinary inspections) of matters regulated pursuant to any Environmental Law, (D) actual or threatened

Environmental Lien, (E) proposed real estate, stock or other commercial transaction that reasonably could be expected to constitute a Material Adverse Effect as a result of any Environmental Claim or potential liability under any Environmental Law, or (F) any other matter related to Borrower's Real Property that is related to Environmental Laws and which would constitute a Material Adverse Effect, including, without limitation, any actual change to any applicable Environmental Law or Environmental Permit which would constitute a Material Adverse Effect; (iii) promptly forward to the Agent a copy of any notice or report submitted by Borrower to any Governmental Agency in connection with (A) any Release, (B) any threat of Release (within the meaning of CERCLA),
(C) any Environmental Claim, (D) any written allegation which may give rise to an Environmental Claim or (E) any other matter relating to the Environmental Laws which would constitute a Material Adverse Effect; (iv) promptly forward to the Agent a copy of any order, notice, Environmental Permit or other written communication received by Borrower from any Governmental Agency or other Person in connection with (A) any Release, (B) any threat of Release (within the meaning of CERCLA), (C) any Environmental Claim, (D) any written allegation which may give rise to an Environmental Claim, or (E) any other matter relating to the Environmental Laws which would constitute a Material Adverse Effect; and
(v) promptly notify the Agent of any application for an Environmental Permit submitted by Borrower to any Governmental Agency.

     (b) Borrower shall refrain from intentionally disposing of any "hazardous waste" (as that term is defined under RCRA) or "hazardous substance" (as that term is defined under CERCLA) at, on, in or under any of the Real Property.

     (c) On a semi-annual basis, on or prior to January 15 and June 15 of each calendar year, Borrower shall provide to the Agent a written status report, in such detail as the Agent shall reasonably request, as to the monitoring, remediation and clean-up of the 1987 accidental spill at Borrower's Owned Real Property in Dublin, Georgia of trichloroethylene and the affected groundwater and other environmental media and as to any other matter as to which Borrower is required to notify the Agent, or to deliver a copy of any communication with respect thereto, pursuant to the preceding clause (a).

     (d) At the Agent's reasonable request, from time to time, in the reasonable exercise of its discretion, Borrower shall, at its expense, retain an independent environmental contractor of recognized standing, subject to the Agent's approval, to perform an environmental compliance audit ("Environmental
                                                                 -------------
Audit") of the Real Property of Borrower, or such parcels thereof as the Agent
-----
shall request, in order to demonstrate that Borrower is in compliance with clauses (a) and (b) of this Section 5.11 and will provide the Agent with a
                            ------------
report ("Auditor's Report") of the results of the Environmental Audit.  The work
         ----------------
performed by the contractor in
conducting the Environmental Audit shall be of sufficient scope and quality, and the Auditor's Report presented in such a format, as to permit the Agent readily to ascertain such compliance on the part of Borrower. In the event that the Auditor's Report discloses any noncompliance with any Environmental Laws, Borrower shall promptly take such action as Borrower shall deem necessary or appropriate, in consultation with the environmental contractor retained by it, to remedy such noncompliance.

     (e) The semi-annual status reports described in the preceding clause (c) and the Auditor's Reports shall be furnished to the Agent solely for the purposes of evidencing Borrower's compliance with the provisions of clauses (a) and (b) of this Section 5.11, and shall not create, nor be intended to imply,
                ------------
any right, duty or obligation on behalf of the Agent or any of the Lenders in any respect whatsoever, including, without limitation, any right, duty or obligation on the part of the Agent or any of the Lenders in any manner to participate in the management or operations of Borrower, nor be construed to imply that the Agent or any of the Lenders has any power whatsoever to affect the decisions and activities of Borrower with respect to compliance with applicable Environmental Laws.

     5.12  Additional Real Property Collateral.  Borrower shall notify the Agent
           ------------------------------------
in writing promptly upon its acquisition or leasing of any Real Property, and, at the Agent's request, shall promptly thereafter execute and deliver to the Agent, for the benefit of Lenders, a mortgage, deed of trust, deed to secure debt, assignment or other appropriate instrument evidencing a Lien upon any such Real Property, together with such title insurance policies (mortgagee's form), certified surveys, appraisals and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Agent deems necessary or desirable, the same to be in form and substance substantially the same as the Mortgage (with appropriate state law variations) and to be subject only to (a) Permitted Encumbrances, (b) the Carve Out and (c) such other Liens as the Agent may reasonably approve, it being understood that the granting of such additional security for the Obligations is a material inducement to the execution and delivery of this Agreement by each Lender.

     5.13  Collections.  (a) Except as otherwise provided in Section 6.1 hereof
           ------------                                      ------------
or in the Intercreditor Agreement with respect to the Noteholders' Primary Collateral, and except as otherwise provided in paragraph (b) below, Borrower shall deposit into the Collection Account on a daily basis any monies, checks, notes, drafts or other items of payment received by Borrower relating to or which constitute proceeds of Accounts, Inventory or other Collateral (including, without limitation, on the Effective Date, all such proceeds received by Borrower from and after the Petition Date, through and including the Effective Date, and held by Borrower in a segregated account pursuant to (S) 363(c)(4) of the Bankruptcy

Code) and will direct all of its Account Debtors to remit all payments on Accounts directly to the appropriate lockbox or lockboxes provided for in the Blocked Account Agreement. Prior to Borrower's deposit of proceeds of Accounts or Inventory into the Collection Account, Borrower shall hold all such amounts in trust for the benefit of Lenders. Borrower shall take all actions necessary at all times hereafter to maintain the Collection Account, including the payment of all fees charged by the banks at which such accounts are maintained. Borrower acknowledges and agrees that only the Agent shall have any power of withdrawal with respect to the Collection Account and that Borrower shall not have any right, title or interest in such accounts or the sums deposited therein.

     (b) Borrower acknowledges and agrees that the Agent may at all times during the term of this Agreement have one or more employees of the Agent on
Borrower's premises for the purposes set forth in Sections 5.7 and 5.8 of this
                                                  ------------     ---
Agreement and to take possession of all monies, checks, notes, drafts or other items of payment received by Borrower in the manner contemplated by paragraph
(a) above and relating to or constituting proceeds of Accounts and Inventory, for application to the Obligations, by deposit in the Collection Account or otherwise, and Borrower agrees (i) to cooperate in all respects with such employee or employees of the Agent, and (ii) that all cost and expense incurred by the Agent in connection with the matters contemplated by this paragraph (b) shall be reimbursed by Borrower to the Agent in accordance with the provisions of Section 11.3 of this Agreement.
   ------------


                                   ARTICLE 6
                               NEGATIVE COVENANTS
                               ------------------

     So long as any Advance remains unpaid, or any Letter of Credit Obligation remains outstanding or any other Obligation remains unpaid, or any portion of the Lenders' Commitment remains outstanding (unless the Majority Lenders otherwise consent in writing):

     6.1   Disposition of Property; Application of Proceeds.
           -------------------------------------------------

     (a) Borrower shall not sell, assign, transfer, lease, convey or otherwise dispose of any of its Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

           (i) sales of Inventory in the ordinary course of business; and

           (ii) dispositions of Equipment that is obsolete or no longer useful in the ordinary course of Borrower's business having an aggregate market value not in excess of $10,000, individually, and $50,000 in the aggregate during any consecutive twelve-month (12) period.

     (b) In the event of any sale or other disposition by Borrower of its Property pursuant to the preceding clause (a) or otherwise with the Majority Lenders' prior written consent, Borrower will cause the proceeds of such sale (net of reasonable expenses of sale and proceeds used to discharge prior Liens, if any, in the case of sales of Property other than Inventory) to be deposited in the Collection Account, except that for so long as any of the Restated Indenture Notes remains outstanding, proceeds of dispositions of Borrower's Property constituting Noteholders' Primary Collateral shall be applied or otherwise disposed of in accordance with the order of the Bankruptcy Court approving such sale or other disposition of Noteholders' Primary Collateral.

     (c) In the event Borrower receives any proceeds of business interruption insurance, Borrower shall seek a determination from the Bankruptcy Court regarding whether such proceeds constitute Lenders' Primary Collateral or Noteholders' Primary Collateral. In the event such proceeds are determined to constitute Lenders' Primary Collateral, such proceeds shall be deposited into the Collection Account, and if such proceeds are determined to constitute Noteholders' Primary Collateral, such proceeds shall be applied or otherwise disposed of in accordance with the order of the Bankruptcy Court determining the status of such proceeds.

     6.2  Restrictions on Fundamental Changes.  Borrower shall not: (a) enter
          ------------------------------------
into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of Borrower's business or Property, whether now owned or hereafter acquired,
(b) acquire, by purchase or otherwise, all or any material portion of the assets or Capital Stock of, or any division or business of, any Person, or create any Subsidiary or transfer any of its assets to any Subsidiary created (with the Majority Lenders' prior written consent) hereafter, or (c) change its corporate, capital, legal or divisional structure.

     6.3  Restricted Payments.  Borrower shall not make any Restricted Payment.
          --------------------

     6.4  Subordinated Indebtedness; CIT Facility.  Borrower shall not amend or
          ----------------------------------------
modify the Senior Subordinated Note Indenture or the CIT Loan Agreement, or otherwise amend, supplement or change the terms of, or applicable to, any of the Subordinated Indebtedness, the Senior Preferred Stock or the CIT Facility.

     6.5  ERISA.  Borrower shall not:
          ------

     (a) At any time, maintain, or be or become obligated to con-
tribute on behalf of its employees to, any Pension Plan, other than (i) Pension Plans disclosed in Schedule 4.13, (ii) Pension Plans created to replace those
                   --------------
Pension Plans disclosed in Schedule 4.13, as notified by Borrower to the Agent,
                           -------------
and (iii) Pension Plans to which Borrower or any ERISA Affiliate becomes obligated to contribute pursuant to the terms of a collective bargaining agreement.

     (b) At any time, permit any Pension Plan maintained by it or, in the case of clauses (ii), (iii) and (iv) below, by any ERISA Affiliate, to:

         (i) engage in any non-exempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code;

        (ii) incur any material "accumulated funding deficiency," as that term is defined in Section 302 of ERISA;

       (iii) fail, or permit any ERISA Affiliate to fail, to timely pay any required installment under Section 412(m) or any other payment required under Section 412 of the Code, if such failure could result in the imposition of a Lien or otherwise would constitute a Materials Adverse Effect; or

        (iv) other than the filing of the petition initiating the Chapter 11 Case, suffer a Termination Event to occur which may reasonably be expected to result in liability of Borrower or any ERISA Affiliate thereof to the Pension Plan or to the PBGC or the imposition of a Lien on the Property of Borrower or any ERISA Affiliate thereof pursuant to Section 4068 of ERISA if such liability may reasonably be expected to constitute a Material Adverse Effect.

     (c) Fail promptly to notify the Agent of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA), other than a reportable event for which the thirty-day notice requirement has been waived by the PBGC, or of any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or
Section 4975 of the Code) with respect to any Pension Plan described in Schedule
                                                                        --------
4.13 or any trust created thereunder.
----

     (d) At any time, permit any Pension Plan described in Schedule 4.13 to
                                                           --------------
fail to comply with ERISA or other applicable Laws in any respect that constitutes a Material Adverse Effect.

     6.6  Change in Nature or Conduct of Business.  Borrower shall not make any
          ----------------------------------------
material change in the nature of the business of Borrower as conducted on the date of this Agreement and the Effective Date or engage in any line of business not engaged in by Borrower on the date of this Agreement and the Effective Date; provided that the introduction of additional products or services within or
--------
related to such lines of business or the expansion of marketing areas shall not be construed to be a new line of business.

     6.7  Liens.  Borrower shall not, directly or indirectly, create, incur,
          ------
assume or permit to exist any Lien on or with respect to any of its Property, except the following (collectively, "Permitted Encumbrances"):
                                     -----------------------

     (a) Liens created by the Loan Documents;

     (b) Liens existing on the date of this Agreement and described on Schedule
                                                                       --------
6.7;
----

     (c) Those matters shown as exceptions on "Schedule B" to mortgagee's title insurance policy no. 112-01-088616 issued on November 19, 1992 by Lawyers Title Insurance Company in favor of the Agent;

     (d) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to taxes, assessments or governmental charges or claims, the nonpayment of which is permitted under Section 5.2;
                                       -----------

     (e) Statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law and created in the ordinary course of business, arising in respect of claims, the nonpayment of which is permitted under Section 5.2;
                                           -----------

     (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure other similar obligations or arising as a result of progress payments under government contracts;

     (g) Liens arising under Section 302(f) of ERISA or Section 412(n) of the Code where the delinquent contribution which gave rise to the Lien is paid within thirty (30) days of its original due date;

     (h) Liens granted on the CIT Collateral in favor of CIT securing Indebtedness under the CIT Loan Agreement which Borrower is permitted to incur under subclause (b)(iii) or (b)(vii) of Section 6.8 but not to exceed in any
                                        -----------
event the aggregate principal sum of $10,755,648;

     (i) Any interest or title of a lessor, or secured by a lessor's interest, under any lease permitted by this Agreement;

     (j) Subject to the terms of the Intercreditor Agreement, Liens granted to the Trustee as security for Borrower's obligations under the Restated Indenture Notes, the Notes Security Documents
and the Restated Indenture securing Indebtedness under the Restated Indenture Notes which Borrower is entitled to incur under Section 6.8 but not to exceed in
                                                -----------
any event the aggregate principal sum of $27,000,000;

     (k) To the extent Indebtedness secured thereby is permitted to be extended, renewed, replaced or refinanced pursuant to Section 6.8, a future Lien upon any
                                            -----------
Property which is subject to a Lien described in clauses (h) and (j) above, if such future Lien attaches only to the same Property, secures only such permitted extensions, renewals, replacements or refinancings and is of like quality, character and extent; and

     (l) Liens granted by the Bankruptcy Court in favor of reclamation claimants pursuant to Section 546(c)(2)(B) of the Bankruptcy Code, but only to the extent such Liens are junior in priority to the Liens of the Lenders granted under or pursuant to this Agreement, the other Loan Documents and the Final Borrowing Order.


     6.8  Indebtedness.  Except as expressly permitted in this Section 6.8,
          -------------                                        -----------
Borrower shall not (a) enter into any Guaranty or (b) create, incur, assume or permit to exist any other Indebtedness, whether recourse or nonrecourse, and whether superior or junior, resulting from borrowings, loans, advances or the granting of credit, whether secured or unsecured, except (i) the Obligations,
(ii) obligations of Borrower in respect of allowed fees and expenses of the type contemplated by Section 2.8 hereof, (iii) Indebtedness in an amount not
                     -----------
in excess of $10,755,648 in the aggregate incurred under the CIT Facility, (iv) Subordinated Indebtedness, (v) Indebtedness in respect of Hedging Obligations and under Capital Leases and other financing agreements outstanding on the date of this Agreement and described in Schedule 6.8, (vi) Indebtedness under the
                                   ------------
1993 Securities and the 1994 Securities, in aggregate principal amounts not in excess of Twenty Million Dollars ($20,000,000) and Ten Million Dollars ($10,000,000), respectively, as each such principal amount is reduced from time to time by any optional or mandatory redemption, repayment, prepayment or sinking fund payment made pursuant to the terms of the Restated Indenture other than a reduction effected by a refunding, refinancing or replacement in whole or in part of the obligations under the Restated Indenture by obligations under any subsequent indenture or indentures complying with all applicable provisions of this Agreement and the Intercreditor Agreement (as in effect on the date hereof); and (vii) extensions, renewals, replacements or refinancings of the Indebtedness described in the preceding clauses (i), (iii), (iv), (v) and (vi) on terms and conditions satisfactory to the Majority Lenders.

     6.9  Transactions with Affiliates.  Borrower shall not, directly or
          -----------------------------
indirectly, enter into or permit to exist any transaction
with any Affiliate of Borrower on terms that are less favorable to Borrower than those that might be obtained in an arm's length transaction at the time from Persons who are not an Affiliate; provided that Borrower shall not, in any event, be permitted to pay any management fee to Odyssey or any Affiliate of
          ---------
Odyssey, to transfer any assets to Odyssey or to any Affiliate of Odyssey, or to repurchase Senior Subordinated Notes from Odyssey or any Affiliate of Odyssey. Nothing in this Section 6.9 shall prohibit the payment of customary directors'
                -----------
fees and indemnities, to Borrower's directors generally, including any director who is also an Affiliate of Odyssey.

     6.10  Sales and Leasebacks.  Borrower shall not become liable, by
           ---------------------
assumption or by Guaranty, with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed) (a) which it sold or transferred or is to sell or transfer to any other Person or (b) which it intends to use for substantially the same purposes as any other Property which has been or is to be sold or transferred by it to any other Person in connection with such lease.

     6.11  Margin Regulations.  Borrower shall not use all or any portion of the
           -------------------
proceeds of any Advance made under this Agreement to purchase or carry "margin stock" (as such term is defined in Regulations G and U).

     6.12  Investments.  Borrower shall not make or suffer to exist any
           ------------
Investment except (a) Investments existing on the Effective Date and disclosed in Schedule 6.12, (b) Investments consisting of Cash Equivalents at any time
   --------------
when no Advances are outstanding hereunder, (c) Investments consisting of advances to employees of Borrower for travel expenses, relocation and similar purposes in the ordinary course of business in amounts not to exceed $120,000 to any individual employee at any time outstanding or $750,000 to all employees in the aggregate at any time outstanding, and (d) Investments arising from the conversion of Accounts which are over ninety (90) days past due and in any event are not Eligible Accounts into (i) Securities consisting of promissory notes if the aggregate face value of such Accounts with respect to any one Account Debtor at any time held as such Securities does not exceed $1,000,000 and the aggregate face value of all such Accounts at any time held as such Securities does not exceed $5,000,000 and (ii) Securities consisting of a combination of promissory notes and Capital Stock of the Account Debtors if the aggregate face value of such Accounts with respect to any one Account Debtor at any time held as such Securities does not exceed $500,000 and the aggregate face value of all such Accounts at any time held as such Securities does not exceed $2,000,000; provided that in each case the Securities into which such Accounts are converted
--------
shall be pledged and delivered to the Agent, for the benefit of Lenders, in a manner satisfactory to the Agent.

     6.13  Amendment of Charter or By-Laws.  Borrower shall not amend its
           --------------------------------
charter documents or By-Laws except upon at least ten (10) days' prior written notice to the Agent and then, only if such amendment would not constitute a Material Adverse Effect.

     6.14  Capital Stock.  Borrower shall not issue or sell any of its Capital
           --------------
Stock or any Securities convertible into or exchangeable for any shares of its Capital Stock, grant any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, enter into any agreement providing for the issuance (contingent or otherwise) of, or create calls, com-mitments or claims of any character relating to, any of its Capital Stock or any stock or Securities convertible into or exchangeable for any of its Capital Stock, except for (a) the issuance of Senior Preferred Stock as payment in kind dividends pursuant to the terms of the Senior Preferred Stock, (b) the issuance of stock options to members of Borrower's management and key employees in connection with Borrower's management incentive programs, and (c) the issuance by Borrower of Capital Stock in a public offering if the issuance of such Capital Stock would not result in the occurrence of a Change of Control.

     6.15  Fiscal Year.  Borrower shall not change its Fiscal Year for
           ------------
accounting or tax purposes from a period consisting of the annual period ending on the Sunday closest to October 31 of each calendar year.

     6.16  Cash Management System.  Borrower shall not maintain any bank account
           -----------------------
other than those accounts set forth in Schedule 6.16 and, to the extent provided
                                       -------------
in the Blocked Account Agreement, the "Lockbox Account" provided for therein, or authorize or direct any Person to take any action with respect to amounts deposited in the Collection Account in contravention of the provisions of this Agreement, the Security Agreement, the Blocked Account Agreement, or any other Loan Document.

     6.17  Cancellation of Indebtedness.  Borrower shall not cancel any material
           -----------------------------
claim or debt owing to it, except for reasonable consideration or (as to Collateral not constituting Eligible Accounts) in the ordinary course of business.

     6.18  Commingling.  Borrower shall not maintain corporate deposit accounts
           -----------
jointly with any Affiliate or other Person or commingle any funds with funds of any Affiliate or other Person.

     6.19  Capital Expenditures.  Borrower shall not make, or incur any
           --------------------
Contractual Obligation to make, any Capital Expenditure if to do so would cause Borrower's aggregate Capital Expenditures to exceed $3,000,000 during the period from November 1, 1995 through and including October 31, 1996.

     6.20  Operating Leases.  Borrower shall not become liable in
           -----------------
any way, whether directly or by assignment or Guaranty, for the obligations of the lessee under any Operating Lease, other than (i) Operating Leases to which Borrower is a party as of the date of this Agreement, and (ii) Operating Leases replacing Operating Leases to which Borrower is a party as of the date of this Agreement, provided that such Operating Leases do not in the aggregate have minimum annual rental payments exceeding by $50,000 or more the minimum annual rental payments for the Operating Leases so replaced.

     6.21  EBITDA.  Borrower shall not permit its EBITDA for the fiscal month of
           ------
November 1995 to be less than ($3,900,000) and shall not permit its EBITDA for any two-month fiscal period set forth below to be less than the Amount set forth opposite such two-month fiscal period (with negative numbers indicated by parentheses):


                      TWO-MONTH
                    FISCAL PERIOD               AMOUNT
                    -------------               ------

               November/December 1995         $(5,800,000)

               December 1995/January 1996      (1,000,000)

               January/February 1996           3,000,000

               February/March 1996             5,800,000

               March/April 1996                7,800,000

               April/May 1996                  7,500,000

               May/June 1996                   6,600,000

               June/July 1996                  5,300,000

               July/August 1996                2,500,000

               August/September 1996           125,000

               September/October 1996          350,000



     6.22  Restated Indenture.  Borrower shall not amend the Restated Indenture
           ------------------
or the Restated Indenture Notes or consent to any amendment to the Restated Indenture or the Restated Indenture Notes that would provide for mandatory redemptions in any event of the 1994 Securities or mandatory redemptions of the 1993 Securities in amounts greater than, or at intervals more frequent than, those provided for in Section 6 of the form of Securities attached as Exhibit A to the Restated Indenture, as in effect on the date hereof, or acquiesce in any thereof, or effect any refunding, refinancing or replacement which would have such effect, except, in each case, as provided in the Asset Sale Provision and in Section 3.09 of the Restated Indenture, as in effect on the date hereof or any successor provision which is the same in substance as such Section 3.09, or as provided in a plan of reorganization confirmed in the Chapter 11 Case pursuant to Section 1129 of the Bankruptcy Code.

     6.23  Payment of Prepetition Indebtedness; Adequate Protection.  Borrower
           ---------------------------------------------------------
shall not:

     (a) Make any payment of cash or transfer any interest in property to or for the benefit of a creditor for or on account of prepetition indebtedness without the prior approval of the Bankruptcy Court after notice and opportunity for a hearing; provided, however, that, notwithstanding the foregoing, Borrower shall
         --------  -------
not, other than as permitted by Section 6.23(b), make any such payments or
                                ---------------
transfers except (i) payments of prepetition wages, salaries and commissions, related employee benefits and payroll taxes in an amount that does not exceed $1,750,000 in the aggregate, (ii) payments of health and dental benefit claims incurred but not yet reported as of the Petition Date, (iii) payments of prepetition indebtedness owed to essential suppliers of services to Borrower (including, without limitation, freight handlers) in an amount that does not exceed $500,000 in the aggregate, (iv) payments of customs duty owed to the United States Customs Service in an amount that does not exceed $150,000 in the aggregate, and (v) for other purposes material to Borrower's ability to obtain deliveries of raw materials in an amount that does not exceed $300,000 in the aggregate; or

     (b) Absent an order of the Bankruptcy Court after notice and opportunity for a hearing, make any cash payment or periodic cash payments, grant any Lien or any additional or replacement Lien, grant any administrative expense priority, or grant any other form of adequate protection provided under Section 361 of the Bankruptcy Code to a secured creditor or lessor of property (except as required by Section 365(d)(3) or (10) of the Bankruptcy Code); provided,
                                                                  --------
however, that, notwithstanding any such notice and hearing and Court order,
-------
Borrower shall not (i) make any such cash payment or periodic cash payments in an aggregate amount in excess of $100,000 (or such other dollar amount as the Bankruptcy Court, after notice and hearing, may order) in any fiscal month or $1,200,000 (or such other dollar amount as the Bankruptcy Court, after notice and hearing, may order) during the term of this Agreement (subject to increase, as required, in the event of a subsequent increase in the applicable rates of interest owed under instruments and agreements held by the recipients of such adequate protection payments), (ii) grant any Lien or additional or replacement Lien which is senior or equal in priority to the Liens of the Lenders granted under or pursuant to this Agreement and the other Loan Documents, or (iii) grant any administrative expense priority to any secured creditor or lessor of property that is senior or equal in priority to the administrative expense priority of the Obligations of Borrower hereunder.

     6.24  Return of Goods.  Borrower shall not return any goods to any of its
           ---------------
creditors for application against prepetition indebtedness under Section 546(g) of the Bankruptcy Code or otherwise or allow any creditor to take any setoff against any of its prepetition indebtedness based upon any such return; provided, however, that the provisions of this Section 6.24 shall not apply to
--------  -------                              ------------
returns of defective or non-conforming goods in the ordinary course of business. Borrower shall use its best efforts to oppose the treatment of reclamation claims to the extent such treatment involves the return of goods to the reclamation claimant or the immediate cash payment of such reclamation claim as an administrative expense (it being understood that Borrower is not required to oppose the granting to a reclamation claimant of an administrative expense claim or a Lien securing such reclamation claim, which Lien is junior in priority to the Liens granted to the Agent (for the ratable benefit of the Lenders) pursuant to this Agreement, the other Loan Documents and the Final Borrowing Order).


                                   ARTICLE 7
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

     So long as any Advance remains unpaid, any Letter of Credit Obligation remains outstanding, any other Obligation remains unpaid or any portion of the Commitment remains outstanding, unless the Agent (with the approval of the Majority Lenders) otherwise consents in writing:

     7.1   Financial Information and Reports.  Borrower shall deliver to each
           ----------------------------------
of the Lenders at Borrower's sole expense:

     (a) Monthly Financial Statements.  As soon as practicable, and in any event
         -----------------------------
within thirty (30) days after the end of each fiscal month of each Fiscal Year,
(i) the balance sheet of Borrower as at the end of such fiscal month and (ii) statements of income and cash flows, in each case for such fiscal month and for the portion of the Fiscal Year ended with such fiscal month, all in sufficient detail to calculate compliance with the Financial Covenants, presented in a manner comparing such financial statements to Borrower's budget for the Fiscal Year and setting forth any variances therefrom and to the corresponding period of the prior Fiscal Year.

     (b) Quarterly Financial Statements.  As soon as practicable, and in any
         -------------------------------
event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), (i) the balance sheet of Borrower as at the end of such Fiscal Quarter and (ii) statements of income and cash flows, in each case for such Fiscal Quarter and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in detail sufficient to calculate compliance with the Financial Covenants, presented in a manner comparing such financial statements to Borrower's budget for the Fiscal Year and setting forth any variances therefrom and to the corresponding period of the prior Fiscal Year.

     (c) Annual Financial Statements.  As soon as practicable, and in any event
         ----------------------------
within ninety (90) days after the end of each Fiscal Year, (i) the balance sheet of Borrower as at the end of such Fiscal Year, and (ii) the related statements of income, stockholders' equity and cash flows. Such financial statements shall be prepared in accordance with GAAP, consistently applied (except for those changes with which the independent public accountants of Borrower have concurred and shall have disclosed in the notes to such financial statements) and shall be accompanied by a report and opinion of Deloitte & Touche LLP or other independent public accountants of recognized national standing selected by Borrower and approved by the Majority Lenders which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, shall not be subject to any qualifications or exceptions, and shall be accompanied by a certificate stating that (x) Borrower is in compliance with the Financial Covenants, and (y) in performing the audit necessary for the certification of such financial statements and such report, such accountants have obtained no actual knowledge of a Default or Event of Default (or, if such accountants have obtained actual knowledge of a Default or Event of Default, stating the nature and status of such Default or Event of Default).

     (d) Comparison of Annual Statements and Budget.  Concurrently with the
         -------------------------------------------
financial statements described in clause (c) above, unaudited statements setting forth the balance sheet, income statement, statement of stockholders' equity and statement of cash flows of Borrower presented in a manner comparing such financial statements to Borrower's budget for the Fiscal Year and setting forth any variances therefrom and to the prior Fiscal Year.

     (e) Management's Discussion and Analysis.  Concurrently with the financial
         -------------------------------------
statements described in clauses (a), (b) and (c) above, a report detailing the operations of Borrower which report shall include a management discussion and analysis of Borrower's performance during such month, Fiscal Quarter or Fiscal Year and an explanation of any material variance from Borrower's business plan or budget for such period that is reflected in such financial statements.

     (f) Compliance Certificate.  Concurrently with each of the financial
         -----------------------
statements to be delivered pursuant to clauses (a), (b) and (c), Borrower shall deliver a Compliance Certificate dated as of the last day of the fiscal period covered by such financial statements.

     (g) Budgets; Business Plans; Financial Projections.  As soon as practicable
         -----------------------------------------------
and in any event not later than forty-five (45) days before the commencement of each Fiscal Year of Borrower for each of Borrower's Fiscal Years (i) a monthly budget for such Fiscal Year, (ii) an annual business plan for such Fiscal Year, substantially in the form of the business plan heretofore delivered to the Agent and the Lenders, accompanied by a report reconciling all changes and departures from the business plan delivered to the Agent and the Lenders on or prior to the Effective Date as described in Section 4.6 and (if applicable) with respect to
                               -----------
the preceding Fiscal Year, pursuant to this Section 7.1(g), and (iii) a plan and
                                            --------------
financial forecast, prepared in accordance with Borrower's normal accounting procedures applied on a consistent basis, for each succeeding Fiscal Year of Borrower until the Commitment Termination Date, including, without limitation
(A) a forecasted balance sheet and a statement of cash flows of Borrower for each such Fiscal Year, (B) forecasted balance sheets, statements of earnings and retained earnings, and changes in cash flows of Borrower for and as of the end of each fiscal month and of each such Fiscal Year, (C) the amount of forecasted Capital Expenditures for each such Fiscal Year and (D) forecasted compliance with the Financial Covenants for each such Fiscal Year.

     7.2   Collateral Information and Reports.  Borrower shall deliver to the
           ----------------------------------
Agent and each of the Lenders at Borrower's sole expense:

     (a) Daily Reports.  On a daily basis, a daily report in form reasonably
         -------------
satisfactory to the Agent, as to Borrower's Accounts, daily collections, returns and credits and such other matters as the Agent shall reasonably request, certified by a Responsible Official of Borrower.

     (b) Borrowing Base Certificate.  On a weekly basis, on Monday of each
         --------------------------
week, a Borrowing Base Certificate as of the last Business Day of the immediately preceding week. Each Borrowing Base Certificate shall set forth Borrowing Base calculations since the date of the last prior Borrowing Base Certificate and shall include a weekly cash journal, the information required to be delivered pursuant to clause (c) below and such other information as the Agent may request from time to time.

     (c) Weekly Accounts Reports.  On a weekly basis, on Wednesday of each
         -----------------------
week, with respect to the period from August 1 of each calendar year to January 31 of the next calendar year and at any time when a Default or Event of Default has occurred and is continuing a summary aging of Accounts and Eligible Accounts specifying the Accounts and Eligible Accounts created or acquired during the prior week certified by a Responsible Official of Borrower.

     (d) Monthly Collateral Reports.  At least once each fiscal month, a report
         --------------------------
(a "Monthly Report"), dated the last day of such
    --------------
fiscal month, and certified by a Responsible Official of Borrower, which Monthly Report shall include the following information for Borrower and shall cover the period since the last prior Monthly Report delivered to the Agent (provided that Borrower shall provide such information to the Agent more often than monthly if the Agent reasonably so requests):

         (i) A summary aging of Accounts and Eligible Accounts specifying the Accounts and Eligible Accounts created or acquired during the prior month,

        (ii) A schedule of Inventory based upon Borrower's most recent physical inventory and its perpetual inventory records showing Borrower's cost of all such Inventory with a monthly reconciliation to the general ledger inventory account of Borrower and scheduling all such Inventory by type and location,

       (iii) A list of all Accounts, Inventory, Equipment and Real Property which do not satisfy any warranty, representation or covenant contained in this Agreement or any other Loan Document and an explanation thereof,

        (iv) A monthly summary of standard cost variances, on a consolidating and consolidated basis by plants/profit center, and

         (v) A list of all new locations, offices, or places of business opened by Borrower or at which Borrower has located any of the Collateral, its operations, assets, property or books and records, or to which it has relocated its headquarters, and a description of the Collateral or other property located therein, and a list of any locations, offices or places of business closed or abandoned by Borrower.

Each fiscal month's Monthly Report shall be delivered to the Agent within fifteen (15) days after the end of such month; provided that if such date shall not be a Business Day, delivery shall be made on the next Business Day after such date.

     (e) Quarterly Collateral Reports.  At least once each Fiscal Quarter, a
         ----------------------------
report (a "Quarterly Report"), dated the last day of such Fiscal Quarter, and
           ----------------
certified by a Responsible Official of Borrower, which Quarterly Report shall include the following in formation for Borrower, and shall cover the period since the last prior Quarterly Report delivered to the Agent (provided that Bor-
                                                              --------
rower shall provide such information to the Agent more often if the Agent reasonably so requests):

         (i) A detailed summary of Inventory aging for greige and finished cloth,

        (ii) A schedule of any acquisition or disposition of Equipment with a value in excess of $25,000,

       (iii) A list of all Real Property purchased or sold, together with legal descriptions for all Real Property so purchased, and

        (iv) A list of all other contracts for the sale of Inventory or the performance of services by Borrower for a total contract price in excess of One Million Dollars ($1,000,000).

Each Fiscal Quarter's Quarterly Report shall be delivered to the Agent together with the Monthly Report for the last fiscal month of such Fiscal Quarter within fifteen (15) days after the end of such fiscal month; provided that if such date
                                                      --------
shall not be a Business Day, delivery shall be made on the next Business Day after such date.

     (f) Customer Lists.  At any time at Agent's request, a list of Borrower's
         --------------
customers, including addresses.

     7.3  Operating Leases; Capital Leases, Etc.  On a monthly basis, together
          --------------------------------------
with each Monthly Report, Borrower shall deliver to the Agent and each of the Lenders at Borrower's sole expense:

     (a) A list showing each of the then existing Capital Leases and Operating Leases and the amount of all payments due in respect thereof during the prior Fiscal Quarter and indicating whether such payments were made when due; and

     (b) A schedule setting forth the aggregate amount of all Capital Expenditures from the Petition Date to date (including all principal payments made with respect to MIS Expenditures).

     7.4  Other Specific Information and Reports.  Borrower shall deliver to the
          ---------------------------------------
Agent and each of the Lenders at Borrower's sole expense:

     (a) Taxes, Assessments, etc.  Promptly after Borrower determines to
         ------------------------
contest any tax, assessment or other governmental charge or any claim as permitted pursuant to Section 5.2, written notice of such contest which notice
                      -----------
shall include a brief description of the nature of the tax, assessment, charge or claim being contested and the action Borrower is taking with respect thereto and shall specify (i) the amount of such tax assessment, charge or claim being contested, and (ii) the amount of the reserve Borrower has set aside therefor.

     (b) Audit Reports.  Promptly after receipt thereof, copies of any detailed
         --------------
audit reports or recommendations submitted to Borrower by independent accountants in connection with the accounts or books of Borrower, or any audit of any of them.

     (c) Management Reports.  Promptly after receipt thereof, copies of any
         -------------------
management reports delivered to Borrower or to any officer or employee thereof by Borrower's accountants in connection with the financial statements delivered pursuant to Section 7.1.
            -----------

     (d) Reports to Shareholders; SEC Filings.  Promptly after the same are
         -------------------------------------
available, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower or to the trustee under any indenture and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under the Securities Act or the Securities Exchange Act.

     (e) Press Releases.  Promptly after the same are made available to the
         ---------------
public, copies of all press releases made available generally by Borrower to the public concerning material developments in Borrower's business.

     (f) ERISA Matters.  Promptly upon Borrower's becoming aware, and in any
         --------------
event within five (5) Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA), other than a reportable event for which the thirty-day notice requirement has been waived by the PBGC and the reportable event resulting from the filing of the petition initiating the Chapter 11 Case, or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan, other than a Multiemployer Plan, or any trust created thereunder, a written notice specifying the nature thereof, what action Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

     (g) Change of Control.  Not less than thirty (30) days prior to the
         ------------------
occurrence of any event or transaction which could reasonably be expected to result in a Change of Control, written notice specifying the nature of such event or transaction.

     (h) Invoices, Etc.  If so requested by the Agent, copies of all customer
         --------------
invoices (or the equivalent), rebilled invoices, credit memos, remittance advice and reports and deposit tickets, original bills of lading and other shipping or delivery receipts generated or received by Borrower and such other documents as the Agent may reasonably require in connection with the Accounts.

     (i) Events of Default.  Promptly upon, but in no event more than five (5)
         ------------------
days after, Borrower obtains knowledge (i) of any condition or event which constitutes an Event of Default or Default, or that any Lender or the Agent has given any notice with respect to a claimed Default or Event of Default under this Agree ment, (ii) that any Person has given any notice to Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 9.1(e) or (iii) of any event or condition
                           --------------
that constitutes or will constitute a Material Adverse Effect or affect the value of, or the Agent's interest in, the Collateral in any material respect, an Officer's Certificate specifying (A) the nature and period of existence of any such claimed Default, Event of Default, default, condition or event, (B) the notice given or action taken by any Person in connection therewith and (C) what action Borrower has taken, is taking and proposes to take with respect thereto.

     (j) Lawsuits.  (i) Promptly upon Borrower obtaining knowledge of the
         ---------
institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting Borrower or any asset of Borrower not previously disclosed pursuant to Section 4.10 or Section 5.11 involving money or
                                 ------------    ------------
property valued in excess of Five Hundred Thousand Dollars ($500,000) or any actions, suits, proceedings or arbitration which in the aggregate involve money or property value in excess of One Million Dollars ($1,000,000) or (B) any investigation or proceeding before or by any Governmental Agency, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which Borrower currently conducts its business or to declare any substance contained in products manufactured or distributed by it to be likely to result in harm or injury, written notice thereof and such other information as may be reasonably available to enable each Lender and its counsel to evaluate such matters except, in each case, where the same is fully covered by insurance (other than applicable deductible), (ii) as soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter of Borrower, a litigation status report covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration reported pursuant to clause (i)(A) and (B) above and such other information at such time as may be reasonably available to enable each Lender and its counsel to evaluate such matters, and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this clause (j), upon request of the Agent or the Majority Lenders, written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause
(i) or (ii) above and such other information as may be reasonably available to it to enable each Lender and its counsel to evaluate such matters.

     (k) Insurance.  As soon as practicable and in any event by the last day of
         ----------
April in each Fiscal Year, (i) a report in form and substance reasonably satisfactory to Lenders outlining all insurance policies and programs currently in effect with respect to the Property and business of Borrower, insurance coverage maintained as of the date of such report by Borrower and the loss pay-ment provisions of such coverage and (ii) evidence that all premiums with respect to such coverage have been paid when due.

     (l) Labor Matters.  Promptly, but in any event within two (2) Business Days
         --------------
after learning thereof, written notice of (i) any material labor dispute to which Borrower may become a party, any strikes, lockouts or other disputes relating to Borrower's plants and other facilities and (ii) any liability incurred with respect to the closing of any plant facility of Borrower.

     (m) Permitted Subordinated Indebtedness.  Upon its receipt thereof, copies
         ------------------------------------
of (i) any notice or other communication delivered by or on behalf of Borrower to any Person in connection with any agreement or other document relating to Subordinated Indebtedness at the same time and by the same means as such notice or other communication is delivered to such Person and (ii) any material notice or other material communication received by Borrower from any Person in connection with any agreement or other document relating to Subordinated Indebtedness promptly after such notice or other communication is received by Borrower.

     (n) Documents Related to Chapter 11 Case.  Promptly after the filing or
         ------------------------------------
distribution thereof, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by Borrower with the Bankruptcy Court or with respect to the Chapter 11 Case or distributed to the Office of the United States Trustee, the Official Committee, any other committee of creditors or equity security holders in the Chapter 11 Case or any other creditor in the Chapter 11 Case.

     7.5  Other Information and Reports (Generally).  Borrower shall provide to
          ------------------------------------------
the Agent and each Lender such other information, reports, contracts, schedules, lists, documents, agreements and instruments with respect to (a) the Collateral and (b) Borrower's business condition (financial or otherwise), operations, performance, properties or prospects as the Agent or the Majority Lenders may from time to time reasonably request.


                                   SECTION 8
                    CONDITIONS PRECEDENT TO EFFECTIVE DATE;
                      EFFECT OF RESTATEMENT; EXTENSIONS OF
                       CREDIT ON AND AFTER EFFECTIVE DATE
                       ----------------------------------

       8.1  Conditions Precedent to Effective Date.  Notwithstanding any other
            ---------------------------------------
provision of this Agreement, it is understood and agreed that this Agreement shall not become effective (and the Original Loan Agreement shall remain in full force and effect) unless and until the following conditions precedent shall have been satisfied or waived on such terms and conditions as the Agent may agree:

     (a) Document Deliveries.  The Agent shall have received all of the
         --------------------
following, each dated as of the Effective Date and all in form and substance reasonably satisfactory to the Agent and legal counsel for the Agent:

         (i) a Borrowing Base Certificate as of a date not more than five (5) days prior to the Effective Date;

        (ii) such documentation as the Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, certificates of corporate resolutions, incumbency certificates, certificates of Responsible Officials and the like;

       (iii) the Opinion of Counsel;

        (iv) an Officer's Certificate affirming that the conditions set forth in Sections 8.1(g), 8.1(h) and 8.1(i) have been satisfied;
     ---------------  ------     ------

         (v) the amendment to the Blocked Account Agreement contemplated by the definition thereof, substantially in the form of Exhibit A hereto, duly
                                                      ---------
     executed by Borrower and Citibank, N.A.; and

        (vi) such other assurances, certificates, documents, consents or opinions as the Agent may reasonably require.

     (b) Fees.  The Agent shall have received, for the account of the Agent, the
         -----
portion of the agent's fee described in Section 3.9 that is due and payable on
                                        -----------
or before the Effective Date.

     (c) Interim Borrowing Order.  The Bankruptcy Court shall have entered the
         ------------------------
Interim Borrowing Order within five (5) Business Days after the Petition Date, and no order modifying or vacating such Order shall have been entered, and no appeal of such Order shall have been timely filed or, if such an appeal has been taken, no stay of such Order pending appeal shall have been granted.

     (d) Litigation, Etc.  The Agent shall be satisfied that, other than the
         ----------------
Chapter 11 Case, no litigation, arbitration, injunction, proceeding, government investigation or inquiry which (i) is related to this Agreement, the Revolving Credit Loan, or any of the other transactions contemplated hereby, or (ii) would constitute a Material Adverse Effect has been commenced nor has been threatened, and nor will the Agent have been apprised of the existence of any basis for such litigation, arbitration, injunc tion, proceeding, governmental investigation or proceeding nor shall Borrower be aware of any basis therefor.

     (e) Availability.  The Agent shall be satisfied that the amount available
         -------------
for borrowing by Borrower under the Revolving Credit Loan pursuant to Section
                                                                      -------
2.1, after giving effect to any Advances and Letter of Credit Obligations
---
requested by Borrower to be made or incurred on the Effective Date pursuant to a Request for Advance and any Request for Letter of Credit submitted in ac-cordance with Sections 2.1(b) and 2.2(b) hereof, shall equal or exceed
              ---------------     ------
$3,000,000.

     (f) Legal Fees and Expenses.  The fees and expenses of King & Spalding,
         ------------------------
legal counsel to the Agent, and any other counsel retained by the Agent relating to the Loan Documents shall have been paid by Borrower.

     (g) Representations and Warranties.  The Agent shall be satisfied that the
         -------------------------------
representations and warranties of Borrower contained in Article 4 shall be true
                                                        ---------
and correct.

     (h) Compliance; No Default.  Borrower shall be in compliance with all the
         -----------------------
terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance or the application of the proceeds thereof or from the incurrence of such Letter of Credit Obligations.

     (i) No Material Adverse Effect.  Since the Petition Date, there shall not
         ---------------------------
have occurred: (i) any event or circumstance that constitutes a Material Adverse Effect, (ii) any material adverse change in the Collateral, (iii) any material decrease in the as sets, or any material increase in the liabilities, liquidated or contingent, of Borrower; or (iv) any dividends or other distributions made to the stockholders of Borrower.

     8.2  Confirmation of Effectiveness.  Upon the satisfaction or waiver of
          -----------------------------
each of the conditions precedent to the effectiveness of this Agreement set forth in Section 8.1, the Agent shall deliver to Borrower a letter confirming
         -----------
that the foregoing conditions precedent have been satisfied or waived (and, if any such condition precedent has been waived, stating the terms and conditions of such waiver) and stating that this Agreement has become effective.

     8.3  Effect of Restatement.  Upon the effectiveness of this Agreement on
          ---------------------
the Effective Date pursuant to Section 8.1: (a) except as expressly set forth
                               -----------
herein, all terms and conditions of the Original Loan Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to Lenders and the Agent; (b) the terms and conditions of the Original Loan Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but only with respect to the rights, duties and obligations among the Agent, the Lenders and Borrower accruing from and after the Effective Date; (c) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Original Loan Agreement or any other Loan Document or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Effective Date and except as modified hereby or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by Borrower; (d) all indemnification obligations of Borrower under the Original Loan Agreement and any other Loan Documents shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of all lending institutions party to the Original Loan Agreement at any time prior to the Effective Date (including, without limitation, to the extent set forth in Section 11.10 of the Original Loan Agreement as in effect on the Effective Date); (e) the Obligations incurred under the Original Loan Agreement shall, to the extent outstanding on the Effective Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; (f) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Original Loan Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Original Loan Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (g) any and all references in the Loan Documents to the Original Loan Agreement shall, without further action of the parties, be deemed a reference to the Original Loan Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

     8.4  Conditions Precedent to Extensions of Credit on and After Effective
          -------------------------------------------------------------------
Date.  The obligations of the Lenders to make any Advance or to incur any Letter
----
of Credit Obligation on or subsequent to the Effective Date are subject to the satisfaction of the following conditions precedent:

     (a) Requests.  The Agent shall have timely received a Request for Advance
         ---------
in compliance with Section 2.1(b) or the Agent shall have timely received a
                   --------------
Request for Letter of Credit in compliance with Section 2.2(b), as the case may
                                                --------------
be.

     (b) Representations and Warranties.  The representations and warranties
         -------------------------------
contained in Article 4 shall be true and correct in all material respects on and
             ---------
as of the date of the Advance or Letter of Credit Obligation as though made on and as of that date (except to the extent that such representations and warranties relate solely to an earlier date and except as affected by transactions expressly contemplated by this Agreement).

     (c) Compliance; No Default.  Borrower shall be in compliance with all the
         -----------------------
terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing or shall result from the making of such Advance or the application of the proceeds thereof.

     (d) Litigation, Etc.  Other than the Chapter 11 Case, there shall not be
         ----------------
then pending or, to the best knowledge of Borrower, threatened, any litigation, arbitration, injunction, proceeding, governmental investigation or inquiry against or affecting Borrower or any Property of Borrower before any Governmental Agency that constitutes or would constitute a Material Adverse Effect.

     (e) Borrowing Base Certificate.  The Agent shall have received the most
         ---------------------------
recent Borrowing Base Certificate required to be delivered in accordance with
Section 7.2(b) and the additional items required to be delivered in accordance
---------------
with Section 7.2(a), (c), (d) and (e).
     --------------  ---  ---     ---

     (f) Final Borrowing Order.  In the case of any Advance or Letter of Credit
         ---------------------
Obligation requested to be made or incurred on or after the fortieth (40th) day following the Petition Date, the Agent shall have received a copy of the Final Borrowing Order, certified by the Clerk of the Bankruptcy Court, such Final Borrowing Order shall comply in all respects with the terms and conditions set forth in the definition thereof set forth in Section 1.1 hereof, and no order
                                             -----------
modifying or vacating such Order shall have been entered.

     (g) Other Information, Etc.  The Agent shall have received such other
         -----------------------
information relating to any matters which are the sub ject of this Section 8.4
                                                                   -----------
or the compliance by Borrower with this Agreement as may reasonably be requested by the Agent.


                                   ARTICLE 9
                         EVENTS OF DEFAULT AND REMEDIES
                         ------------------------------
                             UPON EVENTS OF DEFAULT
                             ----------------------

     9.1  Events of Default.  The existence or occurrence of any one or more of
          ------------------
the following events, whatever the reason therefor and under any circumstance whatsoever, shall constitute an Event of Default:

     (a) Failure to Make Payments When Due.  Borrower fails to pay any of the
         ----------------------------------
Prepetition Obligations (whether principal, interest, premium, fee or other Obligation) on the date when due, other than as a result of the Chapter 11 Case, or fails to pay any of the

Postpetition Obligations (whether principal, interest, premium, fee or other Obligation) on the date when due; or

     (b) Breach of Representation or Warranty. Any representation or warranty of
         ------------------------------------
Borrower made in any Loan Document or in any certificate delivered pursuant to any Loan Document proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or

     (c) Breach of Certain Covenants; Event of Default Under Other Loan
         --------------------------------------------------------------
Documents.  Borrower fails duly and punctually to perform or observe any
----------
agreement, covenant or obligation binding on Borrower pursuant to Section 5.5,
                                                                  -----------
Section 5.11 or Article 6 of this Agreement or any "Event of Default" (as such
------------    ---------
term is or may hereafter be defined in any of the other Loan Documents) shall occur under any other Loan Document; or

     (d) Other Defaults.  Borrower shall fail duly and punctually to perform or
         ---------------
observe any term, covenant or obligation binding on Borrower under this Agreement or under any of the other Loan Documents (other than as described in the preceding clauses (a), (b) and (c)) and such failure shall continue for twenty (20) days after the earlier of (i) the date on which Agent notifies Borrower of such failure, or (ii) the date on which Borrower knew, or in the exercise of due care, should have known of such failure (or such lesser period of time as is mandated by applicable Requirement of Law); or

     (e) Default as to Other Indebtedness.  Any breach, default or event of
         --------------------------------
default shall occur under, or any other condition shall exist under, any instrument, agreement or indenture pertaining to any Indebtedness in an aggregate principal amount of $2,500,000 or more incurred by Borrower after the Petition Date or which has been assumed by Borrower pursuant to Section 365(a) of the Bankruptcy Code and, in any such case, such breach, default, event of default or condition shall (i) continue beyond the last day of any applicable grace, notice and/or cure period, and (ii) permit or require any such Indebtedness to be repaid, prepaid, redeemed or otherwise repurchased by Borrower prior to the stated maturity thereof without requiring relief from the automatic stay under Section 362 of the Bankruptcy Code; or

     (f) Judgments and Attachments.  (i) Any money judgment (other than a money
         --------------------------
judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment or similar process against Borrower or any of its assets involving in any case an amount in excess of One Million Dollars ($1,000,000) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or (ii) any judgment or award of any court or administrative agency awarding material damages shall be entered against Borrower in any action under the Securities Act or the Securities Exchange Act, or any other securities laws, seeking rescission of the purchase or sale of, any Subordinated Indebtedness, and such judgment or order shall have become final after exhaustion of all available appellate remedies; or

     (g) Dissolution.  Any order, judgment or decree shall be entered against
         ------------
Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist; or

     (h) Loan Documents: Failure of Security.  At any time, for any reason (i)
         ------------------------------------
as modified by Section 11.25 hereof, any Loan Document ceases to be in full
               -------------
force and effect in any material respect or Borrower seeks to repudiate its Obligations thereunder and the Liens intended to be created thereby are, or Borrower seeks to render such Liens, invalid and unperfected, or (ii) Liens in favor of the Agent and/or Lenders contemplated by the Loan Documents or the subordination provisions of any documents evidencing the Subordinated Indebtedness shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated by this Agreement or the other Loan Documents; or

     (i) Subordinated Indebtedness.  Any determination is made by a court of
         --------------------------
competent jurisdiction that payment of principal or interest or both is due to any holder of any Subordinated Indebtedness which would not be permitted by
Section 6.3 or that the Senior Subordinated Notes are not subordinated to the
-----------
Obligations in accordance with the terms of the Senior Subordinated Note In-denture; or

     (j) Proceedings Under Chapter 11 Case.  Any of the following shall occur in
         ----------------------------------
respect of the Chapter 11 Case: (i) the filing of a motion or other pleading by Borrower in the Chapter 11 Case (A) to obtain additional financing under Section 364(d) of the Bankruptcy Code, (B) except as permitted by Section 6.23(b),
                                                          ---------------
hereof, to grant any Lien upon or affecting any Collateral, (C) to use cash collateral of the Lenders under Section 363(c) of the Bankruptcy Code without the Lenders' consent, or (D) to recover from any portions of the Collateral any costs or expenses of preserving or disposing of such Collateral under Section 506(c) of the Bankruptcy Code; or (ii) the appointment of an interim or permanent trustee in the Chapter 11 Case or the appointment of an examiner in the Chapter 11 Case with expanded powers to operate or manage the financial affairs, the business or the reorganization of Borrower; or (iii) the dismissal or suspension of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code; or (iv) the entry of an Order by the Bankruptcy Court (A) granting, except as permitted by Section 6.23(b) of this Agreement, adequate protection to any secured
   ---------------
creditor or lessor of property under Section 362, 363 or

364 of the Bankruptcy Code, (B) granting relief from, or modifying the automatic stay of Section 362 of the Bankruptcy Code in favor of, any holder of a claim in an amount in excess of $100,000 or any holder of any interest in any asset of Borrower with a book value in excess of $100,000 (provided, however, that no
                                                  --------  -------
holder of the Restated Indenture Notes or the Senior Subordinated Notes shall be entitled to the benefit of the foregoing $100,000 exceptions), or (C) granting administrative expense priority to any creditor or lessor of property that is senior or equal in priority to the administrative expense priority of the Obligations of Borrower hereunder; or (v) the failure of the Bankruptcy Court to enter the Final Borrowing Order on or before the fortieth day following the Petition Date; or (vi) the modification of the Interim Borrowing Order or the Final Borrowing Order (whether by the Bankruptcy Court or on appeal) to which modification the Lenders have not consented in writing, the vacation, staying or reversal of any such Order (whether by the Bankruptcy Court or on appeal) or the expiration by its terms of any such Order; or (vii) [INTENTIONALLY DELETED]; or
(viii) the filing of a plan of reorganization or liquidation that does not provide for the payment in full of all amounts due under or with respect to this Agreement within thirty days of the date of confirmation of such plan by the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code; or (ix) the assertion by Borrower in any pleading filed with the Bankruptcy Court that any material provision of any Loan Document is not valid and binding on Borrower; or

     (k) Termination Event.  The occurrence of a Termination Event with respect
         ------------------
to any Pension Plan if the liability of Borrower under ERISA as a result thereof exceeds One Million Dollars ($1,000,000); or the complete or partial withdrawal subsequent to the Effective Date by Borrower or any of its ERISA Affiliates from any Multiemployer Plan if the liability of Borrower as a result thereof exceeds One Million Dollars ($1,000,000); or

     (l) Change of Control.  The occurrence of any Change of Control; or
         ------------------

     (m) Key Officers and Consultants. Robert N. Dangremond shall cease to be
         ----------------------------
President and Chief Executive Officer of Borrower or Rod J. Peckham shall cease to be a financial consultant to Borrower, in each case devoting his full time and energy to the affairs of Borrower; or

     (n) Material Adverse Effect.  The occurrence of any condition or event
         ------------------------
since the Effective Date which the Majority Lenders determine constitutes a Material Adverse Effect.

     9.2  Remedies Upon Event of Default.  Without limiting any other rights or
          -------------------------------
remedies of the Agent or the Lenders provided for elsewhere in this Agreement or the Loan Documents, or by applicable Law, or in equity, or otherwise:

     (a) Upon the occurrence, and during the continuation, of any Event of Default and (except as otherwise contemplated by or pro vided for in the Interim Borrowing Order or the Final Borrowing Order) without application or motion to, or any order from, the Bankruptcy Court under Bankruptcy Code Section 362 or any other Section of the Bankruptcy Code or the Bankruptcy Rules:

         (i) the Lenders' Commitment and all other obligations of the Agent and the Lenders and all rights of Borrower under the Loan Documents shall be suspended without notice to or demand upon Borrower, which is expressly waived by Borrower to the fullest extent permitted by applicable Law, except that the Majority Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Majority Lenders, to reinstate the Lenders' Commitment;

        (ii) the Majority Lenders may request the Agent to, and the Agent thereupon shall, terminate the Lenders' Commitment, declare all or any part of the unpaid principal of the Revolving Credit Notes, all interest accrued and unpaid thereon and all other Obligations payable under the Loan Documents to be forthwith due and payable, and direct the Letter of Credit Issuer to declare all amounts due under the Letter of Credit Agreements to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment for payment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower to the fullest extent permitted by applicable Law;

       (iii) the Majority Lenders may request the Agent to, and the Agent thereupon shall, make immediate demand upon Borrower to fund the Cash Collateral Account contemplated by Section 2.2(i); and
                                        --------------

        (iv) the Agent, upon not less than five Business Days' notice to Borrower (all other notice or demand being expressly waived by Borrower to the fullest extent permitted by applicable Laws), the Office of the United States Trustee and counsel for the Official Committee (or, in the absence of any such Official Committee, to Borrower's 20 largest unsecured creditors as set forth in the list filed pursuant to Bankruptcy Rule 1007(d)), may proceed to protect, exercise, and enforce the rights and remedies of the Agent and the Lenders under the Loan Documents and such other rights and remedies as are provided by Law or equity.

     (b) The order and manner in which the rights and remedies of the Lenders under the Loan Documents and otherwise are to be exercised shall be determined by the Majority Lenders. All payments received by the Agent and the Lenders, or any of them, shall be applied first, to the costs and expenses (including
                              -----
reasonable
attorneys' fees and disbursements) of the Agent and of the Lenders, second,
                                                                    ------
to the payment to the Lenders, in proportion to each Lender's Pro Rata
Share, of the unpaid principal amount owing on all the Obligations, plus accrued and unpaid interest thereon, third, to the payment to the Agent and the Lenders
                             ------
of any other Obligations hereunder, in proportion to the amount of such Obliga-tions owing to the Agent and to the Lenders, and thereafter to Borrower or
                                                 ----------
whomsoever may be lawfully entitled thereto. Regardless of how each Lender may treat the payments for its own accounting purposes, for the purpose of computing Borrower's Obligations hereunder and under the Revolving Credit Notes, payments shall be applied first, to the costs and expenses of the Agent and the Lenders
                 -----
as set forth above, second, to the payment of accrued and unpaid interest due
                    ------
under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts
                                 -----
(including principal and fees) then owing to the Lenders under the Loan Documents. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.


                                   ARTICLE 10
                                   THE AGENT
                                   ---------

     10.1  Appointment and Authorization; No Fiduciary Responsibility.  Each
           -----------------------------------------------------------
Lender hereby irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof or are reasonably incidental, as determined by the Agent, thereto. This appointment and authorization does not constitute appointment of the Agent as a trustee or fiduciary for any Lender and, except as specifically set forth herein to the contrary, the Agent shall take such action and exercise such powers only in an administrative and ministerial capacity. Each of the Lenders agrees that the Agent has no fiduciary relationship with any Lender and that no implied covenants, functions, responsibilities, duties, obligations or liabilities of any kind shall be implied in the course of conduct of the Agent's responsibilities specifically set forth herein or otherwise exist on the part of the Agent for the benefit of the Lenders.

     10.2  Agent and Affiliates.  GE Capital (and each successor Agent) has the
           ---------------------
same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" includes GE Capital in its individual capacity. GE Capital (and each successor Agent) and its respective Affiliates may lend money to and generally engage in any kind of business with Borrower and any Affiliate of

Borrower, as if it were not the Agent and without any duty to account therefor to the Lenders. GE Capital (and each successor Agent) need not account to any other Lender for any monies received by it for reimbursement of its costs and expenses as Agent hereunder, for any fee received by it in its capacity as Agent hereunder, or for any monies received by it in its capacity as a Lender hereunder, except as otherwise provided herein.

     10.3  Lenders' Credit Decisions.  Each Lender agrees that it has,
           --------------------------
independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, or employees of the Agent or of any other Lender, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender confirms that it has such knowledge and experience in business and financial matters that it is capable of making such credit analysis and evaluating the merits and risks of entering into this Agreement. It is expressly understood that each Lender is able to bear the risk of loss, and assumes all risk of loss in connection with the entering into of this Agreement. Each Lender also agrees that it shall, independently and without reliance upon the Agent, any other Lender, or the directors, officers, agents, or employees of the Agent or of any other Lender, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

     10.4  Action by Agent.
           ----------------

     (a) The Agent may assume that no Default or Event of Default has occurred and is continuing, unless the Agent has actual knowledge of the Default or Event of Default, has received notice from Borrower stating the nature of the Default or Event of Default, or has received notice from a Lender stating the nature of the Default or Event of Default and that Lender considers the Default or Event of Default to have occurred and to be continuing.

     (b) The Agent has only those obligations under the Loan Documents that are expressly set forth therein. Without limitation on the foregoing, the Agent shall have no duty to inspect any Property of Borrower, although the Agent may in its discretion periodically inspect any Property from time to time.

     (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Agent may assume that no Default or Event of Default has occurred and is continuing, the Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Agent shall be required to act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 11.2) and those instructions shall be binding
                       ------------
upon the Agent and all the Lenders; provided, that the Agent shall not be
                                    --------
required to act or not act if to do so would expose the Agent to personal liability or would be contrary to any Loan Document or to applicable Law.

     (d) If the Agent has received a notice specified in clause (a), the Agent shall give notice thereof to the Lenders and shall act or not act upon the instructions of the Majority Lenders (or of all the Lenders, to the extent required by Section 11.2); provided that the Agent shall not be required to act
            ------------   --------
or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Agent, in risk of liability to the Agent, and except that if the Majority Lenders (or all the Lenders, if required under Section 11.2) fail, for three Business Days after the
                           ------------
receipt of notice from the Agent, to instruct the Agent, then the Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Lenders.

     (e) The Agent shall have no liability to any Lender for acting, or not acting, as instructed by the Majority Lenders (or all the Lenders, if required under Section 11.2), notwithstanding any other provision hereof.
      ------------

     (f) Each Lender hereby irrevocably authorizes the Agent to execute releases of Liens relating to any Collateral that is the subject of any disposition of Property permitted by this Agreement.

     10.5  Liability of Agent.  Neither the Agent nor any of its respective
           -------------------
directors, officers, agents, or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation of the foregoing, the Agent and its respective directors, officers, agents, and em-ployees:

     (a) may treat the payee of any Note as the holder thereof until the Agent receives notice of the assignment or transfer thereof pursuant to a Loan Assignment, signed by the payee and may treat each Lender as the owner of that Lender's interest in the Obligations due to Lenders for all purposes of this Agreement until the Agent receives notice of the assignment or transfer thereof pursuant to a Loan Assignment;

     (b) may consult with legal counsel, in-house legal counsel, independent public accountants, in-house accountants and other professionals, or other experts selected by it, or with legal counsel, independent public accountants, or other experts for Borrower, and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such legal counsel, independent public accountants, or experts;

     (c) will not be responsible to any Lender for any statement, warranty, or representation made in any of the Loan Documents or in any notice, certificate, report, request, or other statement (written or oral) in connection with any of the Loan Documents;

     (d) except to the extent expressly set forth in the Loan Documents, will have no duty to ascertain or inquire as to the performance or observance by Borrower or any other Person of any of the terms, conditions, or covenants of any of the Loan Documents or to inspect the property, books, or records of Borrower or any of its Affiliates or other Person;

     (e) will not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency, or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith;

     (f) will not incurany liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, or other instrument or writing believed by it or them to be genuine and signed or sent by the proper party or parties; and

     (g) will not incur any liability for any arithmetical error in computing any amount payable to or receivable from any Lender hereunder, including payment of principal and interest on the Revolving Credit Notes and payment of fees and other amounts; provided, that promptly upon discovery of such an error in
               --------
computation, the Agent, the Lenders, and (to the extent applicable) Borrower shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

     10.6  Indemnification.  Each Lender shall, ratably in accordance with its
           ----------------
Pro Rata Share of the Commitment, indemnify and hold the Agent and its directors, officers, agents, and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, attorney's fees and disbursements) that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure by Borrower to pay the Obligations due to Lenders hereunder or under the Revolving Credit Notes) or any action taken or not taken by it as Agent thereunder, except for the Agent's gross negligence or willful misconduct. Without limitation on the foregoing, each Lender shall reimburse the Agent upon demand for that Lender's ratable share of any cost or expense incurred by the Agent in connection with the negotiation, preparation, execution, delivery, administration, amendment, waiver, refinancing, restructuring, reorganization (including all costs and expenses incurred by the Agent in connection with the Chapter 11 Case or any other bankruptcy reorganization), or enforcement of the Loan Documents, to the extent that Borrower is required by

Section 11.3 to pay that cost or expense but fails to do so upon demand. Any
------------
such reimbursement shall not relieve Borrower of its obligations under Section
                                                                       -------
11.3, and upon any subsequent recovery of such cost or expense by the Agent from
----
Borrower the Agent shall promptly return to each Lender such Lender's Pro Rata Share of the amounts so paid.

     10.7  Successor Agent.  The Agent may resign as such at any time by written
           ----------------
notice to Borrower and the Lenders. The Majority Lenders may, with cause, at any time remove the Agent by written notice to that effect. Such resignation or removal shall become effective upon a successor's acceptance of appointment as Agent. In either event, the Majority Lenders shall appoint a successor Agent or Agents, who must be from among the Lenders; provided that the Agent shall be
                                            --------
entitled to appoint a successor Agent from among the Lenders, subject to acceptance of appointment by that successor Agent, if the Majority Lenders have not appointed a successor Agent within 30 days after the date the Agent gave notice of resignation or was removed. Upon a successor's acceptance of appointment as Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the Agent under the Loan Documents, the resigning or removed Agent will thereupon be discharged from its duties and obligations thereafter arising under the Loan Documents, and the provisions of this Article 10 shall continue to inure to the benefit of the
                   ----------
retiring or removed Agent as to any actions taken or omitted to be taken by it while it was serving as Agent under this Agreement and the other Loan Documents.

     10.8  Proportionate Interest of the Lenders in any Collateral. The Agent,
           --------------------------------------------------------
on behalf of all the Lenders, shall hold in accordance with the Loan Documents all items of any Collateral or interests therein received or held by the Agent. Subject to the Agent's and the Lenders' rights to reimbursement for their costs and expenses under this Agreement (including attorneys' fees and disbursements and other professional services) and subject to the application of payments in accordance with Section 9.2(b), each Lender shall have an interest in any
                --------------
Collateral or interests therein in the same proportions that the aggregate Obligations owed such Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders.


                                   ARTICLE 11
                                 MISCELLANEOUS
                                 -------------

     11.1  Cumulative Remedies; No Waiver.  The rights, powers, privileges and
           -------------------------------
remedies of the Agent or any Lender provided herein or in any Revolving Credit Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the

Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, or remedy preclude any other or further exercise of any other right, power, privilege or remedy. The terms and conditions of Article 8
                                                                     ---------
hereof are inserted for the sole benefit of the Lenders, and the Agent may (with the approval of the Majority Lenders) waive them in whole or in part with or without terms or conditions in respect of any Advance or Letter of Credit Obligation, without prejudicing the Lenders' rights to assert them in whole or in part in respect of any other Advance or Letter of Credit.

     11.2  Amendments; Consents.  No amendment, modification, supplement,
           ---------------------
termination or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure therefrom by Borrower, may in any event be effective unless in writing signed by the Agent with the written approval of the Majority Lenders, and, in the case of an amendment or modification, Borrower, and then only in the specific instance and for the spe-cific purpose given; and without the approval in writing of all the Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

     (a) to amend or modify the principal of, or the rate of interest payable on, any Obligation or decrease the amount of any fee payable to any Lender; or

     (b) without limitation of the preceding clause (a), to amend or modify the provisions of Section 3.1, 3.3, 3.6, 3.7, 3.8, 3.9, 3.10 or 3.15 in any manner
              -----------  ---  ---  ---  ---  ---  ----    ----
which would postpone any date fixed for any payment or prepayment of principal of, or any interest on, any Obligation or any fee; or

     (c)   to extend the Maturity Date; or

     (d) to amend or modify the provisions of the definition of "Majority Lenders," of Section 9.2(a) with respect to the rights of the Majority Lenders
             --------------
or of Section 11.2, 11.11 or 11.12.
      ------------  -----    -----

     (e) to amend or modify any provision of this Agreement or the Loan Documents that expressly requires the consent or approval of all the Lenders; or

     (f) to release all or a material portion of the Collateral, other than as set forth in Section 10.4(f) or as contemplated by the Loan Documents.
             ---------------

Any amendment, modification, supplement, termination, waiver, or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon,
                 ------------
all the Lenders and the Agent.

     11.3  Costs, Expenses and Taxes.  Borrower shall pay on demand
           --------------------------
the reasonable costs and expenses of GE Capital, individually and in its capacity as Agent, and its Affiliates and agents, in connection with (a) the negotiation, preparation, execution and delivery of the Loan Documents; (b) the ongoing administration (including, without limitation, consultation with attorneys in connection therewith and with respect to the Agent's rights and responsibilities under this Agreement and the other Loan Documents and the Agent's periodic audits of Borrower), amendment, waiver, refinancing, restructuring, reorganization (including the Chapter 11 Case or any other bankruptcy reorganization) and enforcement or attempted enforcement of any Loan Documents; (c) any assignment or sale of a participation by GE Capital permitted by Section 11.8 and (d) any matter related to any of the foregoing, including
   ------------
filing fees, recording fees, search fees, reasonable travel expenses, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel and of any other professionals retained by GE Capital in any capacity (including, without limitation, King & Spalding, special counsel to the Agent and GE Capital, any other counsel retained by GE Capital in any capacity, auditors, accountants, appraisers, insurance and environmental advisors, records research firms, management consultants, and other consultants and agents), including any reasonable costs, expenses or fees incurred or suffered by GE Capital in any capacity, in connection with or during the course of the Chapter 11 Case or any other bankruptcy or insolvency proceedings of Borrower. Without limitation of the foregoing, Borrower will pay to the Agent a fee of $500 per day per auditor in connection with the Agent's field examinations of Borrower and will reimburse the Agent's expenses incurred in connection with the matters contemplated by Section 5.13(b). Borrower shall pay on demand the reasonable
                ---------------
costs and expenses of each of the Lenders in connection with the refinancing, restructuring, reorganization (including the Chapter 11 Case or any other bankruptcy reorganization) and enforcement or attempted enforcement of any Loan Documents and any matter related thereto, including reasonable travel expenses and other out-of-pocket expenses and the reasonable fees and other out-of-pocket expenses of any legal counsel retained by any of the Lenders, including any reasonable costs, expenses or fees incurred or suffered by any of the Lenders in connection with or during the course of the Chapter 11 Case or any other bankruptcy or insolvency proceedings of Borrower. Borrower shall pay any and all documentary tax, stamp tax, intangibles tax, intangible recording tax, ad valorem tax, value added tax, excise tax and any other similar taxes or levies and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of any Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Agent and each Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge that any of them may suffer or incur by reason of the failure of Borrower to perform any of its Obligations.

     11.4  Nature of Lender's Obligations.  Each Lender's obligation to make
           -------------------------------
any Advance pursuant hereto is several and not joint or joint and several and is conditioned upon the performance by each other Lender of its obligation to make Advances. A default by any Lender will not increase the Pro Rata Share of the Commitment attributable to any other Lender or create any new obligation or otherwise increase any existing obligation of any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the non-defaulting Lenders agree of the obligations of any Lender in default, but is not obligated to do so.

     11.5  Survival of Representations and Warranties.  All representations and
           -------------------------------------------
warranties contained herein or in any other Loan Document or in any certificate or other writing delivered by or on behalf of Borrower, will survive the making of the Revolving Credit Loan hereunder and the execution and delivery of the Revolving Credit Notes, and have been or will be relied upon by the Agent and each Lender, notwithstanding any investigation made by the Agent or any Lender or on their behalf.

     11.6  Notices.
           --------

     (a) Except as otherwise expressly provided in any Loan Document, all notices, requests, demands, directions, and other communications provided for hereunder and under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, delivered, or sent by telex or cable to the appropriate party at the following address for such party:

            (i)  If to the Agent or GE Capital at

                 General Electric Capital Corporation
                 201 High Ridge Road
                 Stamford, Connecticut  06927-5100
                 Attention:  Rick Luck
                             Vice President, Commercial Finance
                 Telephone Number:   (203) 316-7565
                 Telecopier Number:  (203) 316-7893

                 With copies to

                 General Electric Capital Corporation
                 260 Long Ridge Road
                 Stamford, Connecticut  06927
                 Attention:  Barbara J. Gould, Esq.
                             Department Counsel

                 Telephone Number:   (203) 357-6839
                 Telecopier Number:  (203) 357-3047
                 and

                 King & Spalding
                 191 Peachtree Street
                 Atlanta, Georgia  30303-1763
                 Attention:  John Hays Mershon, Esq.

                 Telephone Number:   (404) 572-4671
                 Telecopier Number:  (404) 572-5100

        (ii)     If to Borrower, at

                 Forstmann & Company, Inc.
                 1155 Avenue of the Americas
                 New York, New York  10036
                 Attention:  Mr. Robert N. Dangremond
                             President and Chief Executive Officer

                 Telephone Number:   (212) 642-6916
                 Telecopier Number:  (212) 642-6992

                 With a copy to

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, New York  10022
                 Attention:  Richard F. Hahn, Esq.

                 Telephone Number:   (212) 909-6235
                 Telecopier Number:  (212) 909-6836

            (iii) If to any Lender at its address indicated on the signature pages hereof or in a Loan Assignment.

or at such other address as may be substituted by notice given as herein provided.

     Any notice, request, demand, direction, or other communication given by telegram, telecopier, telex, or cable must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address.

     (b) Except as otherwise expressly provided in any Loan Document if any notice, request, demand, direction, or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telex or telecopier, when received; or if given by per-sonal delivery, when delivered.

     11.7  Execution in Counterparts.  Unless the Agent otherwise specifies with
           --------------------------
respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, taken together will be deemed to be but one and the same instrument. Neither this Agreement nor any other Loan
Document will be deemed to have been executed and delivered by any party hereto or thereto until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto and delivered to the Agent (which delivery may be made by facsimile transmission of the respective signature pages to this Agreement, followed promptly thereafter by delivery of executed original signature pages).

     11.8  Binding Effect; Assignment.
           ---------------------------

     (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, the Agent, each of the Lenders, and its successors and assigns, except that Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Lenders. Each Lender shall have the right to sell or transfer any participation interest in this Agreement, and the Revolving Credit Notes in accordance with the provisions of this Section 11.8. Each Lender
                                                ------------
represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act (subject to any requirement that disposition of such Note must be within the control of such Lender).

     (b) From time to time each Lender may assign to one or more Lender Assignees all or a portion of its Pro Rata Share of the Commitment; provided
                                                                    --------
that (i) such Eligible Assignee, if not then a Lender or an Affiliate of Lender, shall be reasonably acceptable to the Agent, (ii) such assignment shall be evidenced by a Loan Assignment, a copy of which shall be furnished to the Agent for recordation as hereinbelow provided, and (iii) the effective date of any such assignment shall be as specified in the Loan Assignment, but not earlier than the date which is five Business Days after the date the Agent has recorded the Loan Assignment in the ledger kept for that purpose by the Agent as described below. Upon the effective date of such Loan Assignment, the Lender Assignee named therein shall be a Lender for all purposes of this Agreement, with the Pro Rata Share of the Commitment therein set forth and, to the extent of such Pro Rata Share, the assigning Lender shall be released from its obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Lender to Borrower of its Revolving Credit Note) to such Lender Assignee, a Revolving Credit Note evidencing that Lender

Assignee's Pro Rata Share of the Commitment and to the assigning Lender, a Revolving Credit Note evidencing the Pro Rata Share of the Commitment retained by the assigning Lender. Borrower also agrees that it shall provide any information to any Lender Assignee reasonably deemed necessary by an assigning Lender in order to effect such assignment, including without limitation all information delivered pursuant to Article 7 hereof, and shall cause its Senior
                                  ---------
Officers to participate in meetings with any Lender Assignee when reasonably requested by an assigning Lender.

     (c) By executing and delivering a Loan Assignment, the Lender Assignee thereunder acknowledges and agrees that (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share of the Commitment or portion thereof being assigned thereby free and clear of any adverse claim, the assigning Lender has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document, (ii) the assigning Lender has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Loan Assignment, (iv) it will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) it appoints and authorizes the Agent to take such action and to exercise such powers under this Agreement as are delegated to the Agent by
Article 10, and (vi) it will perform in accordance  with their terms all of the
----------
obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Agent shall maintain at the Agent's office a copy of each Loan Assignment delivered to it and a ledger for recordation, upon payment to the Agent by the assigning Lender of a recording fee of $2,500, of the names and addresses of the Lenders and their respective Pro Rata Shares of the Commitment. The entries in such ledger shall be conclusive, in the absence of manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the ledger as a Lender hereunder for all purposes of this Agreement. Promptly following any entry in the ledger, the Agent shall provide notice thereof to Borrower and the Lenders.

     (e) Notwithstanding any provision of this Section 11.8 to the contrary, (i)
                                               ------------
any Lender that is a member of the Federal Re-serve system may assign, as collateral or otherwise, any of its rights under this Agreement and the other Loan Documents (including, without limitation, rights to payment of principal and/or interest) to any Federal Reserve Bank of the Federal Reserve System without notice to or consent of Borrower and (ii) any Lender (including GE Capital) may assign its entire interest in this Agreement, the Revolving Credit Notes, the other Loan Documents, the Commitment, the Letter of Credit Obligations and all other Obligations as part of the sale or other disposition by such Lender of a portfolio including one or more other transactions.

     (f) From time to time each Lender may, without notice to the Agent or Borrower, sell participations in all or any portion of its Pro Rata Share of the Commitment and Revolving Credit Note to any institutional investor, bank, financial institution or other commercial lender; provided that (i) such
                                                  --------
Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the other parties to this Agreement shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any participant shall not be entitled to require such Lender to take or omit to take any action hereunder except action with respect to (x) a reduction in the rates of interest payable with respect to the Revolving Credit Loan (but not a waiver of a Default or Event of Default that would result in the reduction of the interest rate payable with respect to the Revolving Credit Loan from the Default Rate to the Floating Rate or the Fixed Rate) or any fees payable with respect to the Revolving Credit Loan in which such participant shares, (y) an extension of the Maturity Date or the postponement of any date fixed for the payment of any interest on the Revolving Credit Loan or (z) the release of all or any material portion of the Collateral for the Revolving Credit Loan, other than in connection with dispositions of such Collateral permitted by this Agreement, (v) such Lender shall require such participant to agree that it shall not resell all or any portion of such participation, other than to such Lender, and (vi) the participant shall be entitled to the cost protection provisions contained in Sections 3.10, 3.11, and 3.13, but a participant shall not be entitled to
-------------  ----      ----
receive pursuant to such provisions an amount greater than the amount the Lender granting such participation would have been entitled to receive with respect thereto.

     11.9  Trustees; Bankruptcy Court Proceedings.  This Agreement and the other
           --------------------------------------
Loan Documents shall also be binding upon any trustee or successor in interest of Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code, and shall not be subject to Section 365 of the Bankruptcy Code. The Liens created or referred to in this Agreement and the other Loan Documents, including, without limitation, those granted to the Lenders under the Interim Borrowing Order and the Final Borrowing

Order, shall be and remain valid and perfected in the event of the substantive consolidation or conversion of the Chapter 11 Case or any other bankruptcy case of Borrower to a case under Chapter 7 of the Bankruptcy Code or in the event of dismissal or suspension of the Chapter 11 Case or the release or abandonment of any Collateral from the property of Borrower or jurisdiction of the Bankruptcy Court for any reason, without the necessity that the Lenders file financing statements or otherwise perfect their Liens under applicable law. This Agreement and all Liens created hereby or pursuant hereto or by or pursuant to any other Loan Document, including, without limitation, those granted to the Lenders under the Interim Borrowing Order and the Final Borrowing Order, shall at all times be binding upon Borrower, the estate of Borrower and any trustee appointed in the Chapter 11 Case, or any trustee appointed in the event of a conversion of the Chapter 11 Case, or any other successor in interest to Borrower.

     11.10  Sharing of Setoffs.  Each Lender severally agrees that if it,
            -------------------
through the exercise of the right of setoff, banker's lien, or counterclaim against Borrower or otherwise, receives payment of the Obligations due it hereunder and under the Revolving Credit Notes that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then (a) the Lender exercising the right of setoff, banker's lien, or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien, or coun-terclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien, or counterclaim or receipt of payment, and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or
                                                        --------
any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 11.10 shall from and after the pur-
                                    -------------
chase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

     11.11  Indemnity by Borrower.
            ----------------------

     (a) Borrower agrees to indemnify and hold the Agent and each Lender, its successors and assigns, its Affiliates, its directors, officers, attorneys, employees, and agents and the directors, officers, attorneys, employees and agents of its successors and assigns and Affiliates, and all Persons controlling any of them or their Affiliates within the meaning of the Securities Act or Securities Exchange Act (collectively, "Indemnified Persons") harmless from and
                                        -------------------
against any and all claims, losses, damages, liabilities and expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any Indemnified Person in any and all actions, suits, proceedings (including any investigations or inquiries) or claims with respect to (i) this Agreement, the other Loan Documents, the Senior Subordinated Note Indenture, or the Existing Credit Agreement, (ii) any of the transactions contemplated hereunder or thereunder (whether or not consummated), and (iii) the preparation, execution, delivery, administration and enforcement of the Loan Documents by the Agent or any Lender, and, upon demand by the Agent or any Lender, will pay or reimburse any such Indemnified Person for any reasonable legal or other expenses incurred in connection with investigating, defending or preparing to defend or participate in any such action, suit, proceeding (including any inquiry or investigation) or claim, whether commenced or threatened (including such expenses incurred on any appeal), it being understood that each Indemnified Person shall have the right to select its own counsel in connection with such matters if such Indemnified Person is a party to any such action, suit, proceeding or claim; provided that Borrower shall not be responsible for such
                     --------
indemnification to such Indemnified Persons to the extent that any such claims, losses, damages, liabilities or expenses result from such Indemnified Person's gross negligence or wilful misconduct. The provisions of this Section 11.11
                                                               -------------
shall apply whether or not any such Indemnified Person is a party to any such action, suit, proceeding or claim, and are expressly intended to include, but not be limited to, reimbursement of legal and other expenses, including expenses incurred in depositions or discovery proceedings. The indemnity obligations of Borrower hereunder shall be in addition to, and not in limitation of, any other liability or obligation that Borrower may have to any Indemnified Person, at common law or otherwise, including, but not limited to, any obligation of contribution.

     (b) The Agent and each Lender agree that in the event that it becomes aware of any claim for indemnification under this Section 11.11, the Agent or such
                                            -------------
Lender shall promptly notify Borrower
in writing, but any failure to so notify Borrower shall not relieve Borrower of any of its obligations hereunder.

     (c) Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 11.11 shall survive the termination of this Agreement
                   -------------
and the repayment of the Revolving Credit Loan and the payment and performance of all other Obligations owed to the Agent and the Lenders for the applicable statute of limitations period.

     11.12  Nonliability of Lenders.  Borrower acknowledges and agrees that:
            ------------------------

     (a) Any inspections of any Property of Borrower made by or through the Agent or the Lenders are for purposes of administration of the Loan Documents only, and Borrower is not entitled to rely upon the same;

     (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Lenders or the Agent pursuant to the Loan Documents, neither the Lenders nor the Agent shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Lenders or the Agent; and

     (c) The relationship between Borrower and the Lenders arising out of or related to this Agreement is, and shall at all times remain, solely that of a borrower and lender; neither the Agent nor any of the Lenders shall under any circumstance be construed to be a partner or a joint venturer of Borrower or any of its Affiliates; neither the Agent nor any of the Lenders shall under any circumstance be deemed to be in a fiduciary relationship with Borrower or its Affiliates in connection with this Agreement, or to owe any fiduciary duty to Borrower or its Affiliates in connection with this Agreement; neither the Agent nor any of the Lenders undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Lenders or the Agent in connection with such matters is solely for the protection of the Agent and the Lenders and neither Borrower, nor any other Person is entitled to rely thereon.

     11.13  Press Releases; Confidential Information.
            -----------------------------------------

     (a) Borrower shall not use the name of or otherwise identify

GE Capital, or any of its Affiliates, in any press release or other public disclosure made in connection with the transactions contemplated by this Agreement without the prior written consent of GE Capital, and shall provide to GE Capital the proposed text of any such press release or other public disclosure using the name of or otherwise identifying GE Capital for review not later than one Business Day prior to the proposed date of release or disclosure thereof.

     (b) The Agent and each Lender acknowledge that certain information concerning Borrower which is obtained by or furnished to the Agent and such Lenders pursuant to this Agreement, including, without limitation, pursuant to
Section 5.11, may be non-public, proprietary or confidential in nature
------------
("Confidential Information"). The Agent and each Lender confirm to Borrower, for
  ------------------------
itself, that it is the policy and practice of the Agent and each such Lender to maintain in confidence all Confidential Information which is received by it in connection with the closing and administration of transactions of the kind contemplated by this Agreement and which is identified to the Agent or such Lender as such, and that the Agent and each Lender will protect the confidentiality of all Confidential Information submitted to it by or with respect to Borrower, commensurate with its efforts to maintain the confidentiality of its own Confidential Information, subject to (a) its need in connection with the closing and administration of the transactions contemplated by this Agreement to disclose any Confidential Information on a confidential basis to any legal counsel, auditors, appraisers, consultants or other Persons retained by it for the purpose of advising the Agent or such Lender in connection therewith, (b) its need to disclose any Confidential Information under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over its or its operations or to or under the authority of any court deemed by it to be of competent jurisdiction, (c) its right to disclose the Confidential Information to any prospective Lender, assignee or participant which has agreed to maintain the confidentiality thereof on a basis substantially similar to that set forth herein, and (d) the inapplicability of the terms of this Section 11.13 to any information furnished
                                     -------------
to the Agent or any Lender which was (i) in the Agent's or such Lender's possession prior to its delivery to the Agent or such Lender by Borrower, or otherwise has been obtained by the Agent or such Lender on a non-confidential basis, or (ii) was or becomes available to the public or otherwise part of the public domain (other than as a result of the Agent's or such Lender's failure to abide hereby), or (iii) was not non-public, proprietary or confidential when Borrower delivered it to the Agent or such Lender.

     11.14  No Third Parties Benefited.  This Agreement is made for the purpose
            ---------------------------
of defining and setting forth certain obligations, rights and duties of Borrower, the Agent and the Lenders with respect to the Revolving Credit Loan, Letter of Credit Obligations
and the other Obligations and is made for the sole benefit of Borrower, the Agent and the Lenders, and the Agent's and the Lenders' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person shall have any
                      -------------     -----
rights of any nature hereunder or by reason hereof, including, without limitation, any right to rely on any representation made by Borrower herein (except that counsel to the parties hereto may rely on such representations in connection with the issuance of opinions with respect to the Loan Documents).

     11.15  Right of Setoff - Deposit Accounts.  Upon the occurrence of an
            -----------------------------------
Event of Default, Borrower hereby specifically authorizes each Lender, if any, which is a bank in which Borrower maintains deposit accounts (whether a general or special deposit account, other than trust accounts) or a certificate of deposit, without application or motion to, or any order from the Bankruptcy Court under Bankruptcy Code Section 362 or any other Section of the Bankruptcy Code, upon not less than five Business Days' notice to Borrower, the Office of the United States Trustee and counsel for the Official Committee (or, in the absence of any such Official Committee, to Borrower's 20 largest unsecured creditors as set forth in the list filed pursuant to Bankruptcy Rule 1007(d)), to set off any Obligations owed to the Lenders against such deposit account or certificate of deposit whether or not such deposit account or certificate of deposit has then matured. Nothing in this Section 11.15 shall limit or restrict
                                          -------------
the exercise by a Lender of any right to setoff or banker's lien under applicable Law. Borrower waives its right to seek relief under Bankruptcy Code
Section 105 or any other Section of the Bankruptcy Code or the Bankruptcy Rules to the extent that such relief would in any way restrict or impair the foregoing rights and remedies of the Lenders.

     11.16  Further Assurances.  Borrower shall, at its expense and without
            -------------------
expense to the Lenders or the Agent, do, execute and deliver such further acts and documents as any Lender or the Agent from time to time reasonably requires for the assuring and confirming unto the Lenders or the Agent the rights hereby created or intended now or hereafter so to be, or for carrying out the inten-tion or facilitating the performance of the terms of any Loan Document.

     11.17  Integration.  This Agreement, together with the other Loan
            ------------
Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and, upon becoming effective pursuant to Section 8.1,
                                                               -----------
shall supersede all prior agreements, written or oral, on the subject matter hereof including, without limitation, the Commitment Letter. Until this Agreement becomes effective pursuant to Section 8.1, the Original Loan Agreement
                                        -----------
and the Commitment Letter shall continue in full force and effect in accordance with their respective terms, and the parties thereto shall continue to be bound thereby. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

     11.18  GOVERNING LAW.  THE PRINCIPAL PLACE OF BUSINESS OF BORROWER IS IN
            --------------
NEW YORK, NEW YORK, AND ALL ADVANCES MADE HEREUNDER SHALL BE FUNDED FROM AND WILL BE REPAID IN NEW YORK, NEW YORK, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OTHERWISE BEAR A SUBSTANTIAL RELATIONSHIP TO THE STATE OF NEW YORK. ACCORDINGLY, THE PARTIES TO THIS AGREEMENT HAVE CHOSEN THAT, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, THE BANKRUPTCY CODE AND THE BANKRUPTCY RULES.

     11.19  Severability of Provisions.  Any provision in any Loan Document that
            ---------------------------
is held to be inoperative, unenforceable, or invalid as to any party or in any jurisdiction shall, as to that party or that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions or the operation, enforceability, or validity of that provision as to any party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     11.20  Headings.  Article and Section headings in this Agreement and the
            --------
other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

     11.21  Conflict in Loan Documents.  To the extent there is any actual
            ---------------------------
irreconcilable conflict between the provisions of this Agreement and any other Loan Document, the provisions of this Agreement shall prevail.

     11.22  CHOICE OF FORUM.
            ----------------

     (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE BANKRUPTCY COURT OR OF ANY OTHER NEW YORK STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN THE BANKRUPTCY COURT OR IN SUCH OTHER NEW YORK STATE OR FEDERAL COURT. BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT, WITH
RESPECT TO ANY COLLATERAL IN WHICH A SECURITY INTEREST IS GRANTED BY BORROWER TO THE LENDERS AND THE AGENT LOCATED IN OTHER JURISDICTIONS, AND SUBJECT TO THE AUTOMATIC STAY IN THE CHAPTER 11 CASE, THE AGENT

SHALL BE ENTITLED TO COMMENCE ACTIONS IN SUCH JURISDICTIONS AGAINST BORROWER OR OTHER PERSONS FOR THE PURPOSE OF SEEKING PROVISIONAL REMEDIES, INCLUDING ACTIONS FOR CLAIM AND DELIVERY OF PROPERTY, OR FOR INJUNCTIVE RELIEF OR APPOINTMENT OF A RECEIVER, OR ACTIONS TO FORECLOSE UPON LIENS GRANTED TO THE LENDERS AND THE AGENT. EACH PARTY TO ANY LOAN DOCUMENT, TO THE EXTENT PERMITTED BY APPLICABLE LAWS, HEREBY EXPRESSLY WAIVES ANY DEFENSE OR OBJECTION TO JURISDICTION OR VENUE BASED ON THE DOCTRINE OF FORUM NON CONVENIENS, AND STIPULATES THAT ANY NEW YORK
                         --------------------
STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK SHALL HAVE IN PERSONAM
                                                                    -----------
JURISDICTION AND VENUE OVER SUCH PARTY FOR THE PURPOSE OF LITIGATING ANY
DISPUTE OR CONTROVERSY ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS. IN THE EVENT BORROWER SHOULD COMMENCE OR MAINTAIN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS IN A FORUM OTHER THAN ONE OF THE FOREGOING COURTS, THE LENDERS AND THE AGENT SHALL BE ENTITLED TO REQUEST THE DISMISSAL OR STAY OF SUCH ACTION OR PROCEEDING, AND BORROWER STIPULATES FOR ITSELF THAT SUCH ACTION OR PROCEEDING SHALL BE DISMISSED OR STAYED.

     (b) Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and on behalf of its Property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the New York Courts, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to Borrower, or upon the earliest of any other date permitted by applicable Law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to Borrower at such address specified in accordance with Section 11.6,
                                                                   ------------
at such address, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of Borrower. Borrower irrevocably consents to the service of process of any of the New York Courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address specified in accordance with Section 11.6, such service to become effective upon the
                   ------------
earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable Law. Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its Property and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act).

     (c) Nothing in this Section 11.22 shall affect the right of the Agent or
                         -------------
any Lender to bring proceedings against Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable Law.

     11.23  CONSEQUENTIAL DAMAGES; WAIVER OF TRIAL BY JURY.  NEITHER THE AGENT
            ----------------------------------------------
NOR ANY LENDER SHALL BE RESPONSIBLE OR LIABLE TO BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

     BORROWER AND THE AGENT AND EACH OF THE LENDERS HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF SUCH PERSONS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PERSON HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT ANY OTHER PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11.24  PURPORTED ORAL AMENDMENTS.  BORROWER EXPRESSLY ACKNOWLEDGES THAT
            -------------------------
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY
                           ------------
ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF AGENT OR ANY LENDER THAT DOES NOT COMPLY WITH SECTION
                                                                       -------
11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS OR THE
----
OTHER LOAN DOCUMENTS.

     11.25  Intercreditor Agreement.
            -----------------------

     (a) As between the Agent and the Trustee, each of this Agreement and the other Loan Documents is expressly made subject to the terms of the Intercreditor Agreement. Additionally, as between themselves and Borrower, the Agent and Lenders hereby agree that notwithstanding anything contained herein or in any of the other Loan Documents to the contrary (a) to the extent that pursuant to the terms of this Agreement or any of the other Loan Documents and the Indenture or any of the Notes Security Documents, Borrower is required to deliver over the same property to the Agent or Lenders and to the Trustee or the "Noteholders" (as that term is defined in the Restated Indenture), to make a payment of the same funds to the Agent or Lenders and to the Trustee or the Noteholders, to give any direction or authorization for the benefit of the Agent or Lenders and the Trustee or Noteholders which cannot be complied with in favor of both the Agent or Lenders and the Trustee or Noteholders or to take any other action in favor of both the Agent or Lenders and the Trustee or the Noteholders which cannot be taken in favor of both the Agent or Lenders and the Trustee or Noteholders, then Borrower shall make such delivery or payment, give such direction or authorization or take such action in favor of the Agent or Lenders if such payment, delivery, direction, authorization or action relates to the Lenders' Primary Collateral and in favor of the Trustee or Noteholders if such payment, delivery, direction, authorization or action relates to the Noteholders' Primary Collateral. In addition, Borrower, the Agent and Lenders hereby agree that any representation in any of the Loan Documents that cannot be true as to both the Trustee and/or the Noteholders and the Agent and/or the Lenders in connection with the Noteholders' Primary Collateral and the Lenders' Primary Collateral, respectively, or their respective interests therein, shall be deemed to be true if it is true with respect to (i) in the case of representations to the Agent and/or Lenders, the Lenders' Primary Collateral, and (ii) in the case of representations to the Trustee and/or the Noteholders, the Noteholders' Primary Collateral. The provisions of this Section 11.25(a) shall terminate on such date
                                   ----------------
as the Intercreditor Agreement terminates.

     (b) Each of the Lenders hereby acknowledges that it has received an executed copy of the Intercreditor Agreement, has reviewed the Intercreditor Agreement with counsel of its choice and understands fully all terms and conditions of the Intercreditor Agreement. Each of the Lenders hereby ratifies the execution and delivery by the Agent of the Intercreditor Agreement on behalf of Lenders and agrees to be bound thereby as to each and every provision thereof applicable to such Lender, as fully as if such Lender were a party to the Intercreditor Agreement. Without limiting the generality of the foregoing, each Lender specifically agrees to be bound by Sections 3.5, 3.11(b) and 4.1(b) of the Intercreditor Agreement. Each Lender further represents and warrants to the Agent that the Agent has all requisite authority to bind such Lender by the Agent's execution and delivery of the Intercreditor Agreement, and that no further consent or approval on the part of such Lender is or will be required in connection with the execution, delivery and performance of the Intercreditor Agreement by the Agent.

     11.26  Estoppel.  Borrower hereby represents and warrants that there are no
            --------
claims, causes of action, defenses, rights of offset, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys' fees) of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have against GE Capital, individually or as Agent, which might arise out of or be connected with any act of commission or omission of GE Capital existing or occurring on or prior to each of the date of this Agreement and the Effective Date, including, without limitation, any claims, liabilities or obligations arising with respect to the Original Loan Agreement or any Loan Documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written, but effective only as of the Effective Date.


                                              FORSTMANN & COMPANY, INC., as
                                              Debtor and Debtor-in-Possession



                                              By: /s/Robert N. Dangremond
                                                 ---------------------------
                                                 Robert N. Dangremond
                                                 President and Chief
                                                 Executive Officer


                                              GENERAL ELECTRIC CAPITAL
                                                CORPORATION,
                                                as a Lender and as Agent



                                              By: /s/ Rick Luck
                                                 ---------------------------
                                                 Rick Luck
                                                 Vice President,
                                                 GE Capital Commercial
                                                 Finance, Inc., being duly
                                                 authorized


                                              Pro Rata Share of Commitment:
                                                100%